As filed with the Securities and Exchange Commission on August    , 2006.

An Exhibit List may be found on page II-4.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WENTWORTH ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-199600
(State of Incorporation)	(Primary standard Industrial Code No.)	(IRS Employer Identification No.)

	115 West 7th Street, Suite 1415 Fort Worth, Texas 76102 (877) 329-8388
(Address and telephone number of principal executive offices)

	John Punzo Wentworth Energy, Inc. 115 West 7th Street, Suite 1415 Fort Worth, Texas 76102 (877) 329-8388
(Name, address and telephone number of agent for service)

	Copies to:
John W. Stephenson, Jr., Esq. Troutman Sanders LLP 600 Peachtree St. Suite 5200 Atlanta, GA 30308 (404)-885-3000	James J. Wheaton, Esq. Troutman Sanders LLP 222 Central Park Ave. Suite 2000 Virginia Beach, VA 23462 (757)-687-7500	Christopher H. Dieterich, Esq. Dieterich & Associates 11300 West Olympic Blvd., Suite 800 Los Angeles, California 90064 (310)-312-6888

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value (2)	119,198,361		$1.48	(1)	$176,413,575	$18,877

Common stock, $.001 par value (3)	2,771,429		2.40	(5)	3,880,000	415

Common stock, $.001 par value (3)	400,000	(4)	5.00	(5)	2,000,000	214

Common stock, $.001 par value (3)	350,000	(4)	8.00	(5)	2,800,000	300

Total	122,719,790				$185,093,575	$19,806

(1)                                  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on August 21, 2006, which was $1.48 per share.

(2)                                  Represents shares (a) that are 130% of the total number of shares of our common stock issuable upon conversion of $32,350,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, if converted at $1.40 per share; (b) that are 130% of the total number of shares of our common stock issuable upon exercise of Series A and Series B warrants issued to holders of our senior secured convertible notes in a private placement on July 25, 2006, if exercised at $1.40 per share; (c) underlying our convertible debentures issued to Cornell Capital Partners, LP on January 17, 2006, 1,623,077 to be issued upon conversion of outstanding convertible debentures and 684,615 previously converted into shares; (d) issuable upon exercise of warrants issued to Cornell Capital Partners, LP in connection with the purchase of the convertible debentures on January 17, 2006; (e) issued to Cornell Capital Partners, LP upon entry into the convertible debentures as a commitment fee; (f) totaling 2,717,508 shares and shares underlying warrants to purchase common stock issued to investors in a private placement in December 2005; (g) including 49,231 shares issued, as well 25,000 shares underlying warrants issued, to Paul Bornstein as a finder’s fee in connection with the issuance of our convertible debentures to Cornell Capital Partners LP on January 17, 2006; (h) including 125,000 shares issued in a private placement to Prophetic Limited on June 20, 2006, plus 125,000 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith.  Also includes 357,143 shares issued to Prophetic Ltd. pursuant to a commitment to issue $500,000 in value of shares of the Company’s common stock at a price based on the issuance of the senior secured convertible notes, plus 746,429 shares underlying warrants issued in connection therewith.

(3)                                  Represents shares underlying warrants issued to brokerage firms and consultants associated with the July 25, 2006 placement of senior secured convertible notes.

(4)                                  Represents shares underlying warrants issued to a consultant associated with the acquisition of certain assets of the P.D.C. Ball Limited Partnership from Roboco Energy, Inc.

(5)                                  Calculated in accordance with Rule 437(g) at the price at which the warrants may be exercised.

The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 24, 2006

PROSPECTUS

WENTWORTH ENERGY, INC.

Up to 122,719,790 Shares of Common Stock

We are registering up to 122,719,790 shares of common stock for sale on behalf of the existing holders of our senior secured convertible notes; convertible debentures; warrants to purchase our common stock; and certain other holders of our common stock more particularly described under the heading “Selling Stockholders.”  We will not receive any proceeds from this offering; however, we may receive proceeds from the exercise of warrants.  We will bear all costs associated with this registration other than certain of the selling stockholders’ legal or accounting costs or commissions.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol WNWG. The last reported sales price for our common stock on August     , 2006, was $             per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.  RISK FACTORS ASSOCIATED WITH THESE SECURITIES CAN BE FOUND BEGINNING ON PAGE 4 IN THE SECTION TITLED “RISK FACTORS.”  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AND EXCHANGE COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Wentworth Energy, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective or an exemption to registration becomes available. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is                        , 2006.

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. AS USED THROUGHOUT THIS PROSPECTUS, THE TERMS “WENTWORTH,” “WE,” “US,” AND “OUR” REFER TO WENTWORTH ENERGY, INC.

The Company

The Company was incorporated as a blank check company under the laws of Oklahoma on October 31, 2000. Effective on September 16, 2002, we acquired all of the shares of stock of FHW, Inc. an Oklahoma corporation (“FHW”), which provided consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance. We discontinued these operations during the fourth fiscal quarter of 2003 and we remained inactive until February 23, 2005, when a new board of directors was appointed and we commenced operations as an oil and gas exploration and development company. On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

On March 22, 2005, we agreed to purchase Wentworth Oil & Gas, Inc., a Nevada corporation, and during the second and third quarters of 2005, we issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by the issuance of an additional 36,000 of our shares.

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Oil Sands, Inc., “Redrock”) with Petromax Technologies LLC to develop technology to extract oil from the tar sands.  We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock for common stock of Redrock and now own 45.4% of the issued and outstanding common stock of Redrock.

We are an exploration-stage company engaged in oil and gas exploration, development and production.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County, Leon County, Polk County, Archer County, Wichita County, Pecos County and McMullen County, Texas.  Our strategy is to develop our current projects and to expand our operations by acquiring additional exploration and development opportunities.

Recent Developments

At a special meeting of the shareholders to be held on September 22, 2006, we expect our shareholders to approve a proposal set forth by our board of directors to increase the number of shares of our authorized capital stock.  If this proposal is approved by the shareholders at the special meeting, upon filing of the amendment with the Secretary of State of the State of Oklahoma, the Company will have 302,000,000 authorized shares of stock, of which 300,000,000 authorized shares will be common stock and 2,000,000 authorized shares will be preferred stock.

Effective on July 25, 2006, we secured financing which resulted in net proceeds to us of $29,680,000 through the issuance of $32,350,000 in principal amount of senior secured convertible notes and accompanying warrants.  Many of the shares of common stock offered in this Prospectus are shares underlying those notes and warrants.  This financing allowed us to complete the two acquisitions discussed below.

•                                          On July 26, 2006, we acquired 100% of the issued and outstanding shares of Barnico Drilling, Inc. (“Barnico”), a Texas corporation, in exchange for 2,500,000 shares of our common stock and $5,000,000 in cash.  Barnico is now our wholly-owned subsidiary.

•                                          The Barnico acquisition was conditioned upon the acquisition of certain assets of The P.D.C. Ball Limited Partnership, a Texas Limited Partnership (“P.D.C. Ball”), from Roboco Energy, Inc., (“Roboco”) a Texas corporation.  On July 26, 2006, we purchased 90% of the P.D.C. Ball partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons owned by the partnership. As consideration for the purchase, we paid a total of $17,660,000 in cash to Roboco. In addition, we issued 1,500,000 shares of our common stock to Roboco.

The Offering

Common stock outstanding before offering	22,572,757 shares

Common stock offered by selling stockholders	Up to 122,719,790 shares.(1)

Common stock to be outstanding after the offering	Up to 142,604,328 shares.

Use of proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised. In that case, we could receive a maximum of $98,954,483, which would be used for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a high degree of risk and our common stock should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under “Risk Factors” beginning on page 4 as well as other information in this document, before purchasing any of the common stock.

OTC Bulletin Board Trading Symbol

WNWG
There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our common stock. The number of shares being registered on this registration statement greatly exceeds the historic trading volume and, as such, may depress the trading price of, or limit the market liquidity for, our securities. See “The influx of shares of our common stock onto the market may create downward pressure on the trading price of our common stock and affect the liquidity of our stock” under the heading “Risk Factors”.

(1)           See “Selling Stockholders” for detail.

Summary Financial Information

The following tables present certain summary financial information for the Company and Barnico. The data should be read in conjunction with the historical financial statements, including the notes thereto, and other financial information concerning the Company and Barnico included in this Prospectus.

Wentworth Energy, Inc.

As of:	December 31, 2005	June 30, 2006
	(1)	(unaudited)

Total Assets	$295,175	$3,427,842
Liabilities	$460,653	$7,133,331
Stockholders’ Deficit	$(165,478)	$(3,705,489)
Net Book Deficit	$(165,478)	$(3,705,489)

For the period ended:	December 31, 2005	December 31, 2004	Six months ended June 30, 2006
	(1)	(1)	(unaudited)

Revenue	$29,673	$—	$41,889
Gross profit (loss)	$(24,905)	$—	$(26,869)
Income (loss) for the period	$(1,895,579)	$(146,306)	$(12,740,210)
Income (loss) per share	$(0.17)	$(0.05)	$(0.80)

Barnico Drilling, Inc.

As of:	December 31, 2005	June 30, 2006
	(1)	(unaudited)

Total Assets	$1,223,746	$971,538
Liabilities	$1,160,417	$679,031
Stockholders’ Equity	$63,329	$292,507
Net Book Equity	$63,329	$292,507

For the period ended:	December 31, 2005	December 31, 2004	Six Months Ended June 30, 2006
	(1)	(1)	(unaudited)

Revenue	$7,543,471	$4,852,037	$3,134,753
Operating profit (loss)	$(126,514)	$76,091	$362,887
Income (loss) for the period	$(120,705)	$690,200	$229,178

(1) Amounts are derived from audited financial statements.

Plan of Distribution

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus.  The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares.  Sales of our common stock may be made by the selling stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.  We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised.  In that case, we could receive a maximum of $98,954,483, which would be used for working capital and general corporate purposes.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company, and are cautionary statements identifying important factors, risks and uncertainties that could cause results of our business to vary materially from our expectations. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

WE HAVE REPORTED LOSSES FROM OPERATIONS EVERY YEAR OF OUR OPERATING HISTORY, AND WE MAY NOT BE ABLE TO OPERATE AS A GOING CONCERN.

We have never generated profits from operations in any year. At December 31, 2005, our last full fiscal year, we had an accumulated deficit of $2,041,885.  This deficit had increased to $14,782,095 at the end of June 30, 2006, our second quarter.  We will need to significantly increase our annual revenues to achieve profitability. We may not be able to do so. Even if we achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

As discussed in the accompanying financial statements, these factors raise doubt about our ability to continue as a going concern.  There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future performance depends on our ability to find, acquire and develop oil and gas properties.

Our future performance depends upon our ability to find, acquire, and develop oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves or generate revenues. No assurance can be given that we will be able to find, acquire or develop reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of a lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation and development may materially exceed initial estimates.

We can provide no assurance that oil and gas will be discovered in commercial quantities in any of our present properties or in properties we may acquire the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which gas and oil reserves are ultimately discovered in commercial quantities.

Our business plan is subject to risks inherent in the oil and gas industry.

Our oil and gas interests are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment in a particular property. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

WE WILL NOT BE ABLE TO DEVELOP OUR RESERVES OR MAKE ACQUISITIONS IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW OR RAISE CAPITAL.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. At June 30, 2006, the date of our most recent balance sheet, we had $9,274 in cash on hand.  As of July 31, 2006, our cash on hand had increased to $7,469,688.  This is believed to be sufficient to meet our obligations in connection with the oil and gas exploration and development interests that we have purchased for the next 12 months. In order to acquire any additional business interests, we may have to raise additional funds. We may also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

We have obtained significant financing but we can provide no assurance that we will be able to obtain additional required financing when needed.  Obtaining additional financing will be subject to the following factors:

—                                         market conditions;

—                                         investor assessment of the potential of our existing assets and assets we propose to acquire; and

—                                         investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

WE DO NOT CONTROL ALL OF OUR OPERATIONS.

We do not operate all of our properties we rely upon the owners and operators of some oil and gas drilling equipment to drill and develop our prospects to production. Although we have developed relationships with a number of these operators, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.   We also have limited influence over the testing, drilling and production operations on those properties. Our lack of control could result in the following:

—                                         the operator might initiate exploration or development on a faster or slower pace than we prefer;

—                                         the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and

—                                         if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of those properties.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLORATION AND DEVELOPMENT PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploration and development plans are described in this prospectus. Whether we ultimately undertake an exploration or development project will depend on the following factors:

—                                         availability and cost of capital;

—                                         receipt of additional seismic data or the reprocessing of existing data;

—                                         current and projected oil or natural gas prices;

—                                         the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations on some of our properties;

—                                         success or failure of activities in similar areas;

—                                         changes in the estimates of the costs to complete the projects;

—                                         our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

—                                         decisions of our joint working interest owners and partners.

We will continue to gather data about our projects, and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. Our plans regarding our projects are subject to change.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE INSTRUMENTS GOVERNING OUR DEBT.

Our agreements with the selling stockholders who purchased our senior secured convertible notes contain various covenants that limit our ability to:

—                                         pay dividends on our common stock, redeem or repurchase our common stock or other equity security;

•                                          issue our common stock or other equity securities;

•                                          sell assets; and

•                                          issue any securities that rank equivalent or senior to the senior secured convertible notes that we issued to the selling stockholders.

Additionally, our agreements with the selling stockholders contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Additional debt we incur in the future may subject us to future covenants.

IF WE DEFAULT UNDER OUR DEBT INSTRUMENTS, OUR LENDERS WILL BE ENTITLED TO CONTROL THE COMPANY AND THE VALUE OF OUR COMMON STOCK MAY BE ADVERSELY OFFERED.

Our failure to comply with covenants contained in our debt instruments, if any such default is not cured or waived, could result in an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under the senior secured convertible notes, the selling stockholders could cause all of the outstanding debt obligations under the senior secured convertible notes to become due and payable. Upon a default or cross-default, the selling stockholders could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

WE WILL INCUR EXPENSES IN CONNECTION WITH THIS REGISTRATION AND WE HAVE CERTAIN INDEMNIFICATION OBLIGATIONS REGARDING MISSTATEMENTS OR OMISSIONS IN THIS REGISTRATION STATEMENT.

We are required to pay the fees and expenses incurred by us incident to the registration of the shares under the registration statement including the legal and accounting costs of certain of our selling stockholders.  We have also agreed to indemnify certain of the selling stockholders against losses, claims, damages and liabilities arising out of or relating to any misstatements or omissions in our registration statement and related prospectuses, including liabilities under the Securities Act.  In the event such a claim is made in the future, such losses, claims, damages and liabilities arising therefrom could be significant in relation to our revenues.

IF WE FAIL TO COMPLY WITH OUR OBLIGATIONS UNDER TWO REGISTRATION RIGHTS AGREEMENTS AMONG US AND THE PURCHASERS OF OUR SENIOR SECURED CONVERTIBLE NOTES AND HOLDERS OF OUR CONVERTIBLE DEBENTURES, WE MAY BE REQUIRED TO PAY LIQUIDATED DAMAGES TO THE SECURITYHOLDERS.

In connection with the private placement of our senior secured convertible notes and warrants, we are required to file a registration statement for the resale of a number of shares of common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the accompanying warrants.  Our convertible debentures issued to Cornell Capital Partners, LP require that the registration statement also provide for the resale of at least 2,307,692 shares of common stock remaining to be issued upon conversion of the convertible debentures, 1,500,000 warrant shares and 100,000 commitment fee shares.  The registration statement must be declared effective by the Commission within 105 days of the issuance (or 60 days if there is no review of the registration statement by the Commission) of the senior secured convertible notes, and remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) or the date all of such securities have been sold pursuant to the registration statement. If we fail to meet the deadlines for the effectiveness of the registration statement or, subject to certain “grace periods” of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the senior secured convertible notes and warrants on the date of such failure and on every 30th day thereafter until such failure is cured.

With respect to the convertible debentures, if we fail to meet the deadlines for filing or the effectiveness of the registration statement (which is now the same deadline that applies to the holders of the senior secured convertible notes) or if the registration is unavailable after it becomes effective, we are required to pay, either in cash or common stock, liquidated damages of two percent of the liquidated value of the convertible debentures within three business days of such failure and every 30-day period thereafter until such failure is cured.

OUR MANAGEMENT’S LACK OF TECHNICAL TRAINING AND EXPERIENCE IN THE OIL AND GAS INDUSTRY COULD IMPAIR OUR ABILITY TO ACHIEVE FAVORABLE OPERATING RESULTS.

Some members of our management team have little formal technical training in, and have limited experience in, the oil and gas industry, and, as such, there can be no assurance that our management will be able to effectively operate the business.  Failure to achieve our operations objectives will hinder our annual revenues.  Failure to significantly increase our annual revenues to achieve profitability would have an adverse impact on us.

RISKS RELATED TO OUR INDUSTRY

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

OIL AND NATURAL GAS PRICES ARE VOLATILE, AND LOW PRICES COULD REDUCE OUR REVENUE AND THE VALUE OF OUR COMMON STOCK.

Fluctuations in the prices of oil and natural gas will affect the following aspects of our business:

—                                         revenues, cash flow and earnings;

—                                         ability to attract capital to finance our operations;

—                                         cost of capital; and

—                                         the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

OUR RESERVE INFORMATION REPRESENTS ESTIMATES THAT MAY TURN OUT TO BE INCORRECT IF THE ASSUMPTIONS UPON WHICH THESE ESTIMATES ARE BASED ARE INACCURATE.

Any material inaccuracies in our reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.  Estimates of oil and natural gas reserves involve a great deal of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding:

—                                         geological characteristics of the reservoir structure;

—                                         reservoir fluid properties;

—                                         the size and boundaries of the drainage area; and

—                                         reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves often differ from estimates.

Estimates of oil and natural gas reserves also require the following assumptions relating to operating conditions and economic factors:

—                                         the price at which recovered oil and natural gas can be sold;

—                                         the costs associated with recovering oil and natural gas;

—                                         the prevailing environmental conditions associated with drilling and production sites;

—                                         the availability of enhanced recovery techniques;

—                                         the ability to transport oil and natural gas to markets; and

—                                         taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times may vary substantially.

DRILLING AND OTHER CAPITAL ACTIVITIES ARE SUBJECT TO MANY RISKS AND ANY INTERRUPTION OR LACK OF SUCCESS IN OUR DRILLING ACTIVITIES WILL DIMINISH OIL AND GAS PRODUCTION.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive and we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well work over and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of the following factors, some of which are beyond our control:

—                                         adverse weather conditions;

—                                         compliance with governmental regulations; and

—                                         mechanical difficulties or shortages or delays in the delivery of equipment and services.

OPERATING HAZARDS AND UNINSURED RISKS MAY RESULT IN A SHUTDOWN OR SLOWDOWN OF OUR OPERATIONS.

The following are operating hazards in drilling for and producing oil and natural gas:

—                                         encountering unexpected formations or pressures that could cause damage to equipment or personal injury;

—                                         blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;

—                                         equipment failures that curtail or stop production; and

—                                         bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL AND OTHER GOVERNMENT LAWS AND REGULATIONS IN ALL JURISDICTIONS IN WHICH WE OPERATE, AND COMPLIANCE WITH SUCH REGULATIONS COULD CAUSE US TO INCUR SIGNIFICANT COSTS.

Our operations are governed by numerous U.S. laws and regulations at the state and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may:

—                                         require that we obtain permits before commencing drilling;

—                                         restrict the substances that can be released into the environment in connection with drilling and production activities;

—                                         limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

—                                         require that reclamation measures be taken to prevent pollution from former operations;

—                                         require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

—                                         require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

The costs of complying with environmental laws and regulations in the future may have that kind of effect. Furthermore, changes could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

ESSENTIAL EQUIPMENT MIGHT NOT BE AVAILABLE

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Through the Barnico acquisition, we have acquired access to drilling equipment for use in our oil and natural gas exploitation and development activities.  However, we may need additional drilling equipment for increased activities in the future.  Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

RISKS RELATED TO OUR CAPITAL STRUCTURE

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of July 31, 2006, in the aggregate, approximately 47.9% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

THE INFLUX OF ADDITIONAL SHARES OF OUR COMMON STOCK ONTO THE MARKET MAY CREATE DOWNWARD PRESSURE ON THE TRADING PRICE OF OUR COMMON STOCK AND AFFECT THE LIQUIDITY OF OUR STOCK.

The initial sale or secondary resale of substantial amounts of our common stock in the public markets could have an adverse effect on the market price of our common stock and make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or for holders of our common stock to have liquidity in their investment. This prospectus covers the resale of approximately 122.7 million shares of our common stock, including approximately 113.5 million shares that may be issued in the future upon the conversion or redemption of, or the payment of the principal of, or interest on, our recently issued senior secured convertible notes, upon the exercise of outstanding common stock purchase warrants granted in conjunction with the senior secured convertible notes, and upon the conversion of our convertible debentures issued earlier this year. Due to the significance of the number of shares being registered, as compared to our current 22,572,757 outstanding shares, the entry of those shares into the public market, or the mere expectation of the entry of those shares into the market, could adversely affect the market price and liquidity of our common stock and could impair our ability to obtain capital through securities offerings or the ability of investors to sell shares at a favorable price or at all.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The number of shares of common stock issuable upon conversion of our senior secured convertible notes and convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our senior secured convertible notes and convertible debentures is essentially limitless if the trading price per common share declines towards zero as the notes and debentures are convertible into common stock is based on the trading price per common share of our company.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE

SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK

The senior secured convertible notes are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $1.40 or 80% of the lowest volume weighted average price of the Company’s common stock for the five (5) trading days immediately preceding the conversion date as quoted by Bloomberg, LP, limited to 25% of the 20-day trading volume of the previous month. The interest on the senior secured convertible notes accrues on the outstanding principal balance at a rate of 9.15% per year. The convertible debentures are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $0.65 or 85% of the lowest volume weighted average price of the Company’s common stock for the fifteen (15) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The interest on the convertible debentures accrues on the outstanding principal balance at a rate of 10% per year. Each holder of the senior secured convertible notes and the convertible debentures may only convert up to 4.99% of the then-issued and outstanding shares of the Company on the conversion date. The significant downward pressure on the price of the common stock as a selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. A selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of senior secured convertible notes or convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE HOLDERS OF THE SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES HAVE THE OPTION OF CONVERTING THE PRINCIPAL OUTSTANDING UNDER THE NOTES AND DEBENTURES INTO SHARES OF OUR COMMON STOCK. IF THE HOLDERS CONVERT THE SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES, THERE WILL BE DILUTION OF THE SHARES OF COMMON STOCK HELD BY THEN-EXISTING INVESTORS

The conversion of the senior secured convertible notes and convertible debentures will result in dilution to the interests of other holders of our common stock because the holder may ultimately convert the full amount of the notes and debentures and sell all of these shares into the public market.

If the holders of the convertible debentures converted at the base fixed conversion price of $0.65, we would have 1,623,077 shares of our common stock issuable, representing 6.7% of our common stock outstanding as of July 31, 2006 (including the issuance of the common stock underlying the debentures).  If 85 percent of the lowest volume weighted average price of the common stock during the 15 trading days immediately preceding the date of conversion by the holders of the convertible debentures is below $0.65, the shares of common stock issuable would be greater, representing an even greater percentage of our common stock outstanding as of July 31, 2006.

The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holders of the senior secured convertible notes converted at the base fixed conversion price of $1.40 and reduced conversion prices of $1.20, $1.00, $0.80, $0.65 and $0.50.

Conversion Price	Number of Shares Issuable on Conversion of Senior Secured Convertible Notes(1)	Percentage of Issued and Outstanding(2)
$ 1.40	23,107,143	50.6
$ 1.20	26,958,333	54.4
$ 1.00	32,350,000	58.9
$ 0.80	40,437,500	64.2
$ 0.65	49,769,231	68.8
$ 0.50	64,700,000	74.1

(1)                      Represents the number of shares if all principal amounts of all of the senior secured convertible notes were converted at the corresponding conversion price.

(2)                      Based on 22,572,757 shares outstanding as of July 31, 2006. Represents the percentage of the total outstanding common stock that the shares issuable on conversion of the senior secured convertible notes represent, on a fully diluted basis without regard to any contractual or other restriction on the number of securities the senior secured convertible note holders may own at any point in time.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY.

Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume. Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•                                          that a broker or dealer approve a person’s account for transactions in penny stocks; and

•                                          the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•                                          obtain financial information and investment experience objectives of the person; and

•                                          make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•                                          sets forth the basis on which the broker or dealer made the suitability determination; and

•                                          that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms by other comparable terminology.

These forward-looking statements may include, among other things, statements relating to the following matters:

• the level of oil and gas reserves that can be extracted at any of our properties.

• our ability to extract reserves at commercially attractive prices.

• the likelihood that our management team will increase our profile in the industry and create new acquisition and development opportunities for us.

• our ability to compete against companies with much greater resources than we have.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus.  We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus.  We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised by cash exercise.  In that case, we could receive a maximum of $98,954,483, which would be used for working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are, in large part, issuable upon conversion of the convertible debentures and the senior secured convertible notes and upon exercise of the accompanying warrants.  For additional information regarding the issuance of those convertible notes and warrants, see “Senior Secured Convertible Note Financing” and “Convertible Debenture Financing” below.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, as of August 21, 2006, assuming conversion of all convertible notes and debentures and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.  The third column lists the shares of common stock being offered by this prospectus by each selling stockholder.

In accordance with the terms of a registration rights agreement among the Company and the selling stockholders owning senior secured convertible notes, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of common stock issuable upon conversion of the senior secured convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC and (ii) the number of shares of common stock issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC.  Because the conversion price of the senior secured convertible notes and the convertible debentures and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.  In the event the number of shares covered under this registration statement becomes insufficient to cover all of a senior secured convertible note holder’s allocated portion of the securities that must be registered under the registration rights agreement, we will need to either amend this registration statement, or file a new registration statement.

Under the terms of the senior secured convertible notes, convertible debentures and the warrants, a selling stockholder may not convert the senior secured convertible notes or convertible debentures, or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the senior secured convertible notes and convertible debentures which have not been converted and upon exercise of the warrants which have not been exercised. Under the beneficial ownership rules of the SEC, the holders of such securities do not have beneficial ownership in excess of 4.99% of the outstanding shares of our common stock, and they therefore are not part of the table under the heading “Beneficial Security Ownership of Management and Certain Beneficial Owners”.

However, the number of shares in the second column of the table below does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold
					# of Shares	% of Class

Castlerigg Master Investments Ltd.	68,714,286	(1)(7)	68,714,286	(1)(7)	0	*

Cornell Capital Partners, LP	25,767,857	(2)(7)	25,767,857	(2)(7)	0	*

Highbridge International, LLC	8,589,286	(3)(7)	8,589,286	(3)(7)	0	*

CAMOFI Master LDC	5,153,572	(4)(7)	5,153,572	(4)(7)	0	*

GunnAllen Financial, Inc.	1,546,071	(5)(7)	1,546,071	(5)(7)	0	*

Sam DelPresto	1,374,286	(6)(7)	1,374,286	(6)(7)	0	*

Bentley Corporation	414,000	(8)	414,000	(8)	0	*

Bradley Johnson	20,000	(8)	20,000	(8)	0	*

Coach Capital LLC	1,167,048	(8)	1,167,048	(8)	0	*

Kelburn Corporation	800,000	(8)	800,000	(8)	0	*

Will Kells	22,000	(8)	22,000	(8)	0	*

Dick Leung	20,000	(8)	20,000	(8)	0	*

James O’Callaghan	92,460	(8)	92,460	(8)	0	*

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering (1)		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold(2)
					# of Shares	% of Class

Steve Sanders	40,000	(8)	40,000	(8)	0	*

Ravdeep Sidhu	20,000	(8)	20,000	(8)	0	*

Kevin Spence	20,000	(8)	20,000	(8)	0	*

Karen M. Thiessen	82,000	(8)	82,000	(8)	0	*

Michael Yannacopoulos	20,000	(8)	20,000	(8)	0	*

Cornell Capital Partners, LP	2,307,692	(9)(10)	2,307,692	(9)(10)	0	*

Cornell Capital Partners, LP	1,500,000	(11)	1,500,000	(11)	0	*

Cornell Capital Partners, LP	100,000	(12)	100,000	(12)	0	*

Paul Bornstein	74,231	(13)	74,231	(13)	0	*

GunnAllen Financial, Inc.	1,071,429	(14)	1,071,429	(14)	0	*

Sam Del Presto	400,000	(15)	400,000	(15)	0	*

Cole Business Development LLC	380,000	(16)	380,000	(16)	0	*

KM Ward Inc.	350,000	(16)	350,000	(16)	0	*

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering (1)		# of Shares to be Registered and Offered Pursuant to this Prospectus		Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold(2)
					# of Shares	% of Class

Marc Lederer warrant shares	20,000	(16)	20,000	(16)	0	*

Ehrenkrantz King Nussbaum, Inc.	1,300,000	(17)	1,300,000	(17)	0	*

Prophetic Limited	1,353,572	(18)	1,353,572	(18)	0	*

Totals	122,719,790		122,719,790		0	*

*                                         Less than 1%

(1)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $20,000,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments. Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investment Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg. Sandell Asset Management Corp. and Thomas E. Sandell, its sole shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

(2)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $7,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(3)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $2,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.  Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment direction over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(4)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $1,500,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(5)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $450,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(6)                                  Represents 130% of the shares of our common stock issuable (a) upon conversion of $400,000 of principal amount of our senior secured convertible notes issued in a private placement on July 25, 2006, assuming an initial conversion price of $1.40 per share, and (b) upon the exercise of Series A and B warrants issued in connection with the purchase of the senior secured convertible notes assuming an initial exercise price of $1.40 per share. Such conversion price of the notes and exercise price of the warrants are subject to anti-dilution adjustments.

(7)                                  On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10.

(8)                                  Includes shares and shares underlying warrants issued on December 30, 2005 by way of private placement at a price of $0.50 per equity unit.  Each unit consisted of one share of our common stock and one warrant.  Each warrant, in turn, entitles the holder to purchase one additional share of our common stock at a price of $1.00 per share until December 30, 2008.

(9)                                  Represents shares underlying our convertible debentures issued to Cornell Capital Partners, LP on January 17, 2006; 1,623,077 to be issued upon conversion of outstanding convertible debentures and 684,615 previously converted into shares.

(10)                            On January 23, 2006, we entered into a series of agreements, set forth in a filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively.  The closing price of our common stock on January 23, 2006 was $0.825.

(11)                            Represents shares of common stock issuable upon exercise of warrants issued to Cornell Capital Partners, LP in connection with the purchase of the convertible debentures on January 17, 2006 (the exercise price for the three sets of 500,000-share warrants are $0.60, $0.80 and $1.00, respectively).

(12)                          Represents shares issued to Cornell Capital Partners, LP upon entry into the convertible debentures as a commitment fee.

(13)                            Includes 49,231 shares issued, as well as 25,000 shares underlying warrants issued, to Paul Bornstein as a finder’s fee in connection with the issuance of our convertible debentures to the Cornell Capital Partners on January 17, 2006.  These shares were issued at a price of $0.65 and pursuant to Rule 4(2).

(14)                            Represents shares underlying warrants issued pursuant to an investment banking agreement dated April 7, 2006 between GunnAllen Financial, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.

(15)                            Represents shares underlying warrants issued pursuant to a consulting letter agreement dated April 12, 2006, as amended, between Sam Del Presto and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.

(16)                            Represents shares underlying warrants issued pursuant to a professional services agreement dated June 7, 2006 between Cole Business Development LLC and the Company in connection with the July 25, 2006 placement of senior secured convertible notes, our July 26, 2006 purchase of 100% of the issued and outstanding shares of Barnico Drilling, Inc., and our July 26, 2006 purchase of 90% of the P.D.C. Ball Limited Partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons from Roboco Energy, Inc.

(17)                            Represents shares underlying warrants issued pursuant to placement agent agreement dated April 5, 2006 between Ehrenkrantz King Nussbaum, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.

(18)                            Includes 125,000 shares issued in a private placement to Prophetic Limited on June 20, 2006, plus 125,000 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith.  Also includes 357,143 shares issued to Prophetic Limited pursuant to a commitment to issue $500,000 in value of shares of the Company’s common stock at a price based on the issuance of the senior secured convertible notes, plus 746,429 shares underlying warrants issued in connection therewith.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible notes and convertible debentures and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible notes, convertible debentures and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  through an exchange distribution in accordance with the rules of the applicable exchange;

•                  in privately negotiated transactions;

•                  through short sales;

•                  through sales pursuant to Rule 144;

•                  in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•                  through a combination of any such methods of sale; and

•                  by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $            in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or other agreements, pursuant to which their shares have been registered, and those selling stockholders may be entitled to contribution. We may be indemnified by certain of the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Commencing January 4, 2006, our common stock has been quoted on the OTC Bulletin Board under the symbol “WNWG.” Prior to that, our common stock first began quotation on the Pink Sheets on June 24, 2004.  The following tables set forth the high and low bid information for our common stock for each quarter within the last fiscal year and first two quarters of 2006.

Quarter Ended	High Bid Price(2)	Low Bid Price(1)

June 30, 2004	N/A	N/A

September 30, 2004	N/A	N/A

December 31, 2004	N/A	N/A

March 31, 2005	$0.06	$0.05

June 30, 2005	$2.00	$1.95

September 30, 2005	$2.00	$0.50

December 31, 2005	$1.33	$0.50

March 31, 2006	$4.99	$0.51

June 30, 2006	$5.58	$1.80

Holders

As of August 23, 2006, we had 103 stockholders of record, and an unknown number of additional holders whose stock is held in “street name.”

Dividends

No dividends have been declared or paid on our securities, and we do not anticipate that any dividends will be declared or paid in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans and Individual Compensation Arrangements

The following table shows information as of December 31, 2005 with respect to each equity compensation plan and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by securities holders	Nil	Nil	n/a
Equity compensation plans not approved by security holders	8,335,000	$0.41	n/a
Total	8,335,000	$0.41	n/a

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2006:

You should read this table with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and the financial statements and the related notes.

June 30, 2006
(unaudited)

Stockholders’ equity (deficit)
Common stock, $.001 par value, 98,000,000 shares authorized, 26,330,757 shares issued and 18,572,757 shares outstanding	$26,331
Additional paid-in capital	11,058,033
Treasury stock, 7,758,000 shares	(7,758)
Accumulated deficit	$(14,782,095)
Total stockholders’ equity (deficit)	$(3,705,489)

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Analysis of Operations

Three-Month and Six-Month Periods Ended June 30, 2006 and 2005

Results of Operations

During the second quarter of 2006, our net income was $4,726,265, as compared to a loss during the same quarter in 2005 of $357,938.  This net income was primarily the result of a $10,885,474 non-cash gain as a result of the change in the fair value of the derivative contracts described in Note 7 to the June 30, 2006 unaudited financial statements.  Our operating expenses totalled $6,015,337, most of which consists of consulting fees of $4,280,291, which in turn include $4,141,485 of non-cash stock-based compensation in respect of stock options vesting during the quarter to officers, directors and consultants.  Our operating expenses for the quarter also include $548,104 of interest and bank charges, which include $510,486 of non-cash amortization of the discount on convertible debentures; and $464,379 of professional fees, which include approximately $300,000 of legal fees in respect of the issuance of $32,350,000 of senior secured convertible notes subsequent to the end of the quarter (see “Liquidity and Capital Resources”).  During the second quarter of 2005, our loss was primarily the result of a $100,000 write-down of option payments made to KLE Mineral Holdings, LLC, management fees of $97,839 and consulting fees of $55,937 relating to the investigation of oil and gas opportunities.

During the six month period ended June 30, 2006, we realized a loss of $12,740,210, as compared to a loss of $481,787 during the first half of 2005.  We had revenue of $41,889 during the first two quarters of 2006 as compared with $0 in the equivalent period in 2005, and this reflects the commencement of crude oil production in late 2005.  Our operating expenses during the first six months of 2006 totalled $8,542,322, as compared to expenses of $381,787 during the first half of 2005.  This $8,160,535 increase is the result of the ongoing scaling up of active operations since the latter part of 2005.  These expenses consist primarily of: consulting fees of $6,002,605, which include $5,785,460 of non-cash stock-based compensation in respect of stock options vesting during the six month period to officers, directors and consultants;  $727,031 of expenses relating primarily to investor relations, interest and bank charges of $687,631, which include $614,653 of non-cash amortization of the discount on convertible debentures; and professional fees of $528,951, which include approximately $300,000 of legal fees in respect of the issuance of $32,350,000 of senior secured convertible notes subsequent to the end of the quarter.  Other revenue and expenses include a $4,059,890 non-cash loss as a result of the change in the fair value of the derivative contracts, as described in Note 7 to the financial statements.  Our loss for the first half of 2005 consisted primarily of a $108,534 write-down in the carrying amount of our subsidiary’s Henry Dome oil and gas interest in McMullen County, a $100,000 write-down of option payments, management fees of $97,839, consulting fees of $57,742 relating to the identification of, and due diligence regarding, potential property acquisitions.

We expect revenue to increase in 2006 as we begin drilling our newly-acquired Anderson, Freestone, Leon and Jones Counties, Texas oil and gas properties, and with continuing production from our Polk County, Archer County and Wichita County wells.

Financial Condition and Changes in Financial Condition

As of June 30, 2006, we had cash of $9,274 and a working capital deficiency of $6,319,219.  This represents an increase in the working capital deficiency of $6,040,399 since our December 31, 2005 year end and relates primarily to a $5,559,890 increase in the fair value of the derivative contract liability as at June 30, 2006, as described in Note 7 to the financial statements.

During the first half of 2006, we used $1,912,772 of cash for operations, as compared with $265,910 during the first six months of 2005.  The primary use of cash for operations for the first half of 2006 was our net loss and the increase in our prepaid expenses and deposits.  We also used $2,139,261 during the period to acquire and develop other oil and gas properties, the largest such expenditure being the acquisition and development of our Polk County property.  Our primary source of cash during the period was a $1,500,000 convertible debenture financing in January 2006 and $1,911,774 of proceeds from the issuance of common stock.  During the first half of 2005, we used $265,910 of cash for operations, including the $119,087 reduction of trade accounts payable.  Cash of $94,624 was used during that period for the acquisition of interests in oil and gas properties, and $183,500 and $143,700 of cash was generated by the issuance of a convertible note and common stock, respectively.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Results of Operations

During the fiscal year ended December 31, 2005, we incurred a loss of $1,895,579, as compared to a loss of $146,306 during the 2004 fiscal year. We had revenue of $29,673 in 2005 as compared with $0 in 2004 and this reflects the commencement of crude oil production in September 2005. Our operating expenses in 2005 totalled $1,770,674, as compared to expenses of $146,306 in 2004. This $1,624,368 increase is the result of the commencement of active operation in 2005. These expenses consisted primarily of: $515,757 of consulting fees and investor relations fees relating to the identification and due diligence regarding potential property acquisitions and financing, and investor communications; $270,575 of management fees; $312,200 for the non-cash write-down of our subsidiary’s Henry Dome oil and gas interest (see “Description of Property - Henry Dome”); and $199,440 of non-cash stock-based compensation in respect of stock options granted during the year to officers, directors and consultants. Our loss for the fiscal year ended December 31, 2004 consisted primarily of consulting fees of $70,546, management fees of $25,645 and office expenses of $21,204.

Oil production commenced in September 2005 on our Archer County leases (see “Description of Property - Archer County”) and revenue totalled $29,673 for the year. During the year, our related production costs totalled $54,578, including $35,987 of remediation expenses relating to bringing 11 existing wells back online and $8,100 of non-cash depletion. We do not expect to incur additional significant remediation costs on these 11 wells in 2006, however we plan to remediate at least two more wells on our Archer County leases in 2006.

Financial Condition and Changes in Financial Condition

As of December 31, 2005, we had cash of $107,397 and a working capital deficiency of $278,820. This represents an increase in the working capital deficiency of $94,839 since our December 31, 2004 year end.

During the fiscal year ended December 31, 2005, we utilized $1,103,972 of cash to finance our operating activities. This compares with $102,845 of cash used by operations during 2004. We utilized $390,204 of cash to acquire oil and gas properties during 2005, of which $180,463 was recovered upon the sale of half our interest in the Henry Dome property (see “Description of Property - Henry Dome”). During 2005, we raised $1,235,377 of cash by the issuance of common stock and an additional $183,500 by convertible loan. As of December 31, 2005, we also had a $1,000,000 convertible line of credit available, of which there was no balance outstanding at year end. We terminated this line of credit in May 2006. During 2004, we raised $166,400 from the issuance of our common stock and paid $75,000 towards our purchase of our interest in the Henry Dome property.

Off-Balance Sheet Arrangements

As of December 31, 2005 and June 30, 2006, we had no off-balance sheet arrangements reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Liquidity and Capital Resources

Subsequent to the end of our second quarter, we completed a $32,350,000 private placement of 9.15% senior secured convertible notes due in July 2009, with warrants to purchase 46,214,287 million shares of our common stock at an initial price of $1.40 per share.  The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share.  Interest is payable quarterly and monthly principal repayments commence in July 2007, which payments may be made by the issuance of common stock at a discount to market value.  Because the convertible secured notes have a feature wherein the conversion price resets and the common stock underlying the secured notes and the warrants have registration rights, the Company has analyzed the notes and warrants pursuant to EITF 00-19.  These provisions result in the bifurcation of the beneficial conversion feature and the warrant value from the debt and accounting for the features as a derivative liability with changes in fair value recorded in the income statement.

Subsequent to the end of our second quarter, we used $22,660,000 to complete our purchase of the Anderson, Freestone and Jones Counties property and Barnico Drilling, Inc.  We expect to incur $5.2 to $5.3 million of costs to develop our Anderson, Freestone and Jones Counties properties and to complete our Polk County well over the next 12 months.

Over the next two quarters, we expect oil and gas revenue to increase to a point where we are generating positive cash flow and will be self-sustaining with respect to operations and the ongoing development of our properties.  We do not expect that we will require additional equity or debt financing in the next 12 months.  Additional opportunities for oil and gas acquisitions will be considered from time to time.

In January 2006 we raised $1,500,000 through the issuance of convertible debentures (See “Convertible Debenture Financing”).

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (1) it requires assumptions to be made that were uncertain at the time the estimate was made, and (2) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.  We believe that the following significant accounting policies will be most critical to an evaluation of our future financial condition and results of operations.

Oil and Gas Activities

We utilize the full cost method to account for our oil and gas operations.  Under this method of accounting, all costs associated with the acquisition, exploration and development of oil and gas activities are capitalized within the appropriate cost center, and amortized on a units-of-production method based on estimated proved reserves.  The estimated quantity of reserves could significantly impact our depletion expense.  Estimates of proved reserves are subjective and cannot be measured in an exact way.  Estimates of engineers that we use may differ from those of other engineers.  Any reduction in proved reserves without a corresponding reduction in capitalized costs will increase the depletion rate.  The full-cost method of accounting for oil and gas properties requires a quarterly calculation of a limitation on capitalized costs, often referred to as a full-cost ceiling calculation. The ceiling is the discounted present value of our estimated total proved reserves adjusted for taxes using a 10% discount rate.  To the extent that our capitalized costs (net of accumulated depletion and deferred taxes) exceed the ceiling, the excess must be written off to expense.  Once incurred, this impairment of oil and gas properties is not reversible at a later date, even if natural gas and oil prices increase.  The calculation of proved reserves could significantly impact the ceiling limitation used in determining whether an impairment of our capitalized costs is necessary.  The accuracy of any reserve estimate, and therefore the recorded carrying value of our oil and gas properties and the amortization of those values, is a function of the quantity of available data and of engineering and geological interpretation and judgment.

Derivative Instruments

In accordance with the interpretive guidance in EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” we valued the conversion feature of the convertible debentures and warrants we issued in January 2006 as a derivative liability.  We must make certain periodic assumptions and estimates to value the derivative liability.  Factors affecting the amount of this liability include changes in our stock price and the computed volatility of our stock price. The change in value is reflected in our statements of operations as non-cash income or expense, and the changes in the carrying value of derivatives may have a material impact on our financial statements.  For the six month period ended June 30, 2006, we recorded a non-cash expense of $4,059,890 upon revaluation of the instruments that are subject to this accounting treatment. The derivative liability associated with these warrants is reflected on our balance sheets as a short-term liability. This liability will remain until the convertible debentures are converted, exercised or repaid, and until the warrants are exercised, expire, or other events occur to cause the termination of the derivative accounting, the timing of which may be outside our control.

Our convertible debentures contain an embedded conversion feature, pursuant to which all or part of the debt owed to the holder may be converted into shares of our common stock at the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of our common stock during the 15 trading days preceding the conversion date, and the warrants we issued to the holder provide it with the right to purchase our common stock at prices ranging from $0.60 to $1.00 per share.  As a result of the terms of our agreement to register the resale of the shares of our common stock issuable upon conversion or exercise of these instruments, we are required under applicable accounting rules to treat the conversion feature of the convertible debentures and the warrants as liabilities, rather than as equity instruments.  This classification as liabilities also requires that we account for them at fair value and include changes in fair value as a component of other income (expense) for so long as the warrants and the conversion feature of the secured convertible debentures remain classified as liabilities.  Changes in fair value are based upon the market price of our common stock and are calculated using the Black-Scholes method of valuation.  As a result, as the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases. This accounting treatment could result in wide swings of our other income (expense) and net income in the future.

Stock-Based Compensation

We adopted the fair value based method prescribed in Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock-Based Compensation.”  Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the award vesting period.  We determine the fair value of each stock option at the date of grant using the Black-Scholes options pricing model. This model requires that we estimate a risk-free interest rate and the volatility of the price of our common stock.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Asset Retirement Obligations

We estimate the future costs of the retirement obligations of our producing oil and gas properties. Those abandonment costs, in some cases, will not be incurred until several years in the future. Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements and technological advances that are difficult to predict.

Barnico Drilling, Inc.

Results of Operations

During the first six months of 2006, Barnico Drilling, Inc. (“Barnico”) realized a net income of $229,178 as compared to a net loss of $69,544 for the same period in 2005.  Barnico’s revenue for the first half of 2006 was $3,134,753 – 6% lower than the equivalent period in 2005.  However, the company’s two drilling rigs worked nearly continuously during this time, with little downtime for mobilization and demobilization.

Costs decreased during the first half 2006.  Drilling expenses totaled $1,640,772 or 52% of revenue, and salaries were $870,653 or 28% of revenue.  This compares favorably with 57% and 38% of revenue, respectively, for the same period in 2005.  This reduction in costs was the result of Barnico terminating its unprofitable relationship with Prospector Ventures LLC in January 2006.  In 2005 and 2006 salaries and drilling costs climbed steadily as demand for drilling supplies and experienced crews outpaced supply.  Barnico increased its prices several times in 2005 and 2006 to keep pace with rising costs, but was most successful in controlling costs by maintaining its efficient mobilization of crews and equipment on each new drilling site.  Management expects costs to continue to rise in the foreseeable future and we intend to implement a more formal cost accounting system in the third quarter of 2006 to better monitor and respond to changing costs.  Other general and administrative expenses were $231,719 during the first six months of 2006 or 7% of revenue.  This was in line with 8% for the first six months of 2005 and 7% for all of 2005.

For the year ended December 31, 2005, Barnico’s net loss was $120,705, as compared with a net income of $690,200 in 2004.  The 2004 net income, however, included a $1,127,630 pre-tax gain on the sale of a drilling rig.

Barnico’s 2005 revenue totaled $7,543,471 as compared with $4,852,037 in 2004.  This 55% increase in revenue in 2005 was the result of a 9% increase in the number of wells drilled (from 35 to 38), a 15% increase in average well depth (from 6,000 feet to 6,900 feet) and a 29% increase in revenue per foot drilled (from $24 per foot to $31 per foot).

Along with the increase in revenue, costs also increased markedly in 2005 as a result of the overall increase in the cost of drilling related expenses and Barnico’s unprofitable relationship with Prospector Ventures LLC.  Drilling expenses in 2005 were $4,497,974, or 60% of revenue, whereas drilling expenses were 53% of revenue in 2004.  Salaries held steady at 34% of revenue in 2005 and 34% in 2004.  After 2005, drilling expenses and salaries returned to 52% and 28%, respectively – levels more typical for Barnico.

With our purchase of Barnico in July 2006, Barnico will devote its resources to drilling our Anderson, Freestone and Jones Counties property, so management will focus on controlling ongoing costs and the efficient deployment of its crews and equipment, rather than maximizing Barnico’s revenue and net income.

Major Customers and Concentration of Credit Risk.

During the six-month period ended June 30, 2006, two customers accounted for 80% of Barnico’s revenue and one customer accounted for all of its trade receivables and unbilled receivables.  Such a concentration exposes the company to credit risk and its economic viability could depend on continuation of business with its two major customers.  Barnico’s inability to continue to perform services for its two large customers, if not offset by revenue from new customers, could have a material adverse effect on its business and financial condition.  Barnico continually evaluates the financial strength of its customers and provides allowances for probable credit losses when necessary, but does not require collateral to support the customer receivables. Subsequent to the end of the period, we bought all of the outstanding shares of Barnico, and we intend to devote its resources to drilling our Anderson, Freestone and Jones County property.

Liquidity and Capital Resources

As a privately owned company until July 2006, Barnico funded itself largely through its operations.  As of June 30, 2006, Barnico had $501,832 in cash and working capital of $127,865.  This represents an improvement over its $262,748 working capital deficiency at December 31, 2005.

Financial Condition and Changes in Financial Condition

As noted above, Barnico’s cash on hand at June 30, 2006 totaled $501,832, a $41,171 increase since its December 31, 2005 year end.  During the first six months of 2006, Barnico used $12,993 of cash for operating activities, including the reduction of trade accounts payable and accrued liabilities by $444,778.  In addition, the company received $147,518 from the repayment of notes receivable from Rock Bottom Oil, a related company, and repaid $86,766 of notes payable.

During the first half of 2005, Barnico’s cash decreased by $79,596.  During that period, it generated $143,358 of cash from operating activities, including a $295,023 increase in trade accounts payable and accrued liabilities.  Barnico used $205,000 to advance funds to related parties under notes receivable.

As of December 31, 2005, Barnico had $460,661 of cash, which represented a $359,267 increase since 2004.  During 2005, the company generated $513,902 from its operating activities, including $582,627 by an increase in trade accounts payable and accrued liabilities.  It used $205,000 to advance funds to related parties under notes receivable, and borrowed $150,000 by way of note payable to Horseshoe Energy.

Off-Balance Sheet Arrangements

As of June 30, 2006 and December 31, 2005, Barnico had no off-balance sheet arrangements reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Barnico’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of its financial statements requires Barnico to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.  We believe that the following significant accounting policies are most critical to an evaluation of Barnico’s future financial condition and results of operations.

Revenue Recognition.  Barnico recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104.  In general, revenue is recognized when an agreement for services between it and its customer exists, the services have been rendered, the revenue is fixed and determinable, and collection is reasonably assured.  The majority of Barnico’s services are provided under turnkey drilling contracts, whereby it contracts with its customers to drill wells for a fixed price.  Barnico recognizes revenues from those turnkey drilling contracts as the work progresses based on its estimate of the percentage of the contract completed based upon the percentage of the contracted depth drilled.

Barnico records an unbilled receivable for the percentage of the turnkey contract completed.  It records an account receivable for drilling contracts completed, but for which money has not been collected.  An allowance for doubtful accounts is provided for accounts management considers potentially uncollectible based on analysis and aging of accounts.  During the six-month period ended June 30, 2006 and the years ended December 31, 2005 and 2004, Barnico had no uncollectible accounts.  If it receives a prepayment from a customer upon entering into a contract, it defers recognition of revenue on that amount until the contracted service is provided.

The costs relating to contracts are recognized as incurred.

Income Taxes.  Barnico provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This standard takes into account the differences between financial statement treatment and tax treatment of certain transactions.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Barnico’s deferred tax calculation requires it to make certain estimates about its future operations.  Changes in state and federal tax laws, as well as changes in Barnico’s financial condition or the carrying value of its existing assets and liabilities, could affect these estimates.  The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

BUSINESS

Development

We were incorporated as Avondale Capital I Corp. under the laws of Oklahoma on October 31, 2000 as a blank check company, as defined in Rule 419(a)(2) of Regulation C of the Securities Act.  We were inactive until September 16, 2002, when we acquired all of the shares of stock of FHW, Inc., an Oklahoma corporation providing consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance.  We discontinued these operations during the fourth fiscal quarter of 2003, and we stood inactive until February 23, 2005, when a new board of directors was appointed and we commenced operations as an oil and gas exploration and development company.  On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

On March 22, 2005, we ceased being a blank check company when we entered into an agreement to purchase Wentworth Oil & Gas, Inc., a Nevada corporation, and during the second and third quarters of 2005, we issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by the issuance of an additional 36,000 of our shares.  In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (subsequently renamed Redrock Oil Sands, Inc.) with Petromax Technologies, LLC to develop technology to extract oil from tar sands.  We transferred the Asphalt Ridge Tar Sands property (discussed below) to Redrock for $100,000 of common stock, and the Company now owns 45.4% of the issued and outstanding common stock of Redrock.

Current Business

We are an exploration-stage company engaged in oil and gas exploration, development and production.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County, Leon County, Polk County, Archer County, Wichita County, Pecos County and McMullen County, Texas.  Our strategy is to develop our Leon County, interests and to expand our operations by acquiring additional exploration and development opportunities, taking advantage of the experience and skills of our management team.  Our oil and gas activities are currently conducted solely in the United States; we do not currently own any interests in any mining properties.

Oil & Gas Interests

Anderson County, Freestone County and Jones County, Texas

On July 26, 2006, we completed the purchase of a 90% interest in mineral rights and unevaluated properties covering 27,557 gross acres (22,682 net acres) located in Anderson, Freestone and Jones Counties, Texas for $17,660,000 cash, 1,500,000 shares of our common stock and overriding royalty interests totaling 5%.  We expect to begin a drilling program in the third quarter of 2006 costing approximately $5,000,000 over the next 12 months.  The cost of the drilling program will vary depending upon the formations and depths we drill and our success rate.  The property currently generates annual royalties of approximately $700,000 from existing oil and gas wells on portions of the property leased to third-party oil and gas companies.

The overriding royalty interests totaling 5% of all oil and gas to be produced from wells drilled by us and from any wells drilled for us or in which we participate after July 26, 2006 on our Anderson, Freestone and Jones Counties property were granted as follows: 2% to George D. Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Smith (each as to an undivided ¼ interest); and 3% to Roboco Energy, Inc.  George D. Barnes was appointed our Vice President of Operations and a director on August 21, 2006.  Roboco Energy, Inc. is a private company owned 1/3 by Michael S. Studdard, 1/3 by George D. Barnes and 1/3 by Tom J. Temples.  Michael S. Studdard was appointed our President and a director, and Tom J. Temples was appointed our Vice President of Exploration and Production on August 21, 2006.

In conjunction with this acquisition, on July 26, 2006, we also purchased all of the shares of Barnico Drilling, Inc., an East Texas-based oil and gas drilling contractor with two drilling rigs, for $5,000,000 cash and 2,500,000 shares of our common stock.  We intend to deploy Barnico’s rigs on the Anderson, Freestone and Jones Counties properties during the third quarter of 2006 to implement our planned drilling program.

Portions of the property lie within the boundaries of Nan-Su-Gail, Red Lake Dowdy Ranch, Evans Lake West, Green Acres and Prairie Lake SW fields.  The property currently has a small number of wells producing from the Cotton Valley, Rodessa, and Sub-Clarksville formations, many of which have been in production since 1993.  Numerous other formations currently produce within the geographic boundaries or on trend with our property.

We believe the property is significantly underdeveloped.  For example, seven wells on portions of the property leased to third-party oil and gas companies the property produce from the Cotton Valley Consolidated reservoir within the Nan-Su-Gail Field.  The Cotton Valley reservoir was originally spaced on 640 acre drilling and spacing units.  In May 2004, the spacing was reduced to 40 acres.  This will allow us to drill additional wells offsetting the current producers.  We have identified 43 potential in-fill locations for drilling.  Prospect mapping is currently underway and we have identified several prospects slated for development.

The property is on trend with the three most active areas of East Texas: the Bossier Sand, Cotton Valley Lime, and the Cotton Valley Pinnacle Reef Trend.  Activity within these trends has been high for the past five years and is projected to continue.  Cotton Valley reefs tend to have the highest potential of all potential reservoirs in the area.  While reserves within the Bossier are typically smaller on a per-well basis, the prospect sizes are considerably larger.  The prospect mapped on the property has 60 potential well locations.  In addition to these trends, the property is favorably situated for the shallower Woodbine, Rodessa/Pettit and Travis Peak formations.

Because we own our own drilling rigs through our ownership of Barnico Drilling, Inc., we expect our development costs for the property to average less than $700,000 to drill and complete each well.  The Woodbine formation, which will be our principal target formation, will cost as little as $500,000 per well to drill and complete.  We expect drilling costs for the Bossier Sand, Cotton Valley Lime and the Cotton Valley Pinnacle Reef trends to range from $1.5 million to over $3.5 million per well.  Our drilling program, in which we plan to drill more than 200 wells over the next 10 years, will comprise a balance of exploratory wells, in-fill drilling and development wells in all the formations to balance the risk of unsuccessful wells.  We expect revenue from production after the first 12 months to provide sufficient cash flow to support our operating costs and the cost of our ongoing drilling program.

From time to time, we may also lease portions of our mineral rights to third-party oil and gas companies.  Under such leases, we expect to receive royalties ranging from 20% to 25% of production.  The benefits to us of leasing our mineral rights are that development costs, and therefore the risk of unsuccessful wells, would be borne by the lessee and the pace of developing our property could be increased.  The downside of leasing our mineral rights to third parties is that we would receive only a 20% to 25% royalty on production.

We have ascribed most of the value of the purchase of our Anderson, Freestone and Jones Counties property to the unproved portion of the property.  We believe that the royalty interests we own in the portions of the property leased to third party oil and gas companies do not constitute a business under Article 11 of Regulation S-X.

Polk County, Texas

In January 2006, we purchased an 82.5% working interest in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $50,000 cash and a further $50,000 in cash upon cleaning out the property’s well.  In 2006, we re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect at a cost of approximately $1.9 million and successfully restimulated it in July 2006.  Stabilized rates from the well indicate an average production of 120 barrels of oil per day and 250,000 cubic feet of gas per day with a flowing tubing pressure of 1,600 pounds per square inch on a 10/64ths choke.  We expect to incur additional costs during the third quarter of 2006 totaling $200,000 to $300,000 for drilling a disposal well, installing a tank battery, and putting an existing gas line into use.

Pecos County, Texas

Also in January 2006, we purchased a 63.75% working interest in producing oil and gas leases in the West Texas Permian Basin for $63,750 cash.  The leases include 15 ten-acre tracts in the West Cardinal field located in Pecos County approximately 150 miles south of Midland, Texas.  As part of the acquisition, we acquired access to a 12-mile long pipeline with the 15 wells on the property.  In August 2006, we acquired an additional 11.25% working interest in the property for $11,250 cash, which increased our total working interest to 75%.

Archer County and Wichita County, Texas

On September 1, 2005, we purchased a 100% working interest (an 81.25% net revenue interest) in three producing North Texas oil and gas leases by issuing 10,000 shares of our common stock.  Collectively, the leases cover approximately 240 acres about 120 miles northwest of Fort Worth and 30 miles southwest of Wichita Falls.  We have recently enhanced production by secondary recovery operations.  Located on the leases are two deep inactive wells (each greater than 4,000 feet), three shallow injection wells (each less than 2,000 feet), 21 shallow inactive wells and 16 shallow producing wells.  We plan to re-activate the non-producing wells to optimize production from the leases and implement additional secondary recovery.  During the first six months of 2006, revenue from this property totaled $41,889 and our related production costs totaled $68,758, including well remediation expenses.

Asphalt Ridge Tar Sands

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah for $100,000 and a 5% overriding royalty interest.  The property is located within the largest bituminous sandstone deposit in the Uinta Basin.  The oil-saturated sands are in the Mesa Verde Group and the Duchesne River Formation and have been identified at varying depths from the surface to 250 feet and are expected to be recoverable using open-pit mining techniques.   Our 45.4%-owned investment, Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.) purchased our Asphalt Ridge Tar Sands leases and the exclusive worldwide rights to Petromax Technologies, LLC’s processing technology for the extraction of bitumen and heavy oils from oil sands in March 2006.  During the second quarter of 2006, Redrock completed a private placement of 1,510,000 shares of its common stock at a price of $1.00 per share. Redrock plans to continue its research into tar sands extraction and production technologies and develop its leasehold interests.

McMullen County, Texas

Our subsidiary, Wentworth Oil & Gas, Inc., owns a 9% working interest in the Henry Dome gas project located in McMullen County approximately 60 miles south of San Antonio, Texas.  Located on this property are two 10,000 foot vertical wells that lend themselves to having 1,500 foot lateral holes drilled in a northwest direction to intersect fractures in the Edwards Limestone.  One such well was re-entered in late 2005 and is producing a nominal amount of gas, and accordingly we considered it prudent to write-down the carrying value of the property during 2005 by $312,201 to a nominal carrying value of $1.

Customers

The principal target customers for our oil production are expected to be refiners, remarketers and other companies, some of whom have pipeline facilities near our properties.  In the event pipeline facilities are not conveniently available, we intend to truck oil to storage, refining or pipeline facilities.  The principal target customers for our gas production are expected to be pipelines, utilities, gas marketing firms, industrial users and local distribution companies.  We intend to lay gas lines to existing gathering systems and interstate and intrastate pipelines.

We intend to sell our oil and gas production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties.  Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.  We have not yet adopted any specific sales and marketing plans.  However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

In 2005 and 2006, we sold our oil to Teppco Crude Oil, LP and ConocoPhillipsCompany at then-current market prices. We have no obligations to provide oil or gas in fixed quantities or at fixed prices and we may choose to sell our oil to other purchasers with no material impact on our revenue or expenses.

Competition

We are a small, exploration-stage independent oil and gas company, and a substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.  We do not hold a significant competitive position in the oil and gas industry.

The oil and gas business is highly competitive. We compete with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers.  Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties.  Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis.  Such companies may be able to pay more for prospective oil and gas properties, and such competitive disadvantages could adversely affect our ability to acquire new properties or develop existing properties.  Additionally, such companies may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit.

Competitive conditions may be substantially affected by energy legislation and regulation considered from time to time by the governments of the United States and the State of Texas, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.  Intense competition also occurs with respect to marketing, particularly of natural gas.

Regulation

In the United States, domestic development, production and sale of oil and gas are extensively regulated at both the federal and state levels.  These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply.  Inasmuch as new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with these laws and regulations.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. Texas and other states in which we intend to conduct operations also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Our operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management.  Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Our operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect our future tax liability.

Environmental Matters

Our exploration, development, and production of oil and gas, including our operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells.  We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

Our activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in us being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in us being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection with our routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Because oil and gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, from time to time we may agree to indemnify sellers of producing properties from which we acquire properties against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

Additionally, in the course of our routine oil and gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. We believe that we are in substantial compliance with applicable environmental laws and regulations.

We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We have been able to plan for and comply with new initiatives without materially altering our operating strategies.

We are subject to certain laws and regulations relating to environmental remediation activities associated with past operations, such as CERCLA and similar state statutes. In response to liabilities associated with these activities, accruals are established from time to time when reasonable estimates are possible. Such accruals primarily include estimated costs associated with remediation. We use discounting to present value in determining our accrued liabilities for environmental remediation or well closure, but no material claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in our financial statements. We will adjust remediation accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Research and Development

We are not currently conducting any research and development activities, other than property explorations and assessments. None of the costs of these activities are borne by customers.

Employees

We and our majority-owned subsidiaries have a staff of about 20 key employees, all of whom are full-time, increasing to 40 employees during peak drilling times.  We employ a Chief Executive Officer, Chief Financial Officer, President, Vice President of Operations, Vice President of Exploration and Production, two clerical and administrative employees in our Palestine, Texas office and one part-time clerical employee in our Surrey, British Columbia, Canada office.  In addition, we engage consultants on an as-needed basis for legal, accounting, technical, consulting, oil field, geological and administrative services.  As production levels increase, we may need to hire additional personnel.  None of our employees is represented by a union. We have never experienced an interruption in operations from any kind of labor dispute and we consider the working relationship among our staff to be excellent.

DESCRIPTION OF PROPERTY

The following discussion should be read in conjunction with the Financial Statements and notes thereto.

Anderson County, Freestone County and Jones County, Texas

In July 2006, we purchased a 90% interest in mineral rights covering 27,557 gross acres (22,682 net acres) in Anderson, Freestone and Jones Counties in East Texas for $17,660,000 cash and 1,500,000 shares of our common stock.  We estimate that the property will accommodate as many as 200 oil and gas wells over the next 10 years.  The property currently generates annual royalties of approximately $700,000 from existing oil and gas wells on portions of the property leased to third party oil and gas companies.

Polk County, Texas

In January 2006, we purchased an 82.5% working interest in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $50,000 cash and a further $50,000 in cash upon cleaning out the property’s well.  In 2006, we re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect at a cost of approximately $1.9 million and successfully restimulated it in July 2006.  Stabilized rates from the well indicate an average production of 120 barrels of oil per day and 250,000 cubic feet of gas per day with a flowing tubing pressure of 1,600 pounds per square inch on a 10/64ths choke.  We expect to incur additional costs during the third quarter of 2006 totaling $200,000 to $300,000 for drilling a disposal well, installing a tank battery, and putting an existing gas line into use.

Pecos County, Texas

Also in January 2006, we purchased a 63.75% working interest in producing oil and gas leases in the West Texas Permian Basin for $63,750 cash.  The leases include 15 ten-acre tracts in the West Cardinal field located in Pecos County approximately 150 miles south of Midland, Texas.  As part of the acquisition, we acquired access to a 12-mile long pipeline with the 15 wells on the property.  In August 2006, we acquired on additional 11.25% working interest in the property for $11,250 cash, which increased our total working interest to 75%.

Archer County and Wichita County, Texas

On September 1, 2005, we purchased a 100% working interest (an 81.25% net revenue interest) in three producing North Texas oil and gas leases by issuing 10,000 shares of our common stock.  Collectively, the leases cover approximately 240 acres about 120 miles northwest of Fort Worth and 30 miles southwest of Wichita Falls.  We have recently enhanced production by secondary recovery operations.  Located on the leases are two deep inactive wells (each greater than 4,000 feet), three shallow injection wells (each less than 2,000 feet), 21 shallow inactive wells and 16 shallow producing wells.  We plan to re-activate the non-producing wells to optimize production from the leases and implement additional secondary recovery.  During the first six months of 2006, revenue from this property totaled $41,889 and our related production costs totaled $68,758, including well remediation expenses.

Asphalt Ridge Tar Sands

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah for $100,000 cash and a 5% overriding royalty interest. The property is located within the largest bituminous sandstone deposit in the Uinta Basin. The oil-saturated sands are in the Mesa Verde Group and the Duchesne River Formation and have been identified at varying depths from the surface to 250 feet and are expected to be recoverable using open-pit mining techniques.   Our 45.4%-owned investment, Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.) purchased our Asphalt Ridge Tar Sands leases and the exclusive worldwide rights to Petromax Technologies, LLC’s processing technology for the extraction of bitumen and heavy oils from oil sands in March 2006.  During the second quarter of 2006, Redrock Oil Sands, Inc. completed a private placement of 1,510,000 shares of its common stock at a price of $1.00 per share. Redrock plans to continue its research into tar sands extraction and production technologies and develop its leasehold interests.

On October 19, 2005, we entered into an agreement to purchase leases covering an additional 1,592 acres in the Asphalt Ridge Tar Sands project; however, the agreement was terminated in November 2005.

McMullen County, Texas

On March 22, 2005, we entered into an agreement to acquire Wentworth Oil & Gas, Inc., a Nevada corporation, and during the second and third quarters of 2005, we issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock. We intend to purchase the remaining shares by the issuance of an additional 36,000 of our shares.

Wentworth Oil & Gas, Inc. owned an 18% working interest in the Henry Dome gas project located in McMullen County approximately 60 miles south of San Antonio, Texas. In August 2005, Wentworth Oil & Gas, Inc. sold half of its interest in the project for $180,463, and retains a 9% working interest. Located upon the lease are two 10,000 foot vertical wells that lend themselves to having 1,500 foot lateral holes drilled in a northwest direction to intersect fractures in the Edwards Limestone. One such well has had a lateral hole drilled and is producing a nominal amount of gas, and accordingly we considered it prudent to write-down the carrying value of the property during 2005 by $312,200 to a nominal carrying value of $1.

Oil and Gas Operations

The following table summarizes our oil and gas production revenue and costs, our productive wells and acreage, undeveloped acreage and drilling activities for each of the last three years ended December 31.  As of December 31, 2005, we did not have proved oil and gas reserves.  We were not active in oil and gas in 2004 and 2003.

	2005		2004	2003
Production
Average sales price per barrel of oil	$58.30		Nil	Nil
Average production cost per barrel of oil	$58.00	(1)	Nil	Nil
Productive wells - oil
Gross	11		Nil	Nil
Net	11		Nil	Nil
Productive wells - gas
Gross	Nil		Nil	Nil
Net	Nil		Nil	Nil
Developed acreage - oil
Gross acreage	540		Nil	Nil
Net acreage	270		Nil	Nil
Developed acreage - gas
Gross acreage	Nil		Nil	Nil
Net acreage	Nil		Nil	Nil
Undeveloped acreage - oil
Gross	Nil		Nil	Nil
Net	Nil		Nil	Nil
Undeveloped acreage - gas
Gross	17		Nil	Nil
Net	2		Nil	Nil
Drilling activity
Net productive exploratory wells drilled	Nil		Nil	Nil
Net dry exploratory wells drilled	Nil		Nil	Nil
Net productive development wells drilled	Nil		Nil	Nil
Net dry development wells drilled	Nil		Nil	Nil

(1) Includes the cost of remediating 11 wells in 2005.

Present Activities

In July 2006, we completed re-entry of a 12,450-foot deep Woodbine Sand formation well on our Polk County prospect at a cost of approximately $1.9 million and successfully restimulated it.  Stabilized rates from the well indicate an average production of 120 barrels of oil per day and 250,000 cubic feet of gas per day with a flowing tubing pressure of 1,600 pounds per square inch on a 10/64ths choke.

Delivery Commitments

We are not obligated to provide oil or gas in fixed quantities or at fixed prices under existing contracts.

LEGAL PROCEEDINGS

On May 24, 2006 we initiated a lawsuit against KLE Mineral Holdings, LLC seeking the recovery of $118,000 of deposits and other amounts paid in respect of the purchase of certain coal leases in 2005.  The purchase was not completed and the vendor agreed in 2005 to refund the deposits, but subsequently failed to honor that agreement.  The $118,000 of deposits and other amounts were expensed by us in 2005.

On April 10, 2006, PIN Financial LLC initiated a lawsuit against us in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of our common stock in respect of our January 2006 issuance of $1,500,000 of convertible debentures to Cornell Capital Partners, LP.  Cornell Capital Partners, LP and we deny and dispute the claim and we will aggressively defend the action.

On July 24, 2006, we initiated a lawsuit against PB Energy USA, Inc., Malcolm Bell, Daryl Pollock, 556369 BC Ltd. and PB Energy Partners, Ltd. in the District Court of Tarrant County, Texas seeking the recovery of $23,204 from PB Energy USA, Inc. in respect of re-entry costs paid to PB Energy USA, Inc. relating to our subsidiary’s Henry Dome oil and gas interest in McMullen County, Texas which PB Energy USA, Inc. did not, in turn, forward to the operator.  We had to pay this $23,204 a second time; this time directly to the operator.  We are also seeking an order of the court requiring Malcolm Bell, Daryl Pollock, 556369 BC Ltd. and PB Energy Partners, Ltd. to sell their shares of our common stock back to us at their original cost as we agreed.  On August 17, 2006, plaintiffs filed on answer and counter-claim for alleging breach of contract and seeking $10,045 in actual damages, declaratory relief, attorneys’ fees and interest.

We are in a dispute with Utah Oil Sands, Inc. related to our refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of our common stock.  We claimed the leases were not as represented and terminated the purchase agreement in November 2005.  Legal action has not been initiated with respect to this dispute.

Cause No. 2006-254, styled Johnny Srubbs vs. Barnico Drilling, Inc., is pending in the 402nd Judicial District Court of Wood County, Texas. The Plaintiff was hit in the eye when he used a hammer to change a tong die. In a case such as this, the Plaintiff must prove that the Defendant was negligent somehow in falling to provide either proper equipment to do the job or in falling to provide a safe place to do the work. Barnico asserts that it provided adequate safety equipment and that the plaintiff was advised to use it, but chose on his own not to use the safety equipment.

Cause No. PI-05-504, styled Andres Delgado by and through Liberty Mutual Insurance Company vs. Barnico Drilling, Inc,. is pending in the 87th Judicial District Court of Leon County, Texas. Plaintiff alleges that a piece of tubing fell from a Barnico rig and struck him in the face. The damages as pled for by Plaintiff are $17,185.00. The case is in discovery phase. Barnico accrued a $20,000 contingent liability related to this case as of December 31, 2005.

Cause No. 349-5618 styled Phillip Dennis Carter and Teresa Walls Carter vs. Barnico Drilling, Inc., et al, is pending in the 349th Judicial District Court of Anderson County, Texas. Plaintiff has sued Barnico and four other entities complaining that he was employed by Barnico Drilling, Inc., and on December 8, 2004, while working on a drilling rig in Anderson County, Texas, that he was injured when trying to climb down off of a rig. Plaintiff alleges that was negligent in various manners and alleges that he suffered disabling and serious personal injuries.

Cause No. 87-9691, styled Roy Vest vs. Barnico Drilling, Inc., is pending in the 87th Judicial District Court of Anderson County, Texas. Plaintiff alleges that he was an employee of Barnico, at a time when he was injured on the job. Barnico is a non-subscriber under worker’s compensation. Plaintiff filed his case on December 2, 2002 and, although discovery has been conducted, the Plaintiff has not prosecuted this case or taken any other action in this case approximately a year and a half.

Other than the foregoing, presently, neither we nor our wholly owned subsidiaries are party to any significant litigation and we are not aware of any other litigation, either pending or threatened.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Current Position/Office	Position Held Since	Director Since/During
John Punzo	51	Chief Executive Officer, Chairman of the Board and Director	April 2, 2005	April 2, 2005
Francis K. Ling	50	Chief Financial Officer and Director	August 29, 2005	August 29, 2005
Gordon C. McDougall	50	Director	February 23, 2005	February 23, 2005
Roger Williams	49	Director	April 15, 2006	April 15, 2006
Neil Lande	68	Director	June 15, 2006	June 15, 2006
Michael S. Studdard	56	President and Director	August 21, 2006	August 21, 2006
George D. Barnes	43	Vice President of Operations and Director	August 21, 2006	August 21, 2006
Tom J. Temples	52	Vice President of Exploration and Production	August 21, 2006	August 21, 2006

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

John Punzo

From 1999 to 2004, Mr. Punzo was President and Chief Executive Officer of Sonoran Energy Inc. (formerly Showstar Online.com, Inc.) and was involved in the restructuring of that company into a successful energy producer until his departure to further develop his energy consultancy and private management group.  Since 1981, Mr. Punzo has played a key role in launching, directing and obtaining the funding for a number of public and private companies.  Mr. Punzo is also the sole shareholder, director and officer of each of Panterra Capital Inc. and Paradigm Process Inc., private consulting companies.

Gordon C. McDougall

From 1994 until 2003, Mr. McDougall was President and sole shareholder of Campbell Capital Advisory Inc., a private investment and management consulting company located in Vancouver, British Columbia, Canada.  From March 2002 until June 2004, he was also a director of Gamestate Entertainment Inc. (subsequently renamed Quest Oil Corp.), a public leisure and entertainment company listed on the OTC Bulletin Board.  From May 2004 until March 2006, Mr. McDougall was President and a director of Revelstoke Industries Inc, a reporting company in the United States.  Since 2003, he has been the sole shareholder, director and President of C4 Capital Advisory Inc., a private consulting company. Born in New Brunswick, Canada, Mr. McDougall completed the Canadian Securities Course in 1984 and became a stockbroker with Nesbitt Thomson in 1984.  Mr. McDougall is well-versed in raising capital, managing start-up companies and coaching companies through their initial growth.  Mr. McDougall is a member of our Audit Committee, President and a director of Redrock, and director of Barnico.

Francis K. Ling

Mr. Ling was appointed our Chief Financial Officer on August 29, 2005 and since March 2000, he has been Chief Financial Officer for Dixon Networks Corporation. Dixon Networks is a private contracting company that specializes in the engineering and construction of fiber optic networks for large telecommunication companies throughout North America, and Mr. Ling’s work for them involves a minimal commitment of his time.  He holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers’ Association.   Mr. Ling is chairman of our Audit Committee, our Chief Financial Officer and a director of Redrock, and Chief Financial Officer and a director of Barnico.

Roger D. Williams

Mr. Williams has over 25 years of professional engineering and senior legal experience with major projects, including onshore and offshore Gulf of Mexico leases, the Trans-Alaska Pipeline System, gas fields in Indonesia and the Philippines, and power plants developed in tandem with upstream oil and gas projects. He also has extensive industry experience working for over nine years as a lead engineer for Exxon on several major upstream projects, including strategic planning, financial analyses and reservoir development studies.  For four years, Mr. Williams served as managing partner of the Hong Kong office of the law firm of Troutman Sanders LLP.  He has held various legal and petroleum industry positions both as a practicing attorney and professional engineer since 1979.  Mr. Williams has degrees in petroleum and chemical engineering, and received his law degree from the University of Alabama in 1991.  His legal career included practice with Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C., Hong Kong and Singapore. In 2006, he left the private practice of law and became CEO and a director of Redrock.

Neil Lande

Neil Lande was an investment banker and financial analyst for over 30 years.  Working for firms such as Abraham & Company Investment Advisory in New York, Cowen & Company Financial Analysis, and Underwood Neuhaus & Co. Investment Banking, he has spent much of his career covering the oil services sector.  Since 1990, Mr. Lande has been a partner in Houston-based Republic Capital Interests where he has built and sold numerous businesses and shopping centers.  As an investment banker, Mr. Lande worked on corporate turnarounds, public offerings, and the development of customized financing vehicles for contract drillers to finance the purchase of equipment with off-balance sheet financing.  In an advisory capacity he has initiated numerous private placements, primarily for companies in the oil service industry.  Mr. Lande has a BSBA degree from Babson College in Boston.  Mr. Lande is a member of our Audit Committee.

Michael S. Studdard

Mr. Studdard is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. From 1992 to 2006, he was an independent landman and founded Michael S. Studdard & Associates, a company specializing in seismic permitting and exploration ventures. Mr. Studdard founded Signature Geophysical, where he was responsible for hiring and supervising landmen, field crews, sales, and marketing. From 1989 to 1992, he was Regional Director of Sales for GFS Company, where he was responsible for coordinating and managing sales and marketing activities and developing relationships with oil and gas companies including Mobil, Texaco, Exxon and Chevron in addition to independent exploration companies. From 1986 to 1992, he was the National Sales Director with TGC Industries. From 1976 to 1986, he was co-owner of Ward Exploration, where he was Manager of Public Relations and sales responsible for personnel and budgets as well as manager of field crew operations. Prior thereto, Mr. Studdard served in various capacities with SPS Services, Inc.

George D. Barnes

George Barnes has been President and a director of Barnico Drilling, Inc. since its formation in 1992. He is an oil and gas drilling contractor with more than 24 years of hands-on drilling operations experience. Mr. Barnes has experience in all facets of drilling ranging from site preparation through drilling and completions.  He has oversight and management responsibilities for two drilling rigs, six rig-hauling tractor trailer trucks and four caterpillar crawler tractors. Mr. Barnes manages up to 40 employees of which 18 are highly-experienced, key employees who have been with the company since inception.

Tom J. Temples

Tom J. Temples is an AAPG Certified Petroleum Geologist, a SIPES Certified Earth Scientist, a Registered Professional Geologist (Arkansas) and a Registered Environmental Manager with 30 years of experience in exploration, development and management of petroleum ventures in North America.  Dr. Temples is founder and co-owner of Advanced Environmental Solutions, LLC (“AES”), a geological research and consulting company headquartered in Lexington, South Carolina.  Dr. Temples is also an Associate Research Professor at the University of South Carolina and Adjunct Professor of Geology at Clemson University.  Dr. Temples received his Bachelor of Science degree from Clemson University and his Ph.D. from the University of South Carolina.  Prior to founding AES, Dr. Temples was employed as Senior Geotechnical Advisor to the Department of Energy at Savannah River Site, from 1991 to 1999.  Dr. Temples was Exploration Manager for Peko Oil, USA where he was responsible for exploration and generation of prospects for drilling, as well as the risk assessment and budget preparation for a $200 million program.  Early in his career, he served in various capacities with Texaco, Inc.

There are no family relationships among our directors and executive officers.  No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years.  No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years.  No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years.  No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

Audit Committee and Audit Committee Financial Expert

We have an audit committee comprising three directors - Francis K. Ling, Gordon C. McDougall and Neil Lande. Our board of directors has determined that we have one audit committee financial expert – Mr. Francis K. Ling – serving on our audit committee. Mr. Ling is our Chief Financial Officer and is, therefore, not independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14 under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Shareholders are required by Securities and Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with, except (i) John Punzo, Chief Executive Officer, Chairman and director, was late in reporting one transaction on Form 4 - Statement of Changes in Beneficial Ownership; (ii) Gordon C. McDougall, President and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock and options to purchase shares of our common stock; (iii) Francis K. Ling, Chief Financial Officer and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late in reporting one transaction on Form 4 - Statement of Changes in Beneficial Ownership; (iv) James F. Whiteside, our former President of Oil Sands Development and former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late in filing two Statements of Changes in Beneficial Ownership on Form 4 reporting a total of three transactions; (v) Daniel M. Leonard, our former Vice President of Exploration and Development and former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock and options to purchase shares of our common stock, and was late in filing one Statement of Changes in Beneficial Ownership on Form 4 reporting three transactions; and (vi) Severino Amorelli, a former director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock.

Code of Ethics

We have adopted a code of ethics which applies to all our directors, officers and employees. A copy of our “Code of Ethics and Business Conduct for Officers, Directors and Employees” is filed with the Securities and Exchange Commission as Exhibit 14.1 hereto. In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer, and to our most highly compensated executive officers at December 31, 2005, other than our Chief Executive Officer (collectively, the “Named Executed Officers”). No compensation was awarded to, earned by or paid to Named Executive Officers in 2004 or 2003.

						Long Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Annual Compensation				Restricted Stock Awards ($)	Securities Underlying Options / SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
		Salary ($)	Bonus ($)	Other ($)
John Punzo, CEO, Chairman, director	2005 2004 2003	— — —	— — —	$143,300 — —	(1)	— — —	2,000,000 — —	— — —	$2,700 — —	(2)
Gordon C. McDougall,(3) President, director	2005 2004 2003	— — —	— — —	105,200 — —	(4)	— — —	1,600,000 — —	— — —	$3,130 — —	(5)
Francis K. Ling, CFO, director	2005 2004 2003	— — —	— — —	$13,444 — —		— — —	1,200,000 — —	— — —	— — —
James F. Whiteside,(6)	2005	—	—	$40,000		—	1,200,000	—	—
President of Oil Sands Development, director	2004 2003	— —	— —	— —		— —	— —	— —	— —
Daniel M. Leonard,(7)	2005	—	—	$59,195		—	750,000	—	—
Vice President of Exploration and Development, director	2004 2003	— —	— —	— —		— —	— —	— —	— —

(1)          Paid and accrued to Panterra Capital Inc. and Paradigm Process Inc., private companies of which John Punzo is the sole shareholder for management consulting services.

(2)          Paid to Panterra Capital Inc. and Paradigm Process Inc. for rented space for office use.

(3)   Gordon C. McDougall resigned as President on August 21, 2006 to permit Michael S. Studdard’s appointment as President.

(4)          Paid and accrued to C4 Capital Advisory Inc., a private company of which Gordon C. McDougall is the sole shareholder for management consulting services.

(5)          Paid to Gordon C. McDougall for rented space for office use.

(6)   James F. Whiteside resigned as a director and officer on April 4, 2006.

(7)          Daniel M. Leonard served as director and officer of the company from August 29, 2005 until September 30, 2005.

Option / SAR Grants Table

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers:

Name	Number of Securities Underlying Options / SARS Granted (#)	Percent of Total Options / SARS Granted to Employees in the Fiscal Year	Exercise or Base Price ($/share)	Market Price of the Underlying Security on the Date of Grant ($)	Date of Grant	Expiration Date
John Punzo	800,000	11.8%	$0.25	$0.25	March 18, 2005	February 28, 2008
John Punzo	800,000	11.8%	$0.50	$0.25	March 18, 2005	February 28, 2009
John Punzo	200,000	3.0%	$0.25	$0.25	April 2, 2005	February 28, 2008
John Punzo	200,000	3.0%	$0.50	$0.25	April 2, 2005	February 28, 2009
Gordon C. McDougall	800,000	11.9%	$0.25	$0.25	March 18, 2005	February 28, 2008
Gordon C. McDougall	800,000	11.8%	$0.50	$0.25	March 18, 2005	February 28, 2009
Francis K. Ling	1,200,000	17.8%	$0.50	$0.62	December 31, 2005	February 28, 2008
James F. Whiteside	1,200,000	17.8%	$0.50	$0.62	December 31, 2005	February 28, 2008
Daniel M. Leonard	100,000	1.5%	$0.25	$0.25	March 23, 2005	February 28, 2007
Daniel M. Leonard	100,000	1.5%	$0.50	$0.25	June 8, 2005	February 28, 2008
Daniel M. Leonard	550,000	8.1%	$0.50	$0.62	December 31, 2005	February 28, 2008

A copy of the form of these stock option agreements is filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s report on Form 10-KSB for the year ended December 31, 2005 and copies of each of the option agreements listed below are included in the exhibit list that is part of the registration statement filed with this prospectus.

On March 27, 2006, we granted additional options to Mr. Punzo to purchase up to 500,000 shares of our common stock at a price of $3.85 per share at any time until February 28, 2009.

Pursuant to a resolution of our Board on December 12, 2005, we granted stock options which were issued on May 29, 2006 to John Punzo and Gordon C. McDougall to each purchase up to 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 as compensation for their services to our Board of Directors

On May 29, 2006, we granted stock options to Michael S. Studdard, George D. Barnes and Tom J. Temples to each purchase up to 2,000,000 shares of our common stock at a price of $1.50 per share until June 15, 2009.  These options vest at a rate of 166,667 shares per calendar quarter commencing July 1, 2006.  On July 4, 2006, we granted further stock options to Mr. Studdard, Mr. Barnes and Mr. Temples to each purchase up to an additional 350,000 shares of our common stock at a price of $1.50 per share until June 15, 2009.  These options vest at a rate of 29,167 shares per calendar quarter commencing July 4, 2006.  Mr. Studdard and Mr. Barnes were  both appointed directors and also appointed President and Vice President of Operations, respectively, and Mr. Temples was appointed Vice President of Exploration and Production on August 21, 2006 (see “Management – Directors and Executive Officers.”)

Aggregated Option / SAR Exercises in the Last Fiscal Year and Fiscal Year End Option / SAR Values

The following table sets forth, on an aggregate basis, information concerning each exercise of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the year end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options / SARS at December 31, 2005 (#) Exercisable / Unexercisable	Value of Unexercised in-the- Money Options / SARS at December 31, 2005 ($) Exercisable / Unexercisable
John Punzo	520,000	$260,000	1,480,000 / —	$297,600 / —
Gordon C. McDougall	280,000	$140,000	1,320,000 / —	$288,400 / —
Francis K. Ling	—	—	1,200,000 / —	$144,000 / —
James F. Whiteside	—	—	1,200,000 / —	$144,000 / —
Daniel M. Leonard	—	—	750,000 / —	$115,000 / —

Compensation of Directors

Mr. Severino Amorelli, a non-employee director at the time of the grant, was granted options on March 18, 2005 to purchase up to 75,000 shares of our common stock at a price of $0.25 per share at any time until February 28, 2008.

Pursuant to a resolution of our Board on December 12, 2006, we granted stock options that were issued on May 29, 2006 to Severino Amorelli, a non-employee director at the time of the grant, to purchase up to 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 as compensation for his services to our Board of Directors.

On February 15, 2006, we granted stock options to Roger D. Williams, a non-employee director, to purchase up to 250,000 shares of our common stock at a price of $1.50 per share until February 28, 2011.  These options vest at a rate of 31,250 shares per calendar quarter commencing April 1, 2006.

On June 15, 2006, we granted stock options to Neil Lande, a non-employee director, to purchase up to 200,000 shares of our common stock at a price of $4.20 per share until June 15, 2009.  The stock options vest at a rate of 50,000 shares per calendar quarter commencing July 1, 2006.

The option agreements referred to above are included in the exhibit list that is part of the registration statement filed with this prospectus.

Employment Contracts and Termination of Employment

On April 2, 2005, we entered into a five year management agreement with Paradigm Process Inc., a private company the sole shareholder of which is John Punzo, our Chief Executive Officer, Chairman and a director. This management agreement contained the following provisions: a monthly fee of $13,700 with a one-time payment of $10,000 upon execution of the agreement; the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year; and upon termination of the agreement by us, a severance payment equal to $328,800, representing 24 months of fees. This agreement was terminated on September 30, 2005 and replaced by a management agreement with Panterra Capital Inc.

On October 1, 2005, we entered into a five year management agreement with Panterra Capital Inc., a private company the sole shareholder of which is John Punzo, our Chief Executive Officer, Chairman and a director. This management agreement contains the following provisions: a monthly fee of $13,700; the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year; and upon termination of the agreement by us, a severance payment equal to $164,400, representing 12 months of fees.

On April 2, 2005, we entered into a five year management agreement with C4 Capital Advisory Inc., a private company the sole shareholder of which is Gordon C. McDougall, a director and our former President. This management agreement contained the following provisions: a monthly fee of $10,800, and the grant of stock options to purchase not less than 800,000 shares of our common stock per year. This agreement was terminated by us and C4 Capital Advisory Inc. effective June 8, 2006.

On October 14, 2005, we entered into a three year consulting agreement with James F. Whiteside, our former President of Oil Sands Development. This consulting agreement contained the following provisions: a monthly fee of $10,000; the grant of stock options to purchase not less than 1,200,000 shares of our common stock at $0.50 per share, which options vest at a rate of 100,000 options per calendar quarter; and not less than 60-days’ written notice to terminate the agreement. In March 2006, Mr. Whiteside’s agreement was modified to reduce the monthly fee to $2,500 and on April 5, 2006 the agreement was terminated as of June 6, 2006.

On October 1, 2005, we entered into a three year consulting agreement with Daniel M. Leonard, our Vice President of Exploration and Development from August 29, 2005 until September 30, 2005. This consulting agreement contains the following provisions: a monthly fee of $10,000; the grant of stock options to purchase not less than 750,000 shares of our common stock at $0.50 per share, which options vest at a rate of 62,500 options per calendar quarter; and not less than 60-days’ written notice to terminate the agreement.

On July 25, 2006, we entered into a three-year consulting agreement with Michael S. Studdard, who was appointed our President and a director on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 during the first year and $17,250 in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

On July 25, 2006, we entered into a three-year consulting agreement with George D. Barnes, who was appointed our Vice President of Operations and a director on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 during the first year and $17,250 in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

On July 25, 2006, we entered into a three-year consulting agreement with Tom J. Temples, who was appointed our Vice President of Exploration and Production on August 21, 2006.  This consulting agreement contains the following provisions: a monthly fee of $11,800 during the first year and $17,250 in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

Each of the agreements identified above is included in the exhibit list that is part of the registration statement filed with this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for transactions set forth under the heading “Management,” there have been no transactions or proposed transactions during the past two years requiring disclosure pursuant to Item 404 of Regulation S-B.

Indemnification of Officers and Directors

The Oklahoma Statutes provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be our best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Conflicts of Interest

None of our officers will devote all of his time to the affairs of the Company. There will be occasions when the time requirements of our business conflict with the demands of the officers’ other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of additional personnel will be available or that they can be obtained upon terms favorable to us.

Some of our officers and directors also are officers, directors, or both of other corporations. These companies may be in direct competition with us for available opportunities.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides information regarding own shares of outstanding Common Stock beneficially owned as of the date of this prospectus by (a) each person who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes a voting and investment power with respect to shares.  Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed beneficially owned and outstanding from computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		% of Class

5% Beneficial Owners

Margaret Archibald Suite 2103, 2088 Madison Avenue, Burnaby, BC, Canada	Common stock	1,221,000	(1)	5.3%

Coach Capital LLC EPS-D (2016), P.O. Box 02-5548, Miami, FL	Common stock	1,167,048		5.2%

Kelburn Corporation Suite 13, First Floor, Oliaji Trade Centre Francis Rachel Street, Victoria, Seychelles	Common stock	1,215,000		5.4%

Roboco Energy, Inc.(2) 5110 Anderson County Road 2206, Palestine, TX	Common Stock	1,500,000		6.6%

Directors

Roger D. Williams 34956 Vintage Place, Roundhill, VA	Common Stock	62,500	(3)	0.3%

Neil Lande 5814 Tanglewood Park, Houston, TX	Common Stock	50,000	(4)	0.2%

Named Executive Officers

John Punzo 16149 Morgan Creek Crescent, South Surrey, BC, Canada	Common stock	2,957,500	(5)	11.9%

Gordon C. McDougall 15577 Columbia Avenue, White Rock, BC, Canada	Common stock	2,258,000	(6)	9.4%

Francis K. Ling 6924 Stewart Road, Delta, BC, Canada	Common stock	407,500	(7)	1.8%

Daniel M. Leonard 115 West 7th Street, Suite 1400, Fort Worth, TX	Common stock	413,620	(8)	1.8%

Michael S. Studdard 5110 Anderson County Road 2206, Palestine, TX	Common Stock	1,695,834	(9)	7.4%

George D. Barnes 1006 Anderson County Road 2212, Palestine, TX	Common Stock	2,320,834	(10)	10.2%

Tom J. Temples 415 Hollenbeck Road, Irmo, SC	Common Stock	1,695,834	(11)	7.4%

All directors and executive officers as a group	Common stock	8,861,622	(12)	32.0%

(1)                                  Represents 596,000 shares of common stock owned of record by Biarritz Productions Inc., a private company controlled by Ms. Archibald, and 625,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Ms. Archibald.

(2)                                  A private company owned 1/3 by Mr. Michael S. Studdard, 1/3 by Mr. George D. Barnes and 1/3 by Mr. Tom J. Temples.

(3)                                  Represents 62,500 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Williams.

(4)                                  Represents 50,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Lande.

(5)                                  Represents 152,500 shares of common stock owned of record by Mr. Punzo, 625,000 shares of common stock owned of record by Paradigm Process Inc., a private company the sole shareholder of which is Mr. Punzo, and 2,180,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Punzo.

(6)                                  Represents 133,000 shares of common stock owned of record by Mr. McDougall, 605,000 shares of common stock owned of record by USGL Holdings Inc., a private company the sole shareholder of which is Mr. McDougall, and 1,520,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. McDougall.

(7)                                  Represents 7,500 shares of common stock owned of record by Mr. Ling and 400,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Ling.

(8)                                  Represents 3,000 shares of common stock owned of record by Mr. Leonard, 51,620 shares of common stock owned of record by Sandhill Operating Company, a private company the sole shareholder of which is Mr. Leonard, and 359,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Leonard.

(9)                                  Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Studdard owns 1/3 of the issued and outstanding shares and 195,834 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Studdard.

(10)                          Represents 625,000 shares of common stock owned of record by Mr. Barnes, 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Barnes owns 1/3 of the issued and outstanding shares, and 195,834 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Barnes.

(11)                            Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Temples owns 1/3 of the issued and outstanding shares and 195,834 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Temples.

(12)                            This total counts the 1,500,000 shares of common stock owned by Roboco Energy, Inc. (and included in the share counts for its three shareholders) only once.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.  The material terms of such exhibits are disclosed herein.

Dividend Policy

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

Our authorized capital consists of 100,000,000 shares of stock. We are authorized to issue 98,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of $0.001 par value preferred stock, which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors. As of July 31, 2006, we had 22,572,757 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

At a special meeting of the shareholders to be held on September 22, 2006, we expect our shareholders to approve a proposal set forth by our board of directors to increase the number of shares of our authorized capital stock.  If this proposal is approved by the shareholders at the special meeting, upon filing of the amendment with the Secretary of State of the State of Oklahoma, the Company will have 302,000,000 authorized shares of stock, of which 300,000,000 authorized shares will be common stock and 2,000,000 authorized shares will be Preferred Stock.

CONVERTIBLE DEBENTURE FINANCING

On January 23, 2006, we entered into a series of agreements, set forth in a filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively.  The closing price of our common stock on January 23, 2006 was $0.825.  Of the convertible debentures originally acquired by Cornell Capital Partners, LP, $445,000 have been converted, with $1,055,000, plus interest, remaining due and payable.  None of the warrants have been exercised.

The convertible debentures have a term of three years, accrue interest at 10% and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to eighty-five (85%) of the lowest Volume Weighted Average Price of our Common Stock for the fifteen (15) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. Cornell Capital Partners, LP may not convert debentures for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

SENIOR SECURED CONVERTIBLE NOTE FINANCING

On July 25, 2006, we entered into several agreements with investors (the “Investors”) in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10.  The agreements include, without limitation, a Securities Purchase Agreement, a pledge agreement, a guaranty, senior secured convertible notes, warrants to purchase common stock, a Registration Rights Agreement, a Security Agreement, a Pledge Agreement and a Guaranty, each dated July 25, 2006. The following is a summary of each of those agreements and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to the Form 8-K filed on July 26, 2006.

On July 25, 2006, we also entered into an Agreement concerning the Securities Purchase Agreement between Cornell Capital Partners, LP and us and related agreements (Attached as Exhibit 10.7 to our Form 8-K filed July 26, 2006) and the Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006).  Pursuant to the terms of these agreements, Cornell Capital

Partners, LP agreed to subordinate their convertible debenture financing agreements to those of senior secured convertible notes described above and agreed to certain restrictions on the conversion of debt and sales of stock by Cornell Capital Partners, LP.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by us of senior secured convertible notes in the aggregate principal amount of $32,350,000 and warrants to purchase 46,214,286 shares of our Common Stock. The Securities Purchase Agreement contains representations and warranties made by us and the Investors which are typical for transactions of this type. The representations and warranties made by us in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on our part which are typical for transactions of this type, as well as the following covenants:

•                                          the obligation to use the proceeds from the sale of the senior secured convertible notes and the warrants for the acquisition of the Ball mineral properties, through Roboco Energy, Inc., acquisition of Barnico Drilling, Inc., initiation of drilling and development programs, and general corporate needs, but not for the repayment of any other outstanding debts of us or our subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of us or any of our subsidiaries.

•                                          the obligation to not, while the senior secured convertible notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on our Common Stock, without the consent of the holders of the senior secured convertible notes.

•                                          the obligation to not issue any additional senior secured convertible notes or any future variable priced securities.

•                                          the obligation to not file any registration statement with the Securities and Exchange Commission (the “Commission”) or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission.

•                                          The obligation to increase the number of our authorized shares to allow for potential future issuances including obligations with respect to the senior secured convertible notes and warrants.

The Securities Purchase Agreement also obligates us to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of our obligations, and (3) certain third party claims.

Senior Secured Convertible Notes

The senior secured convertible notes have an aggregate principal amount of $32,350,000 and are convertible into shares of our Common Stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments. The senior secured convertible notes have a maturity date on the third anniversary of their issuance, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The senior secured convertible notes bear interest at the rate of 9.15% per annum, which rate is increased to 15% upon the occurrence of an event of default under the senior secured convertible notes. Our obligations under the senior secured convertible notes are secured by a security interest in substantially all of our assets.

Repayment of Principal

The principal amount of the senior secured convertible notes is to be repaid in 25 equal installments commencing on the first anniversary of the date of their issuance. Such principal payments shall be paid in shares of our common stock if the Equity Conditions described below are satisfied. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 80% of the arithmetic average of the weighted average price of our Common Stock for the five trading days preceding the installment payment date. The number of shares of our Common Stock which may be issued for the payment of any installment of principal may not exceed 15% of the aggregate dollar trading volume over the twenty trading days before the date we deliver notice confirming that we will pay an installment of principal in shares of our Common Stock.

The holders of the senior secured convertible notes may elect to defer the payment of any installment of principal for a period of up to three years from the date such installment was originally due.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date we deliver notice confirming that we will make a payment by issuing our Common Stock through the date of the payment (the “Equity Conditions Period”), the registration statement required by the Registration Rights Agreement has been effective and available for the resale of the securities covered thereby (subject to applicable grace periods) or all such securities are eligible for sale without restriction or the need for registration, (2) our Common Stock has been designated for quotation on the OTC Bulletin Board on each day during the Equity Conditions Period and shall not have been suspended or be subject to a threat of delisting or suspension, (3) during the Equity Conditions Period we have timely delivered all shares of our Common Stock upon conversion of the senior secured convertible notes and upon exercise of the warrants, (4) the shares of our Common Stock to be issued may be issued without causing a holder’s beneficial ownership of the Common Stock to exceed 4.99% of our outstanding Common Stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) we shall have not failed to timely make any payment required to be made under the senior secured convertible notes, warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving us, (7) we shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the senior secured convertible notes or exercise of the warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) we shall have been in material compliance with and shall not have materially breached any provision or representation or warranty in the senior secured convertible notes, warrants, and related agreements.

Conversion

The senior secured convertible notes are convertible at the option of the holders into shares of our Common Stock at an initial conversion price of approximately $1.40 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to any lower price at which we issue any Common Stock, or are obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

We may require the holders to convert the senior secured convertible notes after the Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to July 24, 2009 if (1) the Equity Conditions described above are satisfied and (2) the closing sale price of our Common Stock equals or exceeds 125% of the initial conversion price of the senior secured convertible notes for any five consecutive trading days. Any such mandatory conversion cannot exceed 25% of the dollar trading volume of our Common Stock for the 20 trading days before we deliver notice of our election to require the mandatory conversion.  If we elect to require such mandatory conversion, Series B warrants issued to the holders of the senior secured convertible notes will become exercisable to purchase the following percentages of the shares of our Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighted average price of our Common Stock for the five trading days preceding the date we deliver notice of such mandatory conversion (expressed as a percentage of the conversion price as of such date):

Warrant Coverage	Arithmetic Average
70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300% +

Payment of Interest

Interest on the senior secured convertible notes is payable quarterly and may, at our option if the Equity Conditions described above are satisfied, be paid by the issuance of our Common Stock. Any shares of Common Stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Redemption

We may redeem a respective monthly installment amount payable pursuant to the senior secured convertible notes, in whole or in part, by providing the holders of the senior secured convertible notes with written notice within 10 trading days of the installment due date, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.

Participation Rights

The holders of the senior secured convertible notes are entitled to receive any dividends paid or distributions made to the holders of our Common Stock on an as if converted basis.

Covenants

The senior secured convertible notes contain a variety of covenants by us which are typical for transactions of this type, as well as the following covenants:

•               the obligation to reserve out of our authorized and unissued Common Stock a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the senior secured convertible notes.

•               the obligation not to and not to permit our subsidiaries to, incur other indebtedness, except for certain permitted indebtedness.

•               the obligation not to, and not to, permit our subsidiaries to, incur or permit to exist liens, except for certain permitted liens.

•               the obligation not to redeem or pay any dividend or distribution on its capital stock, other than a permitted distribution of 200,000 shares of capital stock of Redrock.

•               the obligation not to, and not to permit any of its subsidiaries to, redeem, repay or make any payments in respect of, any permitted indebtedness if at the time of such payment an event constituting, or that with the passage of time and without being cured would constitute, an event of default.

Events of Default

The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•                                          the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

•                                          the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

•                                          the failure to issue shares upon conversion of the senior secured convertible notes for more than 10 business days after the relevant conversion date or notice to any holder of the senior secured convertible notes if our intent not to comply with a conversion request pursuant to the senior secured convertible notes.

•                                          the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes.

After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default.  In the event of default, the exercise price of the warrants may be recalculated based upon the market price for shares of our common stock.

Fundamental Transactions

We cannot enter into or be party to any Fundamental Transaction (as defined in the senior secured convertible notes) unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes. In addition, in the event of a Change of Control (as defined in the senior secured convertible notes) the holders of the senior secured convertible notes have the right to require the redemption of the senior secured convertible notes for a price of 120% or more of the principal amount of the senior secured convertible notes being redeemed.

Warrants

The warrants entitle the holders thereof to purchase up to an aggregate of 46,214,286 shares of our Common Stock for a period of five years, at an initial exercise price of $1.40 per share.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to any lower price at which we issue any Common Stock, or we are obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the warrants, the number of shares issuable upon exercise of the warrants will be correspondingly adjusted.

Upon the occurrence of a Fundamental Transaction (as defined in the warrants), if a Fundamental Transaction involves a change of control, the holders of the warrants will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the warrants) of the then unexercised portion of the warrants.

Security Agreement

The Security Agreement grants the holders of the senior secured convertible notes a first priority security interest substantially all of our personal property. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type. Pursuant to a Joinder Agreement dated August 8, 2006, Barnico Drilling, Inc. became bound by the Security Agreement and thereby granted the holders of the senior secured convertible notes a first priority security interest in substantially all of its personal property.

Pledge Agreement

The Pledge Agreement grants to the collateral agent a continuing security interest in all capital stock or other equity interests owned by us or Wentworth Oil & Gas, Inc., other than 200,000 shares of Redrock.  The Pledge Agreement contains representations and warranties and covenants which are typical for transactions of this type.  Pursuant to a Pledge Amendment, dated as of August 8, 2006, all capital stock of Barnico Drilling, Inc. owned by us was pledged to the collateral agent pursuant to the Pledge Agreement.

Guaranty

Pursuant to the Guaranty, Wentworth Oil & Gas, Inc. has guaranteed, among other things, all of our obligations under the Securities Purchase Agreement, the Senior Secured Notes and the other transaction documents in favor of the collateral agent for the buyers of the Notes. The Guaranty contains representations and warranties and covenants which are typical for transactions of this type.  On August 8, 2006, Barnico Drilling, Inc. entered into a guaranty similar to the Guaranty described above in favor of the collateral agent for the buyers.

Mortgage and Escrow Agreement

Pursuant to the Securities Purchase Agreement, we are required to file, in the applicable real property records of each jurisdiction in which we own oil and gas properties, a mortgage in favor of the collateral agent for the benefit of the buyers.  The mortgages are expected to contain representations and warranties and covenants which are typical for transactions of this type.

In addition, pursuant to the Securities Purchase Agreement, we are required to enter into an escrow agreement with the buyer representative and an escrow agent, pursuant to which we will deposit any proceeds received from leasing any of our mineral leasehold interests in oil and gas properties owned by us pursuant to an agreement entered into after July 25, 2006.  Pursuant to the terms of the escrow agreement, under certain circumstances, the escrow funds may be released to us or to one or more of the buyers.  The escrow agreement is expected to contain customary terms and conditions which are typical for transactions of this type.

Registration Rights Agreement

The Registration Rights Agreement requires us to file a registration statement for the resale of a number of shares of our Common Stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the warrants. The registration statement must be filed within 30 days, must be declared effective by the Commission within 105 days (or 60 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If we fail to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain “grace periods” periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.5 percent of the aggregate purchase price of the senior secured convertible notes and warrants on the date of such failure and on every 30th day thereafter until such failure is cured. The Registration Rights Agreement provides for customary indemnification for us and the Investors.

The senior secured convertible notes and warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

In connection with the transaction, we paid placement agency, consulting and finders fees consisting of $1,820,000 in cash, $850,000 in senior secured convertible notes, 1,214,286 Series A warrants, 425,000 Series B warrants, 250,000 shares of common stock, and additional warrants to purchase 2,771,429 shares of common stock at $1.40 warrants to purchase 400,000 at $5.00 per share and warrants to purchase 350,000 shares of common stock at $8.00 per share.  Some of the fees were invested in the Company as senior secured convertible notes and will not be paid in cash.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Oklahoma General Corporation Act (the “Act”) our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•              for any breach of the director’s duty of loyalty to the Company or its shareholders,

•              for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•              under Section 1053 of the Act, or

•              for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending and such proceeding in advance of its final disposition, provided that the indemnified person undertake to repay all amounts so advanced if he or she is ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Associates of Los Angeles, California.

EXPERTS

Our financial statements as of December 31, 2005 and the related condensed consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year ended December 31, 2005 appearing in this prospectus and registration statement have been audited by MacKay LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2005 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2005 for Barnico Drilling, Inc. appearing in this prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

On May 3, 2006, MacKay LLP, Chartered Accountants of Vancouver, Canada resigned as Wentworth Energy, Inc.’s principal independent accountants and Hein & Associates LLP, Certified Public Accountants of Dallas, Texas were appointed in their place. The Company’s decision was based on its need for accountants located nearer the Company’s base of operations in Texas.  The decision to change accountants was approved by the Company’s board of directors, and there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The former accountants’ reports on the financial statements for the years ended December 31, 2004 and December 31, 2005 contained no adverse opinions, disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as such we file annual, quarterly and current reports, and other information the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Vancouver, British Columbia, Canada

We have audited the consolidated balance sheets of Wentworth Energy, Inc. (formerly Avondale Capital I Corp.) (an exploration stage enterprise) as at December 31, 2005 and December 31, 2004 and the consolidated statements of operations and deficit, stockholders’ equity (deficit), and cash flows for the periods from inception July 21, 2004 to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe our audits form a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2005 and December 31, 2004 and the results of their operations and their cash flows for the periods from inception on July 21, 2004 to December 31, 2005 in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada.	/s/ MacKay LLP
April 13, 2006	Chartered Accountants

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statement of Operations and Deficit

(Expressed in US Dollars)

	Cumulative, Inception to December 31, 2005	Period Ended December 31,
		2005	2004

Revenue	$29,673	$29,673	$—

Cost of revenue	(54,578)	(54,578)	—

Gross profit (loss)	(24,905)	(24,905)	—

Expenses
Amortization	860	619	241
Consulting	586,303	515,757	70,546
Finance costs	91,083	91,083	—
Interest and bank charges	62,936	62,746	190
Management fees	296,220	270,575	25,645
Office and miscellaneous	55,434	34,230	21,204
Property evaluation costs	10,000	10,000	—
Professional fees	95,016	86,663	8,353
Promotion	102,100	102,100	—
Regulatory authorities	7,034	7,034	—
Rent	13,933	8,333	5,600
Stock based compensation	199,440	199,440	—
Transfer agent	8,781	6,531	2,250
Travel	67,705	55,428	12,277
Utilities	7,935	7,935	—
Write down of oil and gas properties	312,200	312,200	—
	1,916,980	1,770,674	146,306

Loss before other item	(1,941,885)	(1,795,579)	(146,306)

Other item
Write down of option payments	(100,000)	(100,000)	—

Loss for the period	(2,041,885)	(1,895,579)	(146,306)

Deficit, beginning of period	—	(146,306)	—

Deficit accumulated during the exploration stage	$(2,041,885)	$(2,041,885)	$(146,306)

Basic and diluted loss per share		$(0.17)	$(0.05)

Weighted average shares outstanding		10,921,989	3,022,331

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Balance Sheet

(Expressed in US Dollars)

December 31,	2005	2004

Assets

Current
Cash	$107,397	$—
Accounts receivable and accrued receivables	7,441	2,794
Prepaid expenses (note 4)	66,995	7,925
	181,833	10,719

Oil and gas properties (note 5)	100,001	202,460

Equipment (note 6)	2,008	1,615
Deferred finance costs	11,333	—
	$295,175	$214,794

Liabilities

Current
Accounts payable and accrued liabilities	$164,774	$168,543
Share subscriptions received	60,725	20,801
Convertible loans payable (note 7)	183,500	—
Due to related parties (note 8)	51,654	5,356
	460,653	194,700

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value 2,000,000 shares authorized Nil shares issued and outstanding (2004 – nil)	—	—
Common stock, $0.001 par value 48,000,000 shares authorized 15,132,111 shares outstanding (2004 – 4,770,000)	15,132	4,770

Additional paid in capital	1,861,275	171,630

Expenses prepaid with common stock	—	(10,000)

Deficit accumulated during the exploration stage	(2,041,885)	(146,306)
	(165,478)	20,094
	$295,175	$214,794

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statement of Stockholders’ Equity (Deficit)

(Expressed in US Dollars)

For the period from inception on July 21, 2004 to December 31, 2005

	Number of shares	Par value	Additional Paid in Capital	Expenses prepaid with common stock	Deficit Accumulated During the Exploration Stage	Total

July 21, 2004 issued to founders for cash, at $0.001 per share	2,805,882	$2,806	$(406)	$—	$—	$2,400
November 26, 2004 issued for services, at $0.25 per share	46,765	47	9,953	(10,000)	—	—
December 31, 2004 issued by private placement for cash, at $0.10 per share	1,917,353	1,917	162,083	—	—	164,000
Net loss for the period	—	—	—	—	(146,306)	(146,306)
Balance, December 31, 2004	4,770,000	4,770	171,630	(10,000)	(146,306)	20,094
February 22, 2005 issuance of common stock for cash	2,000,000	2,000	—	—	—	2,000
March 15, 2005 issuance of common stock for cash	3,000,000	3,000	27,000	—	—	30,000
March 15, 2005 issuance of common stock for services	100,000	100	900	—	—	1,000
April 15, 2005 issuance of common stock for services	50,000	50	12,450	—	—	12,500
May 12, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	1,416,000	1,416	(75,730)	10,000	—	(64,314)
June 6, 2005 issuance of common stock for cash	896,000	896	223,104	—	—	224,000
June 6, 2005 issuance of common stock for debt settlement	50,000	50	12,450	—	—	12,500
June 6, 2005 issuance of common stock for bonus on convertible note	30,000	30	14,970	—	—	15,000
June 6, 2005 issuance of common stock for finder’s fee	17,857	18	12,482	—	—	12,500
August 4, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	180,000	180	—	—	—	180

The accompanying notes are an integral part of these financial statements.

	Number of shares	Par Value	Additional Paid in Capital	Expenses prepaid with common stock	Deficit Accumulated During the Exploration Stage	Total

August 4, 2005 issuance of common stock for bonus on convertible note	6,000	6	1,494	—	—	1,500
August 4, 2005 issuance of common stock for cash	120,000	120	89,880	—	—	90,000
August 4, 2005 issuance of common stock for services	444,833	445	115,263	—	—	115,708
Additional paid-in capital from convertible line of credit financing	—	—	282,881	—	—	282,881
September 1, 2005 cancellation of common stock for non-payment	(500,000)	(500)	(4,500)	—	—	(5,000)
September 13, 2005 issuance of common stock for origination fee on loan agreement	100,000	100	24,900	—	—	25,000
September 13, 2005 issuance of common stock for services	62,667	63	21,244	—	—	21,307
September 28, 2005 issuance of common stock to purchase leases	10,000	10	8,090	—	—	8,100
September 30, 2005 issuance of common stock upon exercise of options	840,000	840	209,160	—	—	210,000
October 31, 2005 issuance of common stock for finder’s fee	80,000	80	19,920	—	—	20,000
November 3, 2005 issuance of common stock for services	100,000	100	82,900	—	—	83,000
December 30, 2005 issuance of common stock for cash	1,358,754	1,358	678,019	—	—	679,377
Reduction in paid-in capital from convertible line of credit financing	—	—	(266,672)	—	—	(266,672)
Stock based compensation	—	—	199,440	—	—	199,440
Net loss for the period	—	—	—	—	(1,895,579)	(1,895,579)

Balance December 31, 2005	15,132,111	$15,132	$1,861,275	$—	$(2,041,885)	$(165,478)

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Consolidated Statement of Cash Flows

(Expressed in US Dollars)

	Cumulative, Inception to	Period ended December 31,
	December 31, 2005	2005	2004
Cash provided by (used for)

Operating activities
Loss for the period	$(2,041,885)	$(1,895,579)	$(146,306)
Adjustments for:
Depletion	8,100	8,100	—
Amortization	860	619	241
Stock based compensation	199,440	199,440	—
Interest on convertible line of credit	16,209	16,209	—
Write-down of oil and gas properties	312,200	312,200	—
Write-down of option payments	100,000	100,000	—
Non-cash administrative expenses	160,886	153,386	7,500
Change in non-cash working capital items:

Accounts receivable and accrued receivables	(7,441)	(4,647)	(2,794)
Prepaid expenses	3,838	11,763	(7,925)
Accounts payable and accrued liabilities	(10,678)	(51,761)	41,083
Due to related parties	51,654	46,298	5,356
	(1,206,817)	(1,103,972)	(102,845)

Investment activities
Cash received on recapitalization	5,821	5,821	—
Oil and gas property purchase	(284,741)	(209,741)	(75,000)
KLE Mineral Holdings, LLC option payments	(30,000)	(30,000)	—
Equipment purchases	(2,868)	(1,012)	(1,856)
	(311,788)	(234,932)	(76,856)

Financing activities
Deferred finance costs	(12,500)	(12,500)	—
Proceeds from promissory note	183,500	183,500	—
Proceeds from line of credit	282,881	282,881
Repayment of line of credit	(282,881)	(282,881)
Subscriptions received	53,225	39,924	13,301
Issuance of shares	1,401,777	1,235,377	166,400
	1,626,002	1,446,301	179,701

Increase in cash	107,397	107,397	—
Cash, beginning of period	—	—	—
Cash, end of period	$107,397	$107,397	$—

Supplemental cash flow information
Interest paid	$8,881	$8,881	$—
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.
(formerly Avondale Capital I Corp.)
(an Exploration Stage Enterprise)

Consolidated Financial Statements

(Expressed in US Dollars)

December 31, 2005

1.              Nature of Operations

The Company was incorporated in the State of Oklahoma on October 31, 2000 as Avondale Capital I Corp.  During the year ended December 31, 2003 the Company ceased its consulting operations.  During 2005, the Company acquired interests in certain oil and gas properties and is currently developing them for production.  The Company is an exploration stage enterprise.

On February 24, 2005, the Company changed its name to Wentworth Energy, Inc. and on March 24, 2005 it undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.  Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation

Pursuant to a letter agreement dated March 22, 2005, Wentworth Energy, Inc. agreed to issue up to 1,632,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Wentworth Oil & Gas, Inc.  On May 12, 2005, Wentworth Energy, Inc. acquired 86.8% of Wentworth Oil & Gas, Inc. by issuing 1,416,000 shares and acquired a further 11.0% on August 4, 2005 by the issuance of 180,000 shares, for a total of 97.8%.

These transactions resulted in the former shareholders of Wentworth Oil & Gas, Inc. owning 12.5% of the issued and outstanding shares of the common stock of Wentworth Energy, Inc. as at May 12, 2005 and 12.8% as at August 4, 2005.  Accounting principles applicable to the recapitalization of a public shell have been applied to record this acquisition.

Under this basis of accounting, Wentworth Oil & Gas, Inc. has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

2.     Significant Accounting Policies

a)              Exploration stage company

The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7.

b)              Consolidation

The consolidated financial statements include the accounts of the Company and its 97.8%-owned subsidiary, Wentworth Oil & Gas, Inc.  All significant inter-company transactions have been eliminated.

c)              Oil and gas activities

The Company follows the full cost method of accounting for its oil and gas activities. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized within the appropriate cost center.  Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the Company for its own account, and do not include any costs related to production, general corporate overhead, or similar activities.  All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by the Company.

For each cost center, capitalized costs less accumulated depletion and related deferred income taxes, may not exceed the cost center ceiling. The cost center ceiling is equal to the sum of (a) the present value of estimated future net revenues from proved oil and gas reserves, less estimated future expenditures to be incurred in developing the proved reserves computed using a 10 percent discount factor; (b) the cost of properties not being amortized; (c) the lower of cost or fair market value of unproven properties included in the costs being amortized; and (d) income tax effects related to the differences between the book and tax basis of the properties.  Any excess is charged to expense during the period in which the excess occurs.

Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. Abandonments of oil and gas properties are accounted for as adjustments of capitalized costs, and are amortized and subject to the cost center ceiling limitation.

d)              Impairment of long-lived assets

The company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

e)     Asset retirement obligations

The fair value of the statutory, contractual or legal liability associated with the retirement and reclamation of tangible long-lived assets is recorded when a reasonable estimate of fair value can be made, with a corresponding increase to the carrying amount of the related assets.  The increase to capitalized costs is amortized to earnings on a basis consistent with amortization of the underlying assets.  Subsequent changes in the estimated fair value of the asset retirement obligations (ARO) are capitalized and amortized over the remaining useful life of the underlying asset.  The ARO liabilities are carried on the Consolidated Balance Sheet at their discounted present value and are accreted over time for the change in their present value, with this accretion charge included in amortization.  Actual expenditures incurred are charged against the accumulated obligation with the resulting difference recognized in income as a gain or loss.

f)     Equipment

Equipment is recorded at cost and amortized on the declining balance basis at annual rates as follows:

Equipment	30%
Furniture and fixtures	20%

g)    Revenue recognition

The company utilizes the accrual method of accounting for crude oil revenues whereby revenues are recognized as the company’s entitlement share of the oil that is produced and delivered to a purchaser based upon its working interest in the properties.

h)    Deferred finance costs

Finance costs with respect to the 12% convertible note and totalling $40,000 were recorded May 4, 2005, and are being expensed over the remaining months until maturity of the note on May 4, 2006.

i)     Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

j)     Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

k)    Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

l)     Comprehensive income

Under SFAS 130, the Company is required to record certain gains and losses as a component of Stockholders’ Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note.  The loss for the period is the same as the comprehensive loss for the period.

m)   Measurement uncertainty

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs and stock based compensation.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Actual results could differ from those reported.

n)    Stock based compensation

In accordance with SFAS No. 123 (revised 2004), Share-Based Payments the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

o)     Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

p)     Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force (“EITF”) have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities”, which addresses the consolidation of variable interest entities (formerly referred to as “Special Purpose Entities”). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

3.     Business Combination

On May 12, 2005, the Company acquired 86.8% of the common stock of Wentworth Oil & Gas, Inc., a Nevada corporation, by the issuance of 1,416,000 shares in the common stock of the company at a deemed value of $0.001 per share.  On August 4, 2005, a further 11.0% was acquired by the issuance of 180,000 shares of Company stock ownership interest for a total of 97.8%.  Wentworth Oil & Gas, Inc. owns an interest in the J.B. Henry #1 natural gas prospect (see note 5).

The Company has accounted for the acquisition of Wentworth Oil & Gas, Inc. as a recapitalization of Wentworth Energy, Inc.  Wentworth Oil & Gas, Inc. is deemed to be the accounting acquirer.  All financial information for 2004 is that of Wentworth Oil & Gas, Inc.  At the date of acquisition there was no adjustment to the carrying value of the assets or liabilities of either Wentworth Energy, Inc. or Wentworth Oil & Gas, Inc.  The valuation of the 1,596,000 shares was determined on the net book value of Wentworth Oil & Gas, Inc.  The Company debited additional paid-in capital for $75,730 which was the value of the stockholder deficit at the date of acquisition.

4.     Prepaid Expenses

The Company entered into two publicity agreements during the year requiring deposits prior to delivery of services.  These prepaid deposits totalled $265,625 and have been expensed over the terms of each contract.

5.     Oil and Gas Properties

a)              McMullen County, Texas

Through its subsidiary, Wentworth Oil & Gas, Inc., the Company owns a 9% working interest (a 6.75% net revenue interest) in the J.B. Henry #1 natural gas re-entry prospect located in central McMullen County, Texas.  The Company has an option to participate, as to a 9% undivided interest, in the re-entry of the E.M. Henry #2 natural gas well at an estimated cost to the company of an additional $50,000.

The Company’s subsidiary owned an 18% interest prior to August 2005, at which time it sold one-half of its interest, equivalent to 9%, for $180,463.  These funds were used to settle the majority of the amounts owing to the operator, including $80,000 of promissory notes and $16,000 of cash bonuses on those notes.

Subsequent to the year end, gas production commenced, but at lower rates than anticipated.  Accordingly, the Company deemed it prudent to record a write-down of the carrying value of the property from $312,201 to a nominal $1 in the current year.

b)              Archer County, Texas

The Company also owns a 100% working interest (an 81.25% net revenue interest) in the Wuckowitsch and Burnett property covering approximately 240 acres in Archer County, Texas.  The Company purchased the leases to this property by issuing 10,000 common shares valued at $8,100.  The property comprises 11 producing wells and 31 inactive wells. During the current year revenues of $29,673 were generated, and the entire cost of the acquisition has been recorded as depletion.

c)              Asphalt Ridge Tar Sands, Utah

The Company also owns a 100% working interest (an 82.50% net revenue interest) in the Asphalt Ridge Tar Sands property covering approximately 1,900 acres near Vernal, Utah.  The Company purchased the leases to this property by a cash payment of $100,000.

d)              Costs incurred in oil and gas property acquisition, exploration and development activities

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized as follows:

	December 31, 2005	December 31, 2004
Acquisitions:
Proved producing reserves	$—	$—
Proved non-producing reserves	1	—
Unproved properties	100,000	202,460
Development costs	—	—
Explorations costs	—	—

	$100,001	$202,460

6.     Equipment

	Cost	Accumulated Amortization	December 31, 2005 Net Book Value

Office equipment	$2,523	$826	$1,697
Furniture and fixtures	345	34	311

	$2,868	$860	$2,008

	Cost	Accumulated Amortization	December 31, 2004 Net Book Value

Office equipment	$1,856	$241	$1,615

7.     Convertible Loans Payable

December 31, 2005

12% Convertible Note An unsecured note payable due May 4, 2006 with interest payable monthly at 12% per annum and a bonus of 30,000 shares of the common stock of the company. The holder of the note is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $1.50 per such share at any time prior to maturity.	$183,500

Total	$183,500

In August 2005, the Company entered into a line of credit agreement, whereby it can borrow up to $1,000,000 at a rate of 10% per annum calculated and payable annually.  Advances under the line of credit, which totalled $282,881 during fiscal 2005, are due and payable on August 22, 2008 and until repayment, the lender may convert the principal sum and accrued interest into shares of the common stock of the Company at a price of $0.90 per share.  In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the Company recorded the value of the embedded beneficial conversion feature of $282,881 as additional paid-in capital as the debt was issued with an intrinsic value conversion feature.  Upon repayment of the outstanding principal and accrued interest on December 30, 2005, the Company reduced additional paid-in capital by the sum of $266,672.

8.     Related Party Transactions

a)              During the year, the Company entered into transactions with related parties as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties;

Management fees paid to corporations controlled by directors	$261,944
Rent paid to a corporation controlled by a director	$2,700
Rent paid to a director	$3,130
Consulting fees paid to directors	$99,195

b)              As at December 31, 2005, $51,654 (2004 — $5,356) was owed to a director and corporations owned by directors of the Company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest or stated terms of repayment; accordingly fair value cannot be reliably determined.

9.     Warrants Outstanding

	Number of warrants	Weighted Average Exercise Price	Expiry date

Outstanding at December 31, 2004	—	—	—

Warrants granted	120,000	$0.75	July 4, 2006
Warrants granted	1,358,754	$1.00	December 30, 2008
Warrants exercised	—	—	—

Outstanding at December 31, 2005	1,478,754	$0.98	38 months

10.  Issuances of securities

Since its incorporation on October 31, 2000, Wentworth Energy, Inc. has issued the following shares of its common stock:

			Consideration			Basis for
		Number of	Per			Assigning
Date	Security	Securities	Security	Total	Nature	Amount
October 31, 2000	Common stock	1,000,000	$0.001	$1,000	Cash	Cash
October 31, 2000	Common stock	2,000,000	0.001	2,000	Services	Agreed value
December 31, 2000	Common stock	590,000	0.002	1,180	Cash	Cash
January 31, 2001	Common stock	510,000	0.002	1,020	Cash	Cash
December 31, 2001	Common stock	10,000	0.926	9,261	Shares of FHW, Inc.	Market value of asset purchased
December 31, 2001	Common stock	520,000	0.001	520	Cash	Cash
January 1, 2003	Common stock	140,000	0.001	140	Cash	Cash
February 22, 2005	Common stock	2,000,000	0.001	2,000	Cash	Cash
March 15, 2005	Common stock	3,000,000	0.010	30,000	Cash	Cash
March 15, 2005	Common stock	100,000	0.010	1,000	Services	Agreed value
April 15, 2005	Common stock	50,000	0.250	12,500	Services	Agreed value
May 12, 2005	Common stock	1,416,000	0.001	1,416	Shares of Wentworth Oil & Gas, Inc.	Book value of assets purchased
June 6, 2005	Common stock	896,000	0.250	224,000	Cash	Cash
June 6, 2005	Common stock	50,000	0.250	12,500	Debt settlement	Face value of debt
June 6, 2005	Common stock	30,000	0.500	15,000	Bonus on convertible note	Agreed value
June 6, 2005	Common stock	17,857	0.700	12,500	Finder’s fee	Agreed value
August 4, 2005	Common stock	180,000	0.001	180	Shares of Wentworth Oil & Gas, Inc.	Book value of assets purchased
August 4, 2005	Common stock	6,000	0.250	1,500	Bonus on convertible note	Agreed value
August 4, 2005	Common stock	120,000	0.750	90,000	Cash	Cash
August 4, 2005	Common stock	444,833	0.260	115,708	Services	Agreed value
September 1, 2005	Common stock	(500,000)	(0.001)	(5,000)	Cancellation for non-payment	Subscribed price
September 13, 2005	Common stock	100,000	0.250	25,000	Origination fee on loan	Agreed value
September 13, 2005	Common stock	62,667	0.340	21,307	Services	Agreed value
September 28, 2005	Common stock	10,000	0.810	8,100	Oil and gas leases	Agreed value
September 30, 2005	Common stock	840,000	0.250	210,000	Option exercise for cash	Agreed option price
October 31, 2005	Common stock	80,000	0.250	20,000	Finder’s fee	Agreed value
November 3, 2005	Common stock	100,000	0.830	83,000	Services	Agreed value
December 30, 2005	Common stock	1,358,754	0.500	679,377	Cash	Cash

Total		15,132,111		$1,575,209

Since its incorporation on October 31, 2000, Wentworth Energy, Inc. has issued the following share purchase warrants:

			Consideration			Basis for
		Number of	Per			Assigning
Date	Security	Securities	Security	Total	Nature	Amount

August 4, 2005	Warrants	120,000	0.00	$—	Cash	Cash
December 30, 2005	Warrants	1,358,754	0.00	—	Cash	Cash

Total		1,478,754		$—

11.  Non-Cash Transactions

The following non-cash transactions were recorded during the periods ended:

	December 31
	2005	2004
Shares issued for investing activities	$9,696	$—
Shares issued for financing activities	$66,500	$—

12.  Stock-Based Compensation

The Company grants options to directors, officers, and consultants to acquire common stock.  As disclosed in note 2(n) the company has prospectively adopted the recommendations of SFAS 123(R) with respect to stock-based compensation.

The Company issued 9,775,000 options during the year.  The estimated fair value, as determined by a Black-Scholes option pricing model, of stock options granted and future charges to operations are set out below.

Date of grant	March 18, 2005	April 2, 2005	June 8, 2005	October 1, 2005	December 31, 2005	Total or Average

Number of options	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Number expected to vest	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Estimated life	2.6 years	2.8 years	2.0 years	2.4 years	2.1 years	2.4 years
Share price at date of grant	$0.25	$0.25	$0.25	$0.75	$0.62	$0.37
Weighted average option exercise price	$0.25	$0.25	$0.44	$0.50	$0.50	$0.33
Risk free interest rate	3.25%	3.25%	3.25%	3.32%	3.85%	3.44%
Estimated volatility	0%	0%	0%	158.23%	175.39%	56.34%
Option fair value	$—	$—	$—	$0.62	$0.52	$0.17
Compensation cost	$—	$—	$—	$62,295	$1,562,044	$1,624,339

Option pricing models require the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the company’s stock options.

	Number of options	Currently exercisable options	Exercise price	Expiry date

Outstanding at December 31, 2004	—	—	—
Options granted	1,800,000	—	$0.50	February 28, 2009
Options granted	4,100,000	2,612,500	$0.25	February 28, 2008
Options granted	3,425,000	346,000	$0.50	February 28, 2008
Options granted	350,000	222,500	$0.25	February 28, 2007
Options granted	100,000	25,000	$0.50	December 31, 2006
Options exercised	(840,000)	—	$0.25	—
Options terminated	(600,000)	—	$0.25	—

Outstanding at December 31, 2005	8,335,000	3,206,000	$0.25-$0.50

The fair value of stock options is charged to operations over the lesser of the vesting period or the expected life of the options.  The following table sets out the expected annual stock-based compensation expense for options granted.

	2005	2006	2007	2008	Total
Options granted March 18, 2005	$—	$—	$—	$—	$—
Options granted April 2, 2005	—	—	—	—	—
Options granted June 8, 2005	—	—	—	—	—
Options granted October 1, 2005	62,295	—	—	—	62,295
Options granted December 31, 2005	137,145	538,241	507,252	379,406	1,562,044

Total	$199,440	$538,241	$507,252	$379,406	$1,624,339

13.      Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

December 31,	2005	2004

Loss before income taxes	$(1,895,579)	$(146,306)

Income tax recovery at statutory rates	(284,337)	(21,946)
Non-deductible items for tax purposes	47,347	—
Unrecognized benefit of non-capital loss carry-forwards	236,990	21,946

	$—	$—

The significant components of the Company’s future income tax assets are as follows:

December 31,	2005	2004

Future income tax assets
Non-capital losses available for future periods	$258,936	$21,946

Valuation allowance	(258,936)	(21,946)

	$—	$—

At December 31, 2005 the Company has available non-capital losses of approximately $1,700,000 which may be carried forward to apply against future income.  These losses will expire commencing in 2014.

Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

14.  Commitments

The company has entered into the following consulting agreements:

a)              Effective March 1, 2005, pursuant to which a consultant will be paid $1,000 per month, in cash or common shares at the option of the consultant, and a minimum of 25,000 options to be granted annually, the agreement is for a term of one year. If the agreement is terminated by the Company without notice, damages are payable equal to 12 times the monthly fee.  The consultant will be paid a finder’s fee on the raising of debt or equity financing.

b)              Effective October 1, 2005, the Company entered into an agreement with a consultant, who will receive $10,000 per month as remuneration, with no less than ¼ and no more than ½ of this amount payable in cash.  The balance will be paid in shares at a price equal to 110% of the fair market value on the date of issuance.  The consultant will also be granted options to purchase no less than 750,000 shares, granted at intervals over a 33 month period from the date of the agreement.  The agreement may be terminated with 60 days notice by either party without penalty.  This agreement replaces an agreement with the same consultant dated March 22, 2005, which was terminated without penalty.

c)              In October 2005, the Company entered into a management agreement with a corporation controlled by the CEO of the Company.  This agreement replaces an agreement with another corporation controlled by the same CEO, which was effective April 2, 2005 and was terminated by the corporation on September 30, 2005.  The corporation will be paid $13,700 per month for consulting services, and an annual bonus based on performance of the Company.  Remuneration also includes a minimum of 1,000,000 options.  The agreement is for a term of five years.  If the agreement is terminated by the Company without notice, damages are payable equal to 12 times the monthly fee.

d)              Effective April 2, 2005, pursuant to which a corporation controlled by of the President of the Company will be paid $10,800 per month for consulting services, in cash or common shares at the option of the consultant.  Additional remuneration includes a minimum of 800,000 options to be granted annually.  The agreement is for a term of five years. If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.

e)              Effective June 1, 2005, pursuant to which an investor relations consultant will be paid 400,000 shares of common stock for a twelve month period commencing August 1, 2005.

f)                Effective June 1, 2005, pursuant to which a public relations consultant will be paid $500 and 5,000 shares of common stock per month commencing August 2005 and ending June 1, 2006.

g)             Effective June 16, 2005, pursuant to which an investor relations consultant will be paid $5,000 per month commencing July 2005 and 250,000 shares of common stock in four quarterly installments.  The Company may terminate the agreement upon 30 days’ notice and the payment of a $5,000 termination fee.

h)             Effective October 14, 2005, the Company entered into an agreement with a consultant, who serves as a director.  The consultant will receive $10,000 per month as remuneration, with no less than ¼ and no more than ½ of this amount payable in cash.  The balance will be paid in shares at a price equal to 110% of the fair market value on the date of issuance.  The consultant will also be granted options to purchase no less than 1,200,000 shares, granted at intervals over a 33 month period from the date of the agreement.  The agreement may be terminated with 60 days notice by either party without penalty.

i)                Effective December 2005, the Company committed to a directors’ stock option plan in which each director will receive 200,000 options upon the anniversary of each full year of service as director of the company.  The first such anniversary will be in March, 2006, and the options are exercisable at $0.50 per share for a period of three years following the date of the grant.

15.       Subsequent Events

a)              In January 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1,500,000, and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011, 1/3 of which are exercisable at a price of $0.60 per share, 1/3 are exercisable at $0.80 per share and 1/3 are exercisable at $1.00 per share.  The Company also issued 100,000 common shares as a commitment fee to the investor, these shares were valued at $64,000.

The convertible debentures are due and payable on January 11, 2009.  The principal and accrued interest on the convertible debentures may, at the option of the holder during the term of the convertible debentures, be converted into shares of the Company’s common stock at a rate of the lesser of $0.65 per share and 85% of the lowest volume-weighted average price of the Company’s common stock during the 15 trading days preceding the conversion date.  The investor has contractually agreed to restrict its ability to convert the convertible debentures to an amount less than 5% of the then-issued shares of common stock of the Company.  In addition, the investor will not convert more than $150,000 of the principal in any 30-day period.

Because the convertible debentures have a feature wherein the conversion price resets, the Company has analyzed the debenture pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature from the debt and accounting for the feature as a derivative liability with changes in fair value recorded in the income statement.

The Company issued 49,231 common shares to a third party as a finders fee; these shares were valued at $32,000.

b)              On February 15, 2006, stock options were granted to a consultant to purchase up to 250,000 shares of the Company’s common stock at a price of $1.50 per share until February 28, 2011.  The options will vest in eight equal quarterly amounts commencing April 1, 2006.

c)              On March 27, 2006, stock options were granted to the Company’s Chief Executive Officer to purchase up to 500,000 shares of the Company’s common stock at a price of $3.85 per share at any time until February 28, 2009.

d)              Subsequent to the year end the Company paid a cash deposit of $150,000 which is only refundable under limited circumstances.

e)              Subsequent to the year end the Company issued 400,000 common shares on the exercise of stock options for proceeds of $100,000.  The Company also issued 218,943 common shares at prices ranging between $0.25 and $1.19 for services valued at $147,015.

f)                Subsequent to the year end, the Company entered into an agreement with Petromax Technologies, LLC (“Petromax”) and others, wherein the parties agreed to form a corporation, Wentworth Oil Sands, Inc., to develop oil sands projects worldwide using Petromax’s hydrocarbon separation technology.  Wentworth Oil Sands, Inc. is 50% owned by the Company.  As consideration, the Company agreed to issue to Petromax, 200,000 shares of the Company’s common stock and grant stock options entitling Petromax to purchase up to an additional 300,000 shares of the Company’s common stock at a price of $1.25 per share at any time until March 1, 2009.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(An Exploration Stage Enterprise)

Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$9,274	$107,397
Accounts receivable and accrued receivables	—	7,441
Other receivables	18,750	—
Prepaid expenses and deposits	616,435	66,995

Total Current Assets	644,459	181,833

UNPROVED OIL AND GAS PROPERTIES, at full cost	2,139,261	100,001

EQUIPMENT, net	26,757	2,008

INVESTMENT IN REDROCK OIL SANDS, INC., at equity	365,527	—

DEFERRED FINANCE COSTS, net	251,838	11,333

Total Assets	$3,427,842	$295,175

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank overdraft	$247,827	$—
Accounts payable and accrued liabilities	434,698	164,774
Share subscriptions payable	—	60,725
Demand note payable	500,000	—
Due to related parties	221,263	51,654
Convertible note payable	—	183,500
Derivative contract liability	5,559,890	—

Total Current Liabilities	6,963,678	460,653

Convertible debentures payable	1,055,000	—
Discount on convertible debentures payable	(885,347)	—

Total Liabilities	7,133,331	460,653

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS (Notes 11 and 12)

STOCKHOLDERS’ DEFICIT
Preferred shares, 2,000,000 shares authorized, $0.001 par value; no shares issued and outstanding in 2006 and 2005	—	—
Common shares, 98,000,000 shares authorized, $0.001 par value; 26,330,757 issued and 18,572,757 outstanding in 2006 and 15,132,111 shares issued and outstanding in 2005	26,331	15,132
Additional paid-in capital	11,058,033	1,861,275
Treasury stock, at cost, 7,758,000 shares in 2006	(7,758)	—
Deficit accumulated during exploration stage	(14,782,095)	(2,041,885)

Total Stockholders’ Deficit	(3,705,489)	(165,478)

Total Liabilities and Stockholders’ Deficit	$3,427,842	$295,175

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(An Exploration Stage Enterprise)

Interim Consolidated Statements of Operations (Unaudited)

	Cumulative Inception to June 30, 2006	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

OIL AND GAS REVENUE	$71,562	$17,752	$—	$41,889	$—
PRODUCTION COSTS	123,336	47,298	—	68,758	—

GROSS PROFIT/(LOSS)	(51,774)	(29,546)	—	(26,869)	—

EXPENSES
Consulting (including stock based compensation)	6,788,348	4,280,291	55,937	6,002,605	57,742
Depreciation	2,834	1,481	307	1,974	307
Finance costs	347,830	227,879	6,667	256,747	6,667
Interest and bank charges	750,567	548,104	17,376	687,631	23,443
Investor relations	829,131	325,020	15,589	727,031	17,089
Management fees	445,490	75,770	97,839	149,270	97,839
Office and miscellaneous	132,531	46,407	14,486	77,097	14,486
Professional fees	623,967	464,379	16,115	528,951	21,344
Property evaluation costs	32,174	22,174	10,000	22,174	10,000
Regulatory fees	15,468	5,138	159	8,434	673
Rent	31,672	10,700	2,712	17,739	2,712
Transfer agent	11,131	775	2,328	2,350	2,528
Travel	123,204	6,308	18,897	55,499	18,897
Utilities	12,755	911	(474)	4,820	(474)
Write down of oil and gas properties	312,200	—	—	—	108,534

	10,459,302	6,015,337	257,938	8,542,322	381,787

LOSS FROM OPERATIONS	(10,511,076)	(6,044,883)	(257,938)	(8,569,191)	(381,787)

OTHER (REVENUE)/EXPENSE ITEMS
Interest income	(6,813)	(3,616)	—	(6,813)	—
Equity in loss of investment	117,942	117,942	—	117,942	—
(Gain) loss on derivative contracts	4,059,890	(10,885,474)	—	4,059,890	—
Write down of option payments	100,000	—	100,000	—	100,000

	4,271,019	(10,771,148)	100,000	4,171,019	100,000

NET INCOME (LOSS)	$(14,782,095)	$4,726,265	$(357,938)	$(12,740,210)	$(481,787)

BASIC AND DILUTED INCOME (LOSS) PER SHARE		$0.29	$(0.03)	$(0.80)	$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING – basic and diluted		16,145,732	10,963,367	15,890,850	8,594,842

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(An Exploration Stage Enterprise)

Interim Consolidated Statements of Cash Flow (Unaudited)

	Cumulative Inception to June 30, 2006	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

OPERATING ACTIVITIES
Net loss for the period	$(14,782,095)	$(12,740,210)	$(481,787)
Add/(deduct) non-cash items
Depletion	8,100	—	—
Depreciation	2,834	1,974	307
Stock based compensation	5,984,900	5,785,460	—
Amortization of discount on convertible debentures	614,653	614,653	—
Equity in loss of investment	117,942	117,942	—
Loss on derivative contracts	4,059,890	4,059,890	—
Amortization of deferred financing costs	85,412	56,745	—
Write-down of oil and gas properties	312,200	—	108,534
Write-down of option payments	100,000	—	100,000
Stock issued for services	497,434	311,990	7,732
Changes in non-cash working capital items
Accounts receivable and accrued receivables	(18,750)	(11,309)	(1,176)
Prepaid expenses and deposits	(545,602)	(549,440)	(10,167)
Accounts payable and accrued liabilities	275,455	269,924	(119,087)
Advanced from related parties	221,263	169,609	129,734

Cash provided (used) by operating activities	(3,066,364)	(1,912,772)	(265,910)

INVESTING ACTIVITIES
Cash received on recapitalization	5,821	—	5,821
Cash invested in Redrock Oil Sands, Inc.	(5,468)	(5,468)	—
KLE Mineral Holdings, LLC option payments	(30,000)	—	(30,000)
Acquisition of equipment	(29,591)	(26,723)	(1,012)
Acquisition of oil and gas property	(2,424,002)	(2,139,261)	(94,624)

Cash used by investing activities	(2,483,240)	(2,171,452)	(119,815)

FINANCING ACTIVITIES
Deferred financing costs	(184,500)	(172,000)	(12,500)
Share subscriptions payable	(1,500)	(1,500)	91,500
Proceeds from convertible note payable	183,500	—	183,500
Proceeds from convertible debentures payable	1,500,000	1,500,000	—
Proceeds from demand notes payable	500,000	500,000	—
Borrowings from overdrafts payable	247,827	247,827	—
Common stock issued for cash	3,313,551	1,911,774	143,700

Cash provided by financing activities	5,558,878	3,986,101	406,200

CHANGE IN CASH DURING PERIOD	9,274	(98,123)	20,475

CASH, BEGINNING OF PERIOD	—	107,397	—

CASH, END OF PERIOD	$9,274	$9,274	$20,475

SUPPLEMENTAL DISCLOSURE:

Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issued common stock for reduction of payables	$59,225	$59,225	$—
Issued common stock for conversion of debt	$628,500	$628,500	$—
Issued common stock for assets acquired	$9,696	$—	$—
Issued common stock for investment	$378,000	$378,000	$—
Issued common stock for deferred financing fees	$191,750	$125,250	$—
Transfer of oil and gas property to equity investments	$100,001	$100,001	$—
Record discount on convertible debt	$1,500,000	$1,500,000	$—
Treasury stock issued for collateral	$7,758	$7,758	$—

The accompanying notes are an integral part of these financial statements

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(An Exploration Stage Enterprise)

Notes to the Interim Consolidated Financial Statements (Unaudited)

June 30, 2006

1.              Nature of Operations

The Company was incorporated in the State of Oklahoma on October 31, 2000 as Avondale Capital I Corp.  During the year ended December 31, 2003 the Company ceased its consulting operations.  During 2005, the Company acquired interests in certain oil and gas properties and is currently developing them for production.  Subsequent to the end of the period, the Company acquired additional mineral interests and a 100% interest in a drilling company as described in Note 12.  The Company is an exploration stage enterprise.

On February 24, 2005, the Company changed its name to Wentworth Energy, Inc. and on March 24, 2005 it undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.  Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation.

Pursuant to a letter agreement dated March 22, 2005, Wentworth Energy, Inc. agreed to issue up to 1,632,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Wentworth Oil & Gas, Inc.  On May 12, 2005, Wentworth Energy, Inc. acquired 86.8% of Wentworth Oil & Gas, Inc. by issuing 1,416,000 shares and acquired a further 11.0% on August 4, 2005 by the issuance of 180,000 shares, for a total of 97.8%.

These transactions resulted in the former shareholders of Wentworth Oil & Gas, Inc. owning 12.5% of the issued and outstanding shares of the common stock of Wentworth Energy, Inc. as at May 12, 2005 and 12.8% as at August 4, 2005.  Accounting principles applicable to the recapitalization of a public shell have been applied to record this acquisition.

Under this basis of accounting, Wentworth Oil & Gas, Inc. has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

On March 2, 2006, Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.), a private Nevada corporation, was incorporated. The Company entered into an agreement with Petromax Technologies, LLC (“Petromax”) and others, wherein the parties agreed to form Redrock Oil Sands, Inc., to develop oil sands projects worldwide using Petromax’s hydrocarbon separation technology.  Redrock Oil Sands, Inc. is 45.4% owned by the Company and is accounted for as an equity investment as the Company does not exercise control over the investment.

The accompanying interim consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.  The Company entered into a financing agreement on July 25, 2006 that is described in Note 12.

The unaudited consolidated financial information has been prepared in accordance with the Company’s customary accounting policies and practices.  In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of results for the interim period, have been included.  The financial information presented should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2005 included in the Company’s Form 10-KSB.

2.     Significant Accounting Policies

a)              Exploration stage company

The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7.

b)              Consolidation

These interim consolidated financial statements include the accounts of the Company and its 97.8%-owned subsidiary, Wentworth Oil & Gas, Inc.  All significant inter-company transactions have been eliminated.

c)              Oil and gas activities

The Company follows the full cost method of accounting for its oil and gas activities. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized within the appropriate cost center.  Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the Company for its own account, and do not include any costs related to production, general corporate overhead, or similar activities.  All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by the Company.

d)              Equity investments

The Company uses the equity method of accounting for its investment in Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.) as it has the ability to exercise significant influence, but not control, over the investment.  The investment in Redrock Oil Sands, Inc. at equity consists of capital contributions less the Company’s proportionate share of net losses for the period ended June 30, 2006.

e)              Deferred finance costs

Finance costs with respect to the 12% convertible note totalling $40,000 were recorded May 4, 2005, and were being expensed using the effective interest method over the life of the note.  During the quarter ended June 30, 2006, these costs were fully amortized.

Finance costs with respect to the 10% convertible debentures totalling $297,250 were recorded January 12, 2006, and are being expensed using the effective interest method over the remaining months until maturity of the debentures on January 11, 2009.  The Company also recorded a discount for the convertible debentures as described in Note 7.

f)                Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

g)             Income (loss) per share

Basic income (loss) per share has been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.  For the period ended June 30, 2006 the Company had approximately 13,000,000 potentially dilutive shares which are not included in the calculation of earnings per share, because the effect would be anti-dilutive.  For the period ended June 30, 2005, diluted loss per share is the same as basic loss per share, as the effect of common stock equivalents in anti-dilutive.

h)             Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs, stock based compensation and derivative contract liabilities.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Actual results could differ from those reported.

i)                Stock based compensation

In accordance with SFAS No. 123 (revised 2004), Share-Based Payments the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

j)                Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

3.     Unproved Oil and Gas Properties

a)              Pecos County, Texas

During the six months ended June 30, 2006, the Company acquired a 63.75% working interest in the Pecos County property covering approximately 130 acres in Pecos County, Texas. The Company purchased the leases to this property by making a cash payment of $63,750.

b)              Polk County, Texas

During the six months ended June 30, 2006, the Company acquired an 87.5% working interest in the Polk County property in Polk County, Texas. The Company purchased the leases to this property by making a cash payment of $100,000.  In addition, during the three months ended June 30, 2006, the Company capitalized $1,936,500 for its working interest share of the costs relating to the re-entry, drilling and refracturing of a well on the property.  As of June 30, 2006, the refracturing of the well was still in progress.

c)              Freestone County, Texas

During the six months ended June 30, 2006, the Company acquired a 100% working interest in the Freestone County property covering approximately 26 acres in Freestone County, Texas. The Company purchased the leases to this property by making a cash payment of $13,295.

4.     Convertible Loans Payable and Lines of Credit

In August 2005, the Company entered into a convertible line of credit agreement, whereby it can borrow up to $1,000,000 at a rate of 10% per annum calculated and payable annually.  Advances under the line of credit are due and payable on August 22, 2008 and until repayment, the lender may convert the principal and accrued interest into common stock of the Company at $0.90 per share.  As of December 31, 2005, there were no outstanding balances under the line of credit and this line of credit was terminated by the Company in May 2006.

5.     Demand Note Payable

During the six months ended June 30, 2006, the Company borrowed $500,000 that is due on demand.  The loan bears interest at 10% per annum and is uncollateralized.

6.     Related Party Transactions

a)              During the period, the Company entered into transactions with related parties as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties:

	3 month June 30, 2006	3 months June 30, 2005	6 months June 30, 2006	6 months June 30, 2005

Management fees paid to corporations controlled by directors	$73,500	$78,434	$147,000	$93,434
Rent paid to a corporation controlled by a family member of a director	$5,144	$—	$6,044	$900
Rent paid to directors	$1,200	$1,212	$4,464	$1,212
Consulting fees paid to a director	$20,000	$—	$20,000	$—

b)             As at June 30, 2006 and December 31, 2005, $221,263 and $51,654, respectively, was owed to directors and corporations owned by directors of the Company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest, or stated terms of repayment.

7.              Convertible Debentures Payable

On January 11, 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1,500,000 (see Note 9), and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011, 1/3 of which are exercisable at a price of $0.60 per share, 1/3 are exercisable at $0.80 per share and 1/3 are exercisable at $1.00 per share.  The Company also issued 100,000 common shares as a commitment fee to the investor valued at $64,000.  During the three months ended June 30, 2006, the investor converted $445,000 of the principal balance of the debentures into 684,615 shares of the Company’s common stock.

The convertible debentures are due and payable on January 11, 2009.  The principal and accrued interest on the convertible debentures may, at the option of the holder during the term of the convertible debentures, be converted into shares of the Company’s common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of the Company’s common stock during the 15 trading days preceding the conversion date.  The investor has contractually agreed to restrict its ability to convert the convertible debentures to an amount less than 5% of the then-issued shares of common stock of the Company.  In addition, the investor will not convert more than $150,000 of the principal in any 30-day period.  The convertible debenture is collateralized by 7,758,000 shares of the Company’s treasury stock held in escrow.  These collateral treasury shares were released and cancelled in July 2006.

In connection with the debenture, the Company recorded a $1,500,000 debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force.  The debt discount is being amortized over the life of the related debenture and $510,486 and $614,653 was expensed during the three months and six months ended June 30, 2006, respectively.

Because the convertible debentures and the related warrants have a feature wherein the conversion price resets and carry registration rights, the Company has analyzed the debenture and the related warrants pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the income statement.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $2,414,349 has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.  In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a gain (loss) of $10,885,474 and ($4,059,890) for the three months and six months ended June 30, 2006, respectively.  The fair value of the derivative contract liability outstanding as of June 30, 2006 was $5,559,890.

The Company issued 49,231 common shares to a third party as a finder’s fee for the secured convertible debentures; these shares were valued at $32,000.

8.     Warrants Outstanding

	Number of warrants	Average Exercise Price	Expiry date

Outstanding at December 31, 2005	1,478,754	$0.98	December 30, 2008

Warrants granted	1,650,000	$1.04	June 20, 2011
Warrants exercised	(1,310,524)	$0.98	December 30, 2008

Outstanding at June 30, 2006	1,818,230	$1.04	—

As at June 30, 2006 and December 31, 2005, all warrants are vested and exercisable.

9.     Issuances of Securities

On June 15, 2006, the total number of authorized common shares was increased from 48,000,000 to 98,000,000 and the number of all authorized shares was increased from 50,000,000 to 100,000,000.

During the six months ended June 30, 2006, Wentworth Energy, Inc. has issued the following shares of its common stock:

			Consideration
		Number of	Per			Basis for
Date	Security	Securities	Security	Total	Nature	Assigning Amount
January 9, 2006	Common stock	92,500	$0.34	$31,225	Services	Fair value of stock when services rendered
January 9, 2006	Common stock	35,443	$0.79	$28,000	Payable settlement	Face value of payable
January 9, 2006	Common stock	50,000	$0.25	$12,500	Option exercise for cash	Agreed option Price
January 10, 2006	Common stock	100,000	$0.64	$64,000	Commitment fee	Fair value of stock when services rendered
January 10, 2006	Common stock	7,758,000	$0.001	$7,758	Issued in the Company’s name and pledged as collateral for debt	Par value
February 9, 2006	Common stock	400,000	$0.25	$100,000	Option exercise for cash	Agreed option price
March 7, 2006	Common stock	74,231	$0.83	$61,250	Finders’ fees	Fair value of stock when services rendered
March 7, 2006	Common stock	16,000	$1.19	$19,040	Payable settlement	Face value of payable
May 1, 2006	Common stock	122,333	$1.50	$183,500	Debt converted	Agreed conversion price
June 15, 2006	Common stock	684,615	$0.65	$445,000	Debt Converted	Agreed conversion price
June 22, 2006	Units of common stock and warrants	125,000 shares 125,000 warrants	$4.00	$500,000	Private placement	Agreed upon value of equity units
June 28, 2006	Common stock	75,000	$0.25	$18,750	Option exercise for cash	Agreed option price
June 28, 2006	Common stock	155,000	$1.89	$292,950	Services	Fair value of stock
June 28, 2006	Common stock	200,000	$1.89	$378,000	Equity Investment	Fair value of stock
June 28, 2006	Common stock	1,310,524	$0.98	$1,280,524	Warrant exercise for cash	Agreed warrant price

10.    Stock Based Compensation

Stock compensation expense under SFAS No. 123 (revised 2004) for the six months ended June 30, 2006 and 2005 was $5,785,460 and $Nil, respectively, resulting in an increase to operating expenses and net loss.  This expense increased basic and diluted loss per share by $0.36 and $0.00 for the six months ended June 30, 2006 and 2005, respectively. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not that the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized.

The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending June 30, 2006 equal to the expected option term.

Stock Options as of the Six Months Ended June 30, 2006:

The Company has no formal stock option plan.  On January 9, 2006, the Company’s Board of Directors approved a plan wherein members of the Board of Directors will be granted 200,000 options each at a strike price of $0.50 per share as compensation for their services to the Board of Directors.  For their services in future years, directors will be granted 200,000 options each at a strike price equal to market value on the date of grant.

The following table summarizes stock options outstanding and changes during the six months ended June 30, 2006:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value

Options outstanding at January 1, 2006	8,335,000	$0.42
Granted	2,200,000	2.80
Exercised	(525,000)	0.25

Options outstanding at June 30, 2006	10,010,000	$0.94	2.11	$11,889,050

Options exercisable at June 30, 2006	7,004,250	$0.87	2.13	$8,708,653

The total intrinsic value, or the difference between the exercise price and the market price on the date of exercise, of all options exercised during the six months ended June 30, 2006, was approximately $1,100,000.  Cash received from stock options exercised during the six months ended June 30, 2006 was $131,250. The Company did not realize any tax deductions related to the exercise of stock options during the period. The Company will record such deductions to additional paid in capital when realized.

Stock options outstanding and currently exercisable at June 30, 2006 are as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price

$0.25	2,485,000	1.56	$0.25	2,485,000	$0.25
$0.50	5,925,000	2.08	$0.50	3,588,000	$0.50
$1.50	250,000	4.67	$1.50	31,250	$1.50
$3.85	500,000	2.67	$3.85	500,000	$3.85
$4.20	850,000	2.86	$4.20	400,000	$4.20

	10,010,000	2.11		7,004,250	$0.87

Total estimated unrecognized compensation cost from unvested stock options as of June 30, 2006 was $3,151,934, which is expected to be recognized over a weighted average period of approximately 1.75 years.

The weighted average per share fair value of stock options granted during the six months ended June 30, 2006 and 2005 was $3.41 and $Nil, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Total estimated unrecognized compensation cost from unvested stock options as of June 30, 2006 was $3,151,934, which is expected to be recognized over a weighted average period of approximately 1.75 years.

The weighted average per share fair value of stock options granted during the six months ended June 30, 2006 and 2005 was $3.41 and $Nil, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

	Six Months Ended June 30,
	2006	2005
Volatility	188%	0%
Expected option term	3.1 years	1.75 – 2.75 years
Risk-free interest rate	4.86%	3.25%
Expected dividend yield	0%	0%

11.    Commitments and Contingencies

The Company is committed to provide a short term bridge financing note payable of up to $200,000 to Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.) bearing interest at 6% per annum to be repaid from the proceeds of equity raised.  At June 30, 2006, the Company had not advanced any funds under this note.

On May 24, 2006 the Company initiated a lawsuit against KLE Mineral Holdings, LLC seeking the recovery of $118,000 of deposits paid in respect of the purchase of certain coal leases in 2005.  The purchase was not completed and the vendor agreed in 2005 to refund the deposits, but subsequently failed to refund the monies.  The $118,000 of deposits was expensed by the Company in 2005.

On April 10, 2006, PIN Financial LLC initiated a lawsuit against the Company in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of the Company’s common stock in respect of the Company’s January 2006 issuance of $1,500,000 of secured convertible debentures to Cornell Capital Partners, LP.  Both the Company and Cornell Capital Partners, LP deny and dispute the claim and the Company will aggressively defend the action.

The Company is in dispute with Utah Oil Sands, Inc. in which the Company declined to purchase certain tar sands leases in Utah for consideration of 1,000,000 shares of the common stock of the Company.  The Company claimed the leases were not as represented and the parties agreed to terminate the purchase agreement in November 2005.  Legal action has not been initiated with respect to this dispute.

12.    Subsequent Events

On March 29, 2006, the Company entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate from Roboco Energy, Inc. to acquire certain assets of the P.D.C. Ball Limited Partnership.  Pursuant to the terms of the agreement, the Company agreed to purchase 90% of the Partnership’s right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons owned by the Partnership for the total of $17,660,000 in cash and 1,500,000 common shares.  On July 26, 2006, the Company closed this acquisition.

On March 27, 2006, the Company entered into a Stock Purchase Agreement with the stockholders of Barnico Drilling, Inc. (“Barnico”) to acquire 100% of the common stock of Barnico.  Barnico is a contract oil and gas drilling company located in Palestine, Texas.  The acquisition was closed on July 26, 2006 and the purchase price paid to the stockholders of Barnico consisted of $5,000,000 in cash and 2,500,000 common shares of the Company.

On July 25, 2006, the Company entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and Series A warrants to purchase 46,214,286 shares of common stock at an initial price of $1.40 per share until July 2011.  The senior secured notes bear interest at 9.15%, have a final maturity in July 2009 and are collateralized by all the Company’s assets.  Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007.  The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement.

The Company may require the holders to covert the senior secured convertible notes after the Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to July 25, 2009 if (1) certain conditions defined in the note agreement are satisfied, and (2) the closing sale price of the Company’s Common Stock exceeds 125% of the initial conversion price of the senior secured convertible notes.    If the Company elects to require such mandatory conversion, the Company shall issue Series B warrants exercisable at an initial price of $1.40 per share until July 2011 to the holders of the senior secured convertible notes to purchase the following percentage of the shares of the Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighed average price of the Company’s Common Stock expressed as a percentage of the conversion price:

Warrant Coverage	Arithmetic Average

70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300%+

Because the convertible secured notes have a feature wherein the conversion price resets and the common stock underlying the secured notes and the warrants have registration rights, the Company has analyzed the notes and warrants pursuant to EITF 00-19.  These provisions result in the bifurcation of the beneficial conversion feature and the warrant value from the debt and accounting for the features as a derivative liability with changes in fair value recorded in the income statement.

In conjunction with senior secured convertible notes financing, the total consulting fees and commissions paid were: $1,820,000 in cash, $850,000 in senior secured convertible notes and 4,735,715 in warrants entitling the holders to purchase shares of the Company’s common stock at prices ranging from $1.40 to $8.00 per share until July 2011.

On July 26, 2006, the 7,758,000 treasury shares were cancelled that were registered in the name of Wentworth Energy, Inc. and held in escrow.

On July 21, 2006 the Company concluded a private placement of $500,000 consisting of 357,143 units of the Company at $1.40 per unit.  Each Unit comprised one share of the Company’s $0.001 par value common stock and 2.09 share purchase warrants.  Each warrant entitles the holder to purchase one share of the Company’s common stock at any time prior to July 21, 2011 at $1.40 per share.

Barnico Drilling, Inc.

Report of Independent Registered Public Accounting Firm

To the Stockholders
Barnico Drilling, Inc.
Palestine, Texas

We have audited the balance sheets of Barnico Drilling, Inc. (“the Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnico Drilling, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas

June 23, 2006

/s/ HEIN & ASSOCIATES LLP
Hein & Associates LLP

Barnico Drilling, Inc.

Balance Sheets

	June 30,	December 31,
	2006	2005	2004
	(unaudited)
Assets
Current
Cash	$501,832	$460,661	$101,394
Accounts receivable, trade	—	34,875	11,000
Unbilled receivables	216,969	162,750	156,840
Interest receivable	—	5,265	1,755
Other receivable	—	—	37,855
Deferred tax asset	49,495	182,088	—
Advances to employees	18,292	8,505	20,522
Advances to employees, related party	—	15,000	—

Total current assets	786,588	869,144	329,366
Property and equipment, net	184,950	207,084	235,333
Notes receivable, related party	—	147,518	117,000

Total Assets	$971,538	$1,223,746	$681,699

Liabilities
Current
Accounts payable	$204,224	$639,407	$90,091
Accrued liabilities	76,042	85,647	52,336
Corporate income taxes payable	253,604	281,602	139,845
Deferred revenue	70,472	—	—
Operating advances due to related parties	47,692	40,000	130,831
Deferred tax liability	—	—	18,916
Notes payable, current portion	6,689	85,236	7,182

Total current liabilities	658,723	1,131,892	439,201
Notes payable, net of current portion	—	8,219	25,695
Deferred tax liability	20,308	20,306	32,769

Total Liabilities	679,031	1,160,417	497,665
Commitments and contingencies (note 11)

Stockholders’ Equity
Class A, voting stock, no par value 5,000 shares authorized and outstanding	1,000	1,000	1,000
Class B, non-voting stock, no par value 15,000 shares authorized and outstanding	—	—	—
Additional paid in capital	19,592	19,592	19,592
Retained earnings	271,915	42,737	163,442

Total Stockholders’ equity	292,507	63,329	184,034

Total Liabilities and Stockholders’ Equity	$971,538	$1,223,746	$681,699

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Operations

	Six months ended June 30,		Year ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)

Drilling Revenue	$3,134,753	$3,322,111	$7,543,471	$4,852,037

Operating expenses
Drilling expenses	1,640,772	1,885,692	4,497,974	2,557,013
Salaries and taxes	870,653	1,247,593	2,540,199	1,629,660
Depreciation	28,722	37,611	76,317	119,587
Other general and administrative	231,719	261,089	555,495	468,876

Total operating expenses	2,771,866	3,431,985	7,669,985	4,775,136

Operating income (loss)	362,887	(109,874)	(126,514)	76,901

Other items
Gain on sale of assets	—	—	—	1,127,630
Other income (expense), net	1,459	(882)	(63,119)	39,278
Interest expense	(571)	(104)	(2,782)	(161,395)

Total other income (expense)	888	(986)	(65,901)	1,005,513

Income (loss) before taxes	363,775	(110,860)	(192,415)	1,082,414

Provision (Benefit) for income taxes
Current	2,002	81,673	141,757	139,845
Deferred	132,595	(122,989)	(213,467)	252,369

Total income taxes (benefits)	134,597	(41,316)	(71,710)	392,214

Net income (loss)	$229,178	$(69,544)	$(120,705)	$690,200

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statement of Stockholders’ Equity (Deficit)

(activity subsequent to December 31, 2005 is unaudited)

For the period from January 1, 2004 to June 30, 2006

	Number of shares			Additional Paid in	Retained earnings
	Class A	Class B	Par value	Capital	(deficit)	Total

Balance January 1, 2004	1,000	—	$1,000	$19,592	$(526,758)	$(506,166)

Net income for the year	—	—	—	—	690,200	690,200

Balance December 31, 2004	1,000	—	1,000	19,592	163,442	184,034

Net loss for the year	—	—	—	—	(120,705)	(120,705)

Balance December 31, 2005	1,000	—	1,000	19,592	42,737	63,329

Exchange of 1,000 common shares for 5,000 Class A shares	4,000	—	—	—	—	—
Issuance of 15,000 Class B common shares	—	15,000	—	—	—	—

Net income for the period	—	—	—	—	229,178	229,178

Balance June 30, 2006 (unaudited)	5,000	15,000	$1,000	$19,592	$271,915	$292,507

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Cash Flows

	Six months ended June 30,		Year ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
Operating activities
Net income (loss) for the period	$229,178	$(69,544)	$(120,705)	$690,200
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	28,722	37,611	76,317	119,587
Gain on sale of assets	—	—	—	(1,127,630)
Deferred income tax expense (benefit)	132,595	(122,989)	(213,467)	252,369
Changes in operating assets and liabilities:
Trade accounts and other receivables	(14,079)	(19,361)	(38,663)	(151,209)
Advances to employees	5,213	1,927	(2,983)	(11,822)
Corporate income taxes payable	(27,998)	81,673	141,757	139,845
Accounts payable and accrued liabilities	(444,788)	295,023	582,627	(204,892)
Operating advances due to related parties	7,692	(60,982)	89,019	(77,499)
Deferred revenue	70,472	—	—	—

Net cash provided/(used) by operating activities	(12,993)	143,358	513,902	(371,051)

Investing activities
Acquisition of property and equipment	(6,588)	(8,500)	(10,213)	(90,843)
Proceeds from sale of assets	—	—	—	1,500,000
Advances under notes receivable	—	(205,000)	(205,000)	(117,000)
Repayments of notes receivable	147,518	—	—	—

Net cash provided/(used) by investing activities	140,930	(213,500)	(215,213)	1,292,157

Financing activities
Borrowings under financing agreements	—	—	150,000	38,402
Repayments on financing agreements	(86,766)	(9,454)	(89,422)	(945,012)

Net cash provided/(used) by financing activities	(86,766)	(9,454)	60,578	(906,610)

Increase (decrease) in cash	41,171	(79,596)	359,267	14,496

Cash, beginning of period	460,661	101,394	101,394	86,898

Cash, end of period	$501,832	$21,798	$460,661	$101,394

Supplemental cash flow information
Interest paid	$2,446	$104	$907	$331,590
Income taxes paid	$30,000	$—	$—	$—

Supplemental disclosure of noncash investing and financing information:
Transfer of common stock from sole shareholder to relatives	$—	$—	$—	$—
Offset of operating advances and notes receivable	$—	$—	$174,482	$—
Offset of operating advances and interest receivable	$—	$—	$5,368	$—
Settlement of other receivable with property	$—	$—	$37,855	$—

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Notes to the Financial Statements
(information as at June 30, 2006 and 2005 is unaudited)

1.              Nature of Operations

The company was incorporated in the State of Texas in 1992.  The company is a provider of contract land drilling services for oil and gas development companies in the East and South Texas regions.

2.              Significant Accounting Policies

a)     Unaudited Information

The balance sheet as of June 30, 2006 and the statements of operations and cash flows for the six months ending June 30, 2006 and 2005 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 3006 and the results of operations and cash flows for the six months ending June 30, 2006 and 2005.

b)     Cash and Cash Equivalents

For the purposes of reporting cash flows the company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

c)              Accounts Receivable

The company’s trade receivables consist of customer obligations for the provision of contract land drilling services.  The company extends credit based on management’s assessment of the customer’s financial condition, receivable aging, customer disputes and general business and economic conditions.  Management believes that no allowance for doubtful accounts is necessary at June 30, 2006 and 2005 and December 31, 2005 and 2004.

d)              Unbilled Receivables and Revenue Recognition

The Company recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management’s estimate of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled, as of period end and records an unbilled receivable for the percentage of the turnkey contract completed.  The costs related to turnkey contracts and day-work contracts are recognized as incurred.  The Company defers recognition of revenue on amounts received from customers for prepayment of services until those services are provided.

e)              Major Customers and Concentration of Credit Risk

As of June 30, 2006 and the six months then ended, two customers accounted for 80% of revenue and one customer accounted for 100% of trade and unbilled receivables.  For the six months ended June 30, 2005, three customers accounted for 43% of revenue.  As of December 31, 2005 and the year then ended, one customer accounted for 36% of revenue and 100% of trade and unbilled receivables.  As of December 31, 2004 and the year then ended, two customers accounted for 21% of revenue and one customer accounted for 24% of trade and unbilled receivables.

f)     Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, which range from five to twenty years.  Gains and losses on sales and retirements of property and equipment are reflected in income.

g)    Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired.  Recoverability of assets to be held and used is measured by a comparison of the carrying acmount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Management believes there was no impairment at June 30, 2006 and 2005 and December 31, 2005 and 2004.

h)             Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant estimates include the percentage of land drilling contracts completed.  It is reasonably possible those estimates could be revised in the near term and the revisions would be material.

i)                Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

3.              Employee Advances, related party

At December 31, 2005 the company had advanced $15,000 to a family member of the sole shareholder.  The advance was repaid in April 2006.

4.              Property and Equipment

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)

Automobiles and trucks	338,116	$337,117	$335,117
Furniture and fixtures	3,472	3,472	3,397
Office equipment	8,199	8,199	6,486
Rigs and equipment	354,540	348,951	304,671
Shop building	27,817	27,817	27,817
Shop tools	3,643	3,643	3,643

	735,787	729,199	681,131

Less: accumulated depreciation	(550,837)	(522,115)	(445,798)

	$184,950	$207,084	$235,333

During the year ended December 31, 2004 the company sold a drilling rig with a cost basis of $372,370 to Prospector (see Note 10) for proceeds of $1,500,000 and realized a gain on sale of $1,127,630.

5.              Notes Receivable, related party

The company held the following uncollateralized notes receivable from Rock Bottom Oil, a company under common control.  The notes were retired in 2006 (see Note 6).

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited

Note receivable, principal and interest due on maturity of June 2006, bearing interest at 3%.	$—	$117,000	$117,000

Note receivable, principal and interest due on maturity of May 2010, bearing interest at 3.5%	—	30,518	—

	$—	$147,518	$117,000

6.              Operating advances due to related parties

At June 30, 2006, December 31, 2005 and 2004, the company had received advances from a family member of the sole shareholder in the amount of $40,000, $40,000 and $130,831, respectively.  The advances are non-interest bearing, due on demand and repaid as cash flows allow.  In December 2005 the related party directed the company to offset certain amounts due to her against balances due under the related party notes receivable (Note 5).  At June 30, 2006, the Company had operating advances from the sole voting shareholder of $7,692 which are non-interest bearing and due on demand.

7.              Notes Payable

Notes payable consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)

Note payable to Ford credit bearing interest at 0% requiring monthly payments of principal, secured by a specific truck, repaid early in April 2006	$—	$10,402	$22,901

Note payable to GE capital bearing interest at 7.6% requiring monthly payments of principal and interest until maturity of June 2007, secured by specific equipment	6,689	8,053	9,976

Uncollateralized note payable to Horseshoe Energy, no formal terms of repayment, interest at 5%	—	75,000	—

	6,689	93,455	32,877

Less: current portion	(6,689)	(85,236)	(7,182)

	$—	$8,219	$25,695

8.              Stockholders’ Equity

From the inception of the Company to March 2006, the Company had 1,000 shares of authorized and issued common stock.   In March 2006, the sole shareholder amended the articles of incorporation to authorize 5,000 shares of Class A common stock and 15,000 shares of Class B common stock.  The only differentiation in the rights between the classes is that the Class A common stock has voting rights and the Class B common stock does not carry voting rights.

Additionally, in March 2006, the sole shareholder exchanged the 1,000 shares of common stock outstanding for 5,000 shares of Class A common stock and authorized the issuance of 15,000 total shares of Class B common stock to three relatives.

9.              Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)

Income (loss) for the period	$363,775	$(110,860)	$(192,415)	$1,082,414

Statutory rate	37%	37%	37%	37%

Income tax provision (benefit) calculated using the federal statutory income tax rate	$123,684	$(37,692)	$(65,421)	$368,021

State income taxes	10,913	(3,326)	(5,772)	32,472
Permanent differences	—	(298)	(517)	(8,279)

Total income tax provision	$134,597	$(41,316)	$(71,710)	$392,214

Deferred income taxes relate to temporary differences based on tax laws and statutory rates in effect at period end.  The following table summarizes our deferred tax assets and liabilities.

	June 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)
Payables not deducted for tax purposes	$129,774	$257,157	$43,834
Receivables not collected	(80,279)	(75,069)	(62,750)
Total current deferred tax assets (liabilities)	$49,495	$182,088	$(18,916)

Property and equipment	$(29,743)	$(29,741)	$(42,204)
Promotion costs available for deduction	9,435	9,435	9,435
Total long-term deferred tax assets (liabilities)	$(20,308)	$(20,306)	$(32,769)

10.       Related Party Transactions

During the periods, the Company engaged in the following additional transactions with related parties:

	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)
Site preparation costs paid to the brother of the controlling shareholder	$191,117	$86,801	$287,741	$75,384

Trade accounts payable to the brother of the controlling shareholder	$25,000	$—	$54,000	$—

From January 2005 through January 2006, the Company provided labor and drilling related expenses to operate a drilling rig owned by Prospector Ventures LLC (“Prospector”) at essentially a cost basis.  This rig accounted for approximated 26% of the Company’s operations during the year ended December 31, 2005. The sole shareholder of the Company, through an affiliated entity, was a minority owner of Prospector. The Company’s profit on the wells drilled on behalf of Prospector were minimal and in January 2006, the relationship was terminated.

11.       Commitments and Contingencies

Litigation

Occasionally, the Company is involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business.  Management does not believe that the ultimate resolution of any current matters will have a material effect on the Company’s financial position or results of operations.

Leases

The Company leases certain office and drilling equipment under noncancelable operating leases that expire at various dates through 2010. Rental expense was $73,546, $85,693 $164,857 and $59,484 in the six months ended June 30, 2006 and 2005 and the years ended December 31, 2005 and 20004, respectively. At December 31, 2005, future annual minimum lease payments under operating leases are as follows:

2006	$75,504
2007	$75,504
2008	$7,320
2009	$1,121
2010	$93

12.       Subsequent Events

On March 29, 2006, the shareholders of the Company entered into a Stock Purchase Agreement with Wentworth Energy, Inc. (“Wentworth”) to sell 100% of the common stock of the Company.  The transaction was closed on July 26, 2006 and the purchase price paid to the Company’s shareholders consisted of $5,000,000 in cash and 2,500,000 common shares of Wentworth. Additionally, the shareholders of Barnico received a 2% overriding royalty interest in certain wells to be drilled on the P.D.C. Ball mineral lands owned by Wentworth.

Wentworth Energy, Inc.

Unaudited Pro Forma Combined

Financial Statements

The unaudited pro forma combined financial statements were prepared to present the effect of the following transactions:

•                  Wentworth Energy, Inc. (“Wentworth”) entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants.

•                  The acquisition of 100.00% of Barnico Drilling, Inc. (“Barnico”) on July 26, 2006 for consideration of $5,000,000 cash and the issuance of 2,500,000 shares of common stock at a fair market value of $2.12 per share.

•                  The acquisition of a 90% interest in the P.D.C. Ball Partnership’s right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons owned by the Partnership (the “PDC Ball lands”) for a total of $17,660,000 in cash and 1,500,000 common shares at a fair market value of $2.12 per share.

The unaudited pro forma combined balance sheet gives effect to all of the transactions listed above as if they had occurred on June 30, 2006.

The unaudited pro forma combined statements of operations of Wentworth for the year ended December 31, 2005 and the six months ended June 30, 2006, give effect to all the transactions listed above as if they had occurred on January 1, 2005 and January 1, 2006 respectively.

The accompanying unaudited pro forma combined financial statements include:

•                  Wentworth’s historic balance sheet as of June 30, 2006 and results of operations for the year ended December 31, 2005 and the six months ended June 30, 2006;

•                  Barnico’s historic balance sheet as of June 30, 2006 and results of operations for the year ended December 31, 2005 and the six months ended June 30, 2006; and

•                  Royalty income from the 90% interest in the P.D.C. Ball lands for the year ended December 31, 2005 and the six months ended June 30, 2006.

The unaudited pro forma combined financial statements of Wentworth should be read in conjunction with the historical financial statements of Wentworth and Barnico and the related notes thereto. The unaudited pro forma combined financial statements of Wentworth are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ.  The unaudited pro forma combined financial statements of Wentworth are not necessarily indicative of the financial results that would have occurred had the transactions been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

Unaudited Pro Forma Combined

Statement of Operations

Six Months Ended June 30, 2006

	Wentworth	Barnico			Combined
	Energy, Inc.	Drilling, Inc.	Pro Forma		Pro Forma
	06/30/06	06/30/06	Adjustments		Amounts
Revenue
Drilling revenue	$—	$3,134,753	$—		$3,134,753
Oil and gas revenue	41,889	—	350,000	(b)	391,889

	41,889	3,134,753	350,000		3,526,642

Administrative and operating expenses
Consulting (including stock based compensation)	6,002,605	—	—		6,002,605
Depreciation and depletion	1,974	28,722	302,917		333,613
Drilling expenses	—	1,640,772	—	(a)	1,640,772
Investor relations	727,031	—	—		727,031
Management fees	149,270	—	—		149,270
Office and miscellaneous	81,917	231,719	—		313,636
Production costs	68,758	—	—		68,758
Professional fees	528,951	—	—		528,951
Property evaluation costs	22,174	—	—		22,174
Regulatory fees	8,434	—	—		8,434
Rent	17,739	—	—		17,739
Salaries and taxes	—	870,653	—		870,653
Transfer agent	2,350	—	—		2,350
Travel	55,499	—	—		55,499

	7,666,702	2,771,866	302,917		10,741,485

Operating income (loss)	(7,624,813)	362,887	47,083		(7,214,843)

Other Items
Interest income	6,813	1,459	—		8,272
Interest and financing costs	(944,378)	(571)	(7,461,376)		(8,406,325)
Loss on contracts	(4,059,890)	—	(83,285,550	)(a)	(87,345,440)
Equity in loss of investment	(117,942)	—	—		(117,942)

	(5,115,397)	888	(90,746,926)		(95,861,435)

Income (loss) before taxes	(12,740,210)	363,775	(90,699,843)		(103,076,278)

Income taxes
Current	—	2,002	(2,002	)(c)	—
Deferred	—	132,595	(132,595	)(c)	—

	—	134,597	(134,597)		—

Net income (loss)	$(12,740,210)	$229,178	$(90,565,246)		$(103,076,278)
Loss per share – Basic and fully diluted	$(0.80)		(4.32)		$(5.12)
Weighted average shares outstanding – Basic and fully diluted	15,890,850		4,250,000	(d)	20,140,850

See accompanying notes

Unaudited Pro Forma Combined

Statement of Operations

Year Ended December 31, 2005

	Wentworth	Barnico			Combined
	Energy, Inc.	Drilling, Inc.	Pro Forma		Pro Forma
	12/31/05	12/31/05	Adjustments		Amounts
Revenue
Drilling revenue	$—	$7,543,471	$—		$7,543,471
Oil and gas revenue	29,673	—	700,000	(b)	729,673

	29,673	7,543,471	700,000		8,273,144

Administrative expenses
Consulting (including stock based compensation)	715,197	—	—		715,197
Depreciation and depletion	619	76,317	605,833	(b), (c)	682,769
Drilling expenses	—	4,497,974	—		4,497,974
Management fees	270,575	—	—		270,575
Office and miscellaneous	42,165	—	—		42,165
Production costs	54,578	555,495	—		610,073
Professional fees	86,663	—	—		86,663
Promotion	102,100	—	—		102,100
Property evaluation costs	10,000	—	—		10,000
Regulatory fees	7,034	—	—		7,034
Rent	8,333	—	—		8,333
Salaries and taxes	—	2,540,199	—		2,540,199
Transfer agent	6,531	—	—		6,531
Travel	55,428	—	—		55,428
Write down of oil and gas properties	312,200	—	—		312,200

	1,671,423	7,669,985	605,833		9,947,241

Operating income (loss)	(1,641,750)	(126,514)	94,167		(1,674,097)

Other Items
Interest and financing costs	(153,829)	(65,901)	(4,473,145	)(a)	(4,692,875)
Loss on contracts	—	—	(30,185,176	)(a)	(30,185,176)
Write down of option payments	(100,000)	—	—		(100,000)

	(253,829)	(65,901)	(34,658,321)		(34,978,051)

Loss before taxes	(1,895,579)	(192,415)	(34,564,154)		(36,652,148)

Income taxes
Current	—	141,757	(141,757	)(c)	—
Deferred	—	(213,467)	213,467	(c)	—

	—	(71,710)	(71,710)		—

Net loss	$(1,895,579)	$(120,705)	$(34,635,864)		$(36,652,148)

Loss per share – Basic and fully diluted	$(0.17)		(2.25)		$(2.42)
Weighted average shares outstanding – Basic and fully diluted	10,921,989		4,250,000	(d)	15,171,989

See accompanying notes

Unaudited Pro Forma Combined

Balance Sheet

June 30, 2006

					Combined
	Wentworth	Barnico	Pro Forma		Pro Forma
	Energy, Inc.	Drilling, Inc.	Adjustments		Amounts
Assets

Current
Cash	$9,274	$501,832	$7,020,000	(a),(b),(c)	$7,531,106
Accounts receivable	—	216,969	—		216,969
Other receivables	18,750	—	—		18,750
Prepaid expenses and deposits	616,435	—	—		616,435
Deferred tax asset	—	49,495	—		49,495
Advances to employees	—	18,292	—		18,292

	644,459	786,588	7,020,000		8,451,047

Oil and gas property	2,139,261	—	26,674,395	(b),(c)	28,813,656
Equipment	26,757	184,950	5,760,000	(c)	5,971,707
Investment in Redrock Oil Sands, Inc.	365,527	—	—		365,527
Deferred finance costs	251,838	—	9,323,163	(a)	9,575,001

	$3,427,842	$971,538	$48,777,558		$53,176,938

Liabilities

Current
Bank overdraft	$247,827	$—	$—		$247,827
Accounts payable and accrued liabilities	434,698	280,266	—		714,964
Income taxes payable	—	253,604			253,604
Deferred revenue	—	70,472			70,472
Notes payable	500,000	6,689			506,689
Due to related parties	221,263	47,692			268,955
Derivative contract liability	5,559,890	—	116,503,804	(a)	122,063,694

	6,963,678	658,723	116,503,804		124,126,205

Deferred tax liability	—	20,308	—		20,308
Convertible debentures payable	1,055,000	—	32,350,000	(a)	33,405,000
Discount on convertible debentures payable	(885,347)	—	(32,350,000	)(a)	(33,235,347)

	7,133,331	679,031	116,503,804		124,316,166

Stockholders’ Equity (Deficit)

Common stock	26,331	1,000	3,250	(a),(b),(c)	30,581
Additional paid in capital	11,058,033	19,592	10,043,060	(a),(b),(c)	21,120,685
Treasury stock	(7,758)	—	—		(7,758)
Retained earnings (deficit)	(14,782,095)	271,915	(77,772,556	)(a),(c)	(92,282,736)

	(3,705,489)	292,507	(67,726,246)		(71,139,228)

	$3,427,842	$971,538	$48,777,558		$53,176,938

See accompanying notes

Wentworth Energy, Inc.

Notes to the Unaudited Pro Forma Combined

Financial Statements

The pro forma adjustments are described in (a) through (d) below and the following tables.

a.               Closing of July 25, 2006 Financing

On July 25, 2006, the Company entered into a securities purchase agreements (the “Purchase Agreements”) with several investors pursuant to which the investors purchased 9.15% secured senior convertible notes with a principal amount of $31,500,000, and Series A warrants to purchase 45,000,000 shares of the Company’s common stock until July 25, 2011 at $1.40 per share.  The Company incurred financing costs of $1,820,000 cash, issued an additional $850,000 of 9.15% secured senior convertible notes (no cash received), issued an additional 1,214,287 Series A warrants, and issued an additional 2,771,429 warrants exercisable at $1.40 for a period of 5 years (to be registered subsequently).

Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007.  The notes are convertible into common stock at the holders’ option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement.

Because the senior secured convertible notes have a feature wherein the conversion price resets and the common stock underlying the senior secured convertible notes and the warrants have registration rights, the Company has analyzed the notes and warrants pursuant to EITF 00-19.  These provisions result in the bifurcation of the beneficial conversion feature and the warrant value from the debt and accounting for the features as a derivative liability with changes in fair value recorded in the income statement.

In connection with the senior secured convertible notes, the Company recorded a $32,350,000 debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force.  The debt discount will be amortized over the life of the related debenture.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $113,687,991 has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.  In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The fair value of the derivative contract liability related to these convertible notes at June 30, 2006 was $116,503,804.

i)                 To record annual coupon interest expense on the senior secured convertible notes;

ii)              To record the accretion of the debt discount over the 3 year term of the senior secured convertible notes;

iii)           To record the amortization of the financing costs over the 3 year term of senior secured convertible notes; and

iv)          To record the loss on the derivative liability contract related to the conversion feature and warrants attached to the senior secured convertible notes.

b.     P.D.C. Ball Limited Partnership Acquisition

On March 29, 2006, the Company entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate from Roboco Energy, Inc. to acquire certain assets of the P.D.C. Ball Limited Partnership.  Pursuant to the terms of the agreement, the Company agreed to purchase 90% of the Partnership’s right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons owned by the Partnership for the total of $17,660,000 in cash and 1,500,000 common shares.  On July 26, 2006, the Company closed this acquisition.  The Company incurred acquisition costs to a consultant of 250,000 common shares (valued at $457,500), and issued 400,000 warrants exercisable at $5.00 and 350,000 warrants exercisable at $8.00, both exercisable for a period of 5 years.

i)                 To record approximate royalty income and depletion expense from the acquired royalty interests for the periods.

c.     Barnico Drilling, Inc. Acquisition

On March 27, 2006, the Company entered into a Stock Purchase Agreement with the stockholders of Barnico Drilling, Inc. (“Barnico”) to acquire 100% of the common stock of Barnico.  Barnico is a contract oil and gas drilling company located in Palestine, Texas.  The acquisition was closed on July 26, 2006 and the purchase price paid to the stockholders of Barnico consisted of $5,000,000 in cash and 2,500,000 common shares of the Company. The purchase price in excess of the fair value of assets acquired related to the Barnico acquisitions was allocated to oil and gas properties as the purchase of Barnico was consummated to drill the P.D.C. Ball mineral interests closed concurrently with Barnico. Additionally, there was common beneficial ownership between the sellers.

i)                 To record depreciation on the $5,760,000 fair market value increase to rig equipment purchased, rig equipment is amortized straight-line over 15 years; and

ii)              To recover taxes no longer payable due to loss carry forwards available on a consolidated basis.

d.     Earnings per share

The weighted average number of shares outstanding on a basic and fully diluted basis has been adjusted to reflect the issuance of 250,000 (acquisition cost P.D.C. Ball Lands), 1,500,000 (purchase of P.D.C. Ball lands) and 2,500,000 (purchase of Barnico), or a total of 4,250,000 common shares as though those shares were outstanding from January 1, 2005 and January 1, 2006 respectively.

The above unaudited pro forma adjustments to the balance sheet are summarized as follows:

	Convertible note financing	Purchase of P.D.C. Ball lands	Purchase of Barnico	Net pro forma adjustment

Cash	$31,500,000
	(1,820,000)	$(17,660,000)	$(5,000,000)

	29,680,000	(17,660,000)	(5,000,000)	7,020,000

Equipment	—	—	5,760,000	5,760,000

Oil and gas property	—	22,422,902	4,251,493	26,674,395

Deferred finance costs	9,323,163	—	—	9,323,163

Derivative contract liability	(116,503,804)	—	—	(116,503,804)

Senior convertible notes	(32,350,000)	—	—	(32,350,000)
Discount on senior convertible notes	32,350,000	—	—	32,350,000

Common shares	—	(1,750)	(1,500)	(3,250)

Additional paid in capital	—	(4,761,152)	(5,281,908)	(10,043,060)

Retained earnings (deficit)	77,500,641	—	271,915	77,772,556

The above unaudited pro forma adjustments to the income statement are summarized as follows:

	6 months ended June 30, 2006	Year ended December 31, 2005

Oil and gas royalty revenue
6 months x $58,333	$350,000
12 months x $58,333		$700,000

Depletion and depreciation
6 months x $18,486, on PDC Ball lands	110,917
12 months x $18,486, on PDC Ball lands		221,833
Rig equipment of $5,760,000/ 15 x 6 months	192,000
Rig equipment of $5,760,000/ 15 x 12 months		384,000

	$302,917	$605,833

Interest and financing costs
Coupon interest at 9.15%	1,480,000	2,960,025
Amortization of financing costs, fair value at: January 1, 2006 completion date $4,622,000	770,393
January 1, 2005 completion date $2,791,000		930,451
Accretion of discount on notes, fair value at: January 1, 2006 completion date $31,266,000	5,210,983
January 1, 2005 completion date $1,748,000		582,669

	$7,461,376	$4,473,145

Loss on derivative contracts
Difference in fair value of liability between: January 1, 2006 and June 30, 2006	$83,285,550
January 1, 2005 and December 31, 2005		$30,185,176

Until       , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Oklahoma General Corporation Act (the “Act”) our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•              for any breach of the director’s duty of loyalty to the Company or its shareholders,

•              for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•              under Section 1053 of the Act, or

•              for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending and such proceeding in advance of its final disposition, provided that the indemnified person undertake to repay all amounts so advanced if he or she is ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC Registration fee	19,806
Accounting fees and expenses*
Legal fees and expenses*
Other fees and expenses*
TOTAL*

* to be provided by amendment

Item 26.  Recent Sales of Unregistered Securities.

The following table describes all securities we issued within the past three years without registering the securities under the Securities Act.  No underwriters were involved in any such issuance.

Date	Description	Number		Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jan 1, 2003	Common stock	140,000	(A)	Mark A. Robertson	$140	Cash	Sec. 4(2)
Feb 22, 2005	Common stock	2,000,000	(A)	Firemark Capital, LLC	$2,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	625,000	(A)	Paradigm Process Inc.	$6,250	Cash	Reg. S
Mar 15, 2005	Common stock	625,000	(A)	USGL Holdings Inc.	$6,250	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	100,000	(A)	Peter Henricsson	$1,000	Services(B)	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	Fay Russell	$5,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	750,000	(A)	Biarritz Productions Inc.	$7,500	Cash	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	LNG Consulting	$5,000	Cash	Sec. 4(2)
Mar 24, 2005	Common stock	2,315,000		Various	Nil	2:1 stock split	n/a
Apr 20, 2005	Common stock	50,000		Daniel Leonard	$12,500	Services(C)	Sec. 4(2)
May 12, 2005	Common stock	96,000		556369 BC Ltd.	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		Alan Sedgwick	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Atlantic Contractors Ltd.	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Russell Shiels	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Calderan Ventures Ltd.	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		USGL Holdings Inc.	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	96,000		Christopher J. Wensley	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Daryl Pollock	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Debbie Gyles	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Finn R. Ronne	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Jeff A. Goodwin	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	192,000		James D. Romano	$192	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		John Pyle	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	116,000		Malcolm Bell	$116	Stock(D)	Reg. S
May 12, 2005	Common stock	8,000		Mark E. Atha	$8	Stock(D)	Sec. 4(2)
May 12, 2005	Common stock	120,000		PB Energy Partners Ltd	$120	Stock(D)	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
May 12, 2005	Common stock	8,000	Roger J. Latta	$8	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000	Wallace Family Trust	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	60,000	665305 BC Ltd.	$60	Stock(D)	Reg. S
Jun 6, 2005	Common stock	50,000	Sea Ridge Enterprises	$12,500	Debt settled(E)	Reg. S
Jun 6, 2005	Common stock	40,000	Antonio Fiorino	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Paula Romano	$10,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	30,000	Christopher Wensley	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Lori Young	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Star of Texas Energy	$5,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	80,000	Gino Punzo	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	John Mangion	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Julia Zuzek	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Carmine Amorelli	$500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Gennaro Loverro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Gary Francis Blackburn	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	1,000	Sabato Risi	$250	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Sabato Delli Santi	$500	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Amorelli Investment Ltd	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Rosetta Petra	$500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Bradley Bucoviz	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Rodney Roemer	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Charlene Steward	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Liseta Tuna	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	15,000	Domingos Nunes	$3,750	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	John A. Thiessen	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Steven Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Aron Zipursky	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Raymond Paisi	$3,000	Cash	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jun 6, 2005	Common stock	6,000	Walter Kuettel	$1,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Antonio Punzo	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Adriana Vescovi	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Giovanni Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vince Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Linda Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Lidia Ranallo	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vincent Scali	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Giuseppe Barillaro	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Robert Prasloski	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernesto Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Antonio Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Cindi Holt	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Sea Ridge Enterprises	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Richard T. Samuelson	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Darrel Fry	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Mervyn Fry	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Paulo Rubino	$15,000	Bonus(F)	Reg. S
Jun 6, 2005	Common stock	17,857	Alan Sedgwick	$12,500	Finder’s fee(G)	Reg. S
Aug 4, 2005	Common stock	6,000	Dr John A. Thiessen Inc	$1,500	Bonus(H)	Reg. S
Aug 4, 2005	Common stock	40,000	Caren Holtby	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Nautilus Capital Corp.	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Derek Lanser	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Patrick Forseille	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Sandra Burnett	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Admiralty Fund Ltd.	$40	Stock(D)	Reg. S
Aug 4, 2005	Warrants	120,000	Kelburn Corporation	nil	n/a	Reg. S
Aug 4, 2005	Common stock	120,000	Kelburn Corporation	$90,000	Cash	Reg. S
Aug 4, 2005	Common stock	400,000	Warrior Capital, LLC	$100,000	Services(I)	Sec. 4(2)

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
Aug 4, 2005	Common stock	20,833	Crosscheck Capital, LLC	$5,208	Services(J)	Sec. 4(2)
Aug 4, 2005	Common stock	15,000	Barry Forward	$3,750	Services(K)	Reg. S
Aug 4, 2005	Common stock	9,000	Daniel Leonard	$6,750	Services(L)	Sec. 4(2)
Sep 1, 2005	Common stock	(500,000)	Fay Russell	$(5,000)	Cancellation	n/a
Sep 13, 2005	Common stock	100,000	Kelburn Corporation	$25,000	Origination fee(M)	Reg. S
Sep 13, 2005	Common stock	41,667	Crosscheck Capital, LLC	$10,417	Services(N)	Sec. 4(2)
Sep 13, 2005	Common stock	15,000	Barry Forward	$3,750	Services(O)	Reg. S
Sep 13, 2005	Common stock	6,000	Daniel Leonard	$7,140	Services(P)	Sec. 4(2)
Sep 28, 2005	Common stock	8,000	James B. Speers Jr.	$6,480	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	1,000	James B. Speers III	$810	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	John M. Speers	$405	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	Amy M. Green	$405	Asset	Sec. 4(2)
Oct 31, 2005	Common stock	80,000	Gino Punzo	$20,000	Finder’s fee(Q)	Reg. S
Nov 3, 2005	Common stock	100,000	Steve Powers	$83,000	Finder’s fee(R)	Sec. 4(2)
Dec 30, 05	Common stock	207,000	Bentley Corporation	$ 103,500	Cash	Reg. S
Dec 30, 05	Warrants	207,000	Bentley Corporation	nil	n/a	Reg. S
Dec 30, 05	Common stock	10,000	Bradley Johnson	$ 5,000	Cash	Reg. S
Dec 30, 05	Warrants	10,000	Bradley Johnson	nil	n/a	Reg. S
Dec 30, 05	Common stock	583,524	Coach Capital LLC	$291,762	Cash	Sec. 4(2)
Dec 30, 05	Warrants	583,524	Coach Capital LLC	nil	n/a	Sec. 4(2)
Dec 30, 05	Common stock	400,000	Kelburn Corporation	$200,000	Cash	Reg. S
Dec 30, 05	Warrants	400,000	Kelburn Corporation	nil	n/a	Reg. S
Dec 30, 05	Common stock	11,000	Will Kells	$5,500	Cash	Reg. S
Dec 30, 05	Warrants	11,000	Will Kells	nil	n/a	Reg. S
Dec 30, 05	Common stock	10,000	Dick Leung	$5,000	Cash	Reg. S
Dec 30, 05	Warrants	10,000	Dick Leung	nil	n/a	Reg. S
Dec 30, 05	Common stock	46,230	James O’Callaghan	$23,115	Cash	Reg. S
Dec 30, 05	Warrants	46,230	James O’Callaghan	nil	n/a	Reg. S
Dec 30, 05	Common stock	20,000	Steve Sanders	$10,000	Cash	Reg. S
Dec 30, 05	Warrants	20,000	Steve Sanders	nil	n/a	Reg. S
Dec 30, 05	Common stock	10,000	Ravdeep Sidhu	$5,000	Cash	Reg. S
Dec 30, 05	Warrants	10,000	Ravdeep Sidhu	nil	n/a	Reg. S
Dec 30, 05	Common stock	10,000	Kevin Spence	$5,000	Cash	Reg. S
Dec 30, 05	Warrants	10,000	Kevin Spence	nil	n/a	Reg. S
Dec 30, 05	Common stock	41,000	Karen Thiessen	$20,500	Cash	Reg. S
Dec 30, 05	Warrants	41,000	Karen Thiessen	nil	n/a	Reg. S
Dec 30, 05	Common stock	10,000	Michael Yannacopoulos	$5,000	Cash	Reg. S
Dec 30, 05	Warrants	10,000	Michael Yannacopoulos	nil	n/a	Reg. S
May 1, 2006	Common stock	122,333	Paulo Rubino	$183,500	Conversion of convertible debt	Reg. S
Jun 15, 2006	Common stock	684,615	Cornell Capital Partners, LP	$445,000	Conversion of convertible debt	Sec. 4(2)
Jun 22, 2006	Common Stock	125,000	Prophetic Limited	$500,000	Private placement of units for cash	Reg. S
Jun 22, 2006	Warrants	125,000	Prophetic Limited	Nil	Warrants attached to units	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jun 28, 2006	Common stock	25,000	Rosanna Huber	$6,250	Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Severino Amorelli	$6,250	Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Daniel Leonard	$6,250	Exercise of stock options for cash	Sec 4(2)
Jun 28, 2006	Common stock	125,000	Crosscheck Capital, LLC	$236,250	Investor relations services provided by the Purchaser(S)	Sec. 4(2)
Jun 28, 2006	Common stock	30,000	Barry Forward	$56,700	Public relations services provided by the Purchaser(T)	Reg. S
Jun 28, 2006	Common stock	200,000	Petromax Technologies, LLC	$378,000	Equity investment	Sec. 4(2)
Jun 28, 2006	Common stock	120,000	Kelburn Corporation	$90,000	Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	400,000	Kelburn Corporation	$400,000	Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	207,000	Bentley Corporation	$207,000	Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	583,524	Coach Capital LLC	$583,524	Exercise of warrants for cash	Sec. 4(2)
July 26, 2006	Common stock	625,000	George D. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	JoAnn Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	H. E. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	LaDeena Barnes Smith	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	1,500,000	Roboco Energy, Inc.	$3,182,000	Anderson, Freestone and Jones Counties mineral rights	Sec. 4(2)

(A)          Adjusted for the 2:1 forward stock split March 24, 2005.

(B)           On March 15, 2005, we issued 100,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $1,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(C)           On April 20, 2005, we issued 50,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(D)          Stock in Wentworth Oil & Gas, Inc.

(E)           The settled debt was a trade invoice dated February 15, 2005 in the amount of $12,500 for which the creditor agreed to accept shares of common stock valued at $0.25 per share.

(F)           On June 6, 2005, we issued 30,000 shares of our common stock as a bonus on a $183,500 unsecured convertible loan advanced to the Company, in lieu of $15,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(G)           On June 6, 2005, we issued 17,857 shares of our common stock as a finder’s fee on a $183,500 unsecured convertible loan advanced to the Company, in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(H)          On August 4, 2005, we issued 6,000 shares of our common stock as a bonus on a $20,000 unsecured convertible loan advanced to the Company, in lieu of $1,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(I)            On August 4, 2005, we issued 400,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $100,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(J)            On August 4, 2005, we issued 20,833 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $5,208 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(K)          On August 4, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(L)           On August 4, 2005, we issued 9,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $6,750 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(M)         On September 13, 2005, we issued 100,000 shares of our common stock as an origination fee on a $1,000,000 unsecured convertible line of credit advanced to the Company, in lieu of $25,000 in cash compensation.   The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(N)          On September 13, 2005, we issued 41,667 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $10,417 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(O)          On September 13, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(P)           On September 13, 2005, we issued 6,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $7,140 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(Q)          On October 31, 2005, we issued 80,000 shares of our common stock as a finder’s fee on a 896,000-share private placement completed in June 2005, in lieu of $20,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(R)           November 3, 2005, we issued 100,000 shares of our common stock as a finder’s fee in respect of oil and gas lease acquisitions, in lieu of $83,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(S)           On June 28, 2006, we issued 125,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $236,250 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(T)           On June 28, 2006, we issued 30,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $56,700 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(U)          With respect to sales designated by “Sec. 4(2),” these shares were issued pursuant to the exemption from registration contained in to Section 4(2) of the Securities Act of 1933 as privately negotiated, isolated, non-recurring transactions not involving any public offer or solicitation.  Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(V)           With respect to sales designated by “Reg. S,” these shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the each purchaser that the purchaser was not a "U.S. person," as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person. Each purchaser further represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27.  Exhibits.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Wentworth Energy Inc., an Oklahoma corporation.

Exhibit Number	Description
Exhibit 3.1

Certificate of Incorporation (incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.1.1	Amendment to the Certificate of Incorporation (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated March 2, 2005 (File No. 000-32593))

Exhibit 3.1.2	Amendment to the Certificate of Incorporation (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated June 21, 2006 (File No. 000-32593))

Exhibit 3.2	Bylaws (incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.2.1	Amended Bylaws (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 4.1

Specimen common stock Certificate (incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593)

Exhibit 4.2

Form of 10% Secured Convertible Debenture, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.3

Form of Warrant to purchase common stock at an exercise price of $0.60 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.4

Form of Warrant to purchase common stock at an exercise price of $0.80 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.5

Form of Warrant to purchase common stock at an exercise price of $1.00 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.6	Form of Senior Secured Convertible Note dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 4.7	Form of Warrant dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

* Exhibit 5.1	Form of opinion of Dieterich & Associates

Exhibit 10.1

Option Agreement between the Company and the limited liability members and interest holders of KLE Mineral Holdings, LLC, a Kentucky limited liability company, Sam P. Burchett and Stephen G. Lunn, dated March 28, 2005 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

Exhibit 10.2

Acquisition Agreement between the company and the limited liability company members and the interest holders of KLE Mineral (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

* Filed herewith.

Exhibit 10.3	Management Agreement by and between the Company and Paradigm Process, Inc. dated April 2, 2005 (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.4

Management Agreement by and between the Company and Panterra Capital Inc., dated October 1, 2005 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-Q dated November 16, 2005 (File No. 000-32593))

Exhibit 10.5	Management Agreement by and between the Company and C4 Capital Advisory Inc. dated April 2, 2005 (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.6	Consulting Agreement by and between the Company and James F. Whiteside dated October 14, 2005 (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

* Exhibit 10.7	Consulting Agreement by and between Daniel M. Leonard dated October 1, 2005

Exhibit 10.8

Agreement by and between Company and Coach Capital, LLC for line of credit, dated September 13, 2005 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated September 16, 2005 (File No. 000-32593))

Exhibit 10.9

Securities Purchase Agreement by and between the Company and Cornell Capital, LP, dated January 12, 2006 (incorporated by reference to the Exhibit 4.1 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.10

Security Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006, in connection with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.11

Subsidiary Security Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006, in connection with the Securities Purchase Agreement (incorporated by reference to the Exhibit 4.3 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.12

Investor Registration Rights Agreement by and between the Company and Cornell Capital Partners, LP, in connection with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.13	Form of Stock Option Agreements (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.14	Stock Option Agreement with Mr. John Punzo dated March 27, 2006 (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.15	Stock Option with Mr. John Punzo dated May 29, 2006 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.16	Stock Option Agreement with Mr Gordon McDougall dated May 29, 2006 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.17	Stock Option Agreement with Mr. Severino Amorelli dated May 29, 2006 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB dated August 16, 2006)

* Filed herewith.

Exhibit 10.18	Stock Option Agreement with Mr. Roger D. Williams dated February 15, 2006 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.19	Stock Option Agreement with Mr. Neil Lande dated June 15, 2006 (incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.20	Securities Purchase Agreement dated July 25, 2006 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.21

Registration Rights Agreement by and among the Company, Castlerigg Master Investments Ltd., Cornell Capital Partners, LP, Highbridge Capital Management, LLC, CAMOFI Master LDC, GunAllen Financial, Inc. and Sam DelPresto dated July 25, 2006 (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.22	Security Agreement by and between the Company and dated July 25, 2006 (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.23

Intercreditor and Subordination Agreement by and among the Company, Wentworth Oil & Gas, Inc., Cornell Capital Partners, LP and Castlerigg Master Investments Ltd. dated July 25, 2006 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 10.24

Pledge Agreement by the Company and Wentworth Oil & Gas, Inc. dated July 25, 2006 (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.25	Guaranty Agreement by Wentworth Oil & Gas, Inc. dated July 25, 2006 (incorporated by reference to Exhibit 4.18 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.26

Letter Agreement by and between the Company and Cornell Capital Partners, LP dated July 20, 2006 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.27

Letter Agreement by and between the Company and Cornell Capital Partners, LP dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.28

Placement Agent Agreement by and between the Company and Ehrenkrantz King Nussbaum, Inc. dated April 5, 2006, as amended June 30, 2006 (incorporated by reference to Exhibits 10.8, 10.9 and 10.10 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.29

Investment Banking Agreement by and between Wentworth Energy, Inc. and GunnAllen Financial, Inc. dated April 7, 2006, as amended July 17, 2006 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.30

Professional Services Agreement by and between Wentworth Energy, Inc. and Cole Business Development, LLC dated June 7, 2006 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.31

Engagement Agreement by and between Wentworth Energy, Inc. and Sam Del Presto dated April 12, 2006, as amended April 12, 2006, as further amended July 7, 2006, as further amended July 21, 2006 and as further amended July 23, 2006 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

* Exhibit 10.32	Pledge Agreement by Barnico Drilling, Inc. dated August 8, 2006

* Filed herewith.

* Exhibit 10.33	Guaranty Agreement by Barnico Drilling, Inc. dated August 8, 2006

* Exhibit 10.34	Joinder Agreement by and between Barnico Drilling, Inc. and Castlerigg Master Investments, Ltd. dated August 8, 2006

10.37	Consulting Agreement between Wentworth Energy, Inc. and Michael S. Studdard dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.38	Consulting Agreement between Wentworth Energy, Inc. and George Barnes, dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.39	Consulting Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 25, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.40

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated July 1, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.41

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated July 1, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.42

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 1, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.43

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated July 4, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.44

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated July 4, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

10.45

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 4, 2006 (incorporated by reference to the Exhibits to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 14.1	Code of Ethics and Business Conduct for Officers, Directors and Employees (incorporated by reference to the Exhibits to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 16.1	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated April 15, 2005 (File No. 000-32593))

Exhibit 16.2	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated May 3, 2006 (File No. 000-32593))

Exhibit 21	Subsidiaries of the Company

* Exhibit 23.1	Consent of Dieterich & Associates (included with Exhibit 5.1)

* Exhibit 23.2	Consent of Hein & Associates LLP

* Exhibit 23.3	Consent of MacKay LLP

Exhibit 99.1	Press Release dated July 25, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated July 27, 2006 (file No. 000-32593))

Item 28.  Undertakings.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)                                     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)                               Include any additional or changed material information on the plan of distribution.

* Filed herewith.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)          Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Forth Worth, Texas on August 24, 2006.

WENTWORTH ENERGY, INC.

By:	/s/ John Punzo
John Punzo
Chief Executive Officer, Chairman and Director

By:	/s/ Francis K. Ling
Francis K. Ling
Chief Financial Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Punzo and Francis K. Ling, and each of them acting alone, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ John Punzo
John Punzo	Chief Executive Officer, Chairman	August 24, 2006
and Director
(Principal Executive Officer)

/s/ Francis K. Ling
Francis K. Ling	Chief Financial Officer and Director	August 24, 2006
(Principal Financial and
Accounting Officer)

Michael S. Studdard	President and Director	August 24, 2006

George D. Barnes	Vice President of Operations	August 24, 2006
and Director

[Signatures continued on next page]

[Signatures continued from previous page]

/s/ Gordon C. McDougall
Gordon C. McDougall	Director	August 24, 2006

/s/ Neil Lande
Neil Lande	Director	August 24, 2006

Roger D. Williams	Director	August 24, 2006